    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1999.
                                                      REGISTRATION NO. 333-81819
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------

                                  FORM S-11/A
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        AMERICAN CHURCH MORTGAGE COMPANY
        (Exact name of registrant as specified in governing instruments)

                           10237 YELLOW CIRCLE DRIVE
                          MINNETONKA, MINNESOTA 55343
             (Address of principal executive offices of registrant)

                    DAVID G. REINHART, PRESIDENT & TREASURER
                        AMERICAN CHURCH MORTGAGE COMPANY
                           10237 YELLOW CIRCLE DRIVE
                          MINNETONKA, MINNESOTA 55343
                    (Name and address of agent for service)

                            ------------------------

                                   COPIES TO:

                             PHILIP T. COLTON, ESQ.
                               MAUN & SIMON, PLC
                        2000 MIDWEST PLAZA BUILDING WEST
                               801 NICOLLET MALL
                             MINNEAPOLIS, MN 55402
                             (Counsel for Company)

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF SECURITIES            AMOUNT BEING          OFFERING PRICE            AGGREGATE            AMOUNT OF
       BEING REGISTERED               REGISTERED            PER SHARE(2)         OFFERING PRICE(2)     REGISTRATION FEE
Common Stock, $.01 par value...   1,650,000 Shares(1)          $10.00               $16,500,000           $5,000.00

(1) Includes (i) 1,500,000 authorized and unissued shares to be offered to the public, and (ii) 150,000 authorized and unissued shares reserved for issuance under the Registrant's dividend reinvestment plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended based on (i) actual $10.00 per share for 1,500,000 shares to be offered to public, and (ii) estimated $10.00 per share purchase price of 150,000 shares to be registered and reserved for future issuance under the Registrant's dividend reinvestment plan. There is no current market for the shares.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        AMERICAN CHURCH MORTGAGE COMPANY

                                     PART 1

                       INFORMATION REQUIRED IN PROSPECTUS

                             CROSS REFERENCE SHEET

                   REQUIRED BY ITEM 501(B) OF REGULATION S-K

ITEM NUMBER AND CAPTION IN FORM S-11                                              HEADING IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
             Cover Page of Prospectus...........................  Cover Page of Registration Statement; Outside Cover
                                                                    Page of Prospectus

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  Inside Front and Outside Back Cover Pages of
                                                                    Prospectus

       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges..........................  Front Cover Page; Prospectus Summary; Risk Factors

       4.  Determination of Offering Price......................  Risk Factors--The Price of the Shares May Not Be
                                                                    Their Actual Value

       5.  Dilution.............................................  Not Applicable

       6.  Selling Security Holders.............................  Not Applicable

       7.  Plan of Distribution.................................  Plan of Distribution

       8.  Use of Proceeds......................................  Use of Proceeds; Our Business--Financing Business

       9.  Selected Financial Data..............................  Summary--Summary Financial Information;
                                                                    Capitalization; Selected Financial Data.

      10.  Management's Discussion and Analysis of Financial
             Condition and Results of Operations................  Management's Discussion and Analysis of Financial
                                                                    Condition and Results of Operations

      11.  General Information as to Registrant.................  Our Business; Management; Security Ownership of
                                                                    Management and Others; Certain Relationships and
                                                                    Transactions with Management; Description of
                                                                    Capital Stock

      12.  Policy with Respect to Certain Activities............  Our Business;--Financing Business;--Mortgage Loan
                                                                    Processing and Underwriting;--Loan Funding and Bank
                                                                    Borrowing;--Financing Policies;--Prohibited
                                                                    Investments and Activities;--Policy Changes;
                                                                    Prospectus Summary--Business Objectives and
                                                                    Policies

      13.  Investment Policies of Registrant....................  Our Business--Financing Policies; Prospectus
                                                                    Summary--Business Objectives and Policies

      14.  Description of Real Estate...........................  Not Applicable

      15.  Operating Data.......................................  Not Applicable

ITEM NUMBER AND CAPTION IN FORM S-11                                              HEADING IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------

      16.  Tax Treatment of Registrant and Its Security
             Holders............................................  Summary--Our REIT Status; Risk Factor-Risk Related to
                                                                    Us--We Are Dependent Upon Our Qualification and
                                                                    Status as a Real Estate Investment Trust; Federal
                                                                    Income Tax Consequences

      17.  Market Price of and Dividends on Registrant's Common
             Equity and Related Shareholder Matters.............  Summary--Dividends and Distributions; Distributions

      18.  Description of Registrant's Securities...............  Description of Capital Stock

      19.  Legal Proceedings....................................  Not Applicable

      20.  Security Ownership of Certain Beneficial Owners and
             Management.........................................  Security Ownership of Management and Others

      21.  Directors and Executive Officers.....................  Management; The Advisor and the Advisory Agreement

      22.  Executive Compensation...............................  Compensation to Advisor and Affiliates; Management

      23.  Certain Relationships and Related Transactions.......  Risk Factors--Risks Relating to Management;
                                                                    Management; Security Ownership of Management and
                                                                    Others; Our Business; Certain Relationships and
                                                                    Transactions with Management; The Advisor and the
                                                                    Advisory Agreement; Compensation to Advisor and
                                                                    Affiliates; Conflicts of Interest; Reports to
                                                                    Shareholders, Rights of Examination and Additional
                                                                    Information

      24.  Selection, Management and Custody of Registrant's
             Investments........................................  Risk Factors; Use of Proceeds; Conflicts of Interest;
                                                                    Compensation to Advisor and Affiliates; Business of
                                                                    the Company; Management; The Advisor and the
                                                                    Advisory Agreement

      25.  Policies with Respect to Certain Transactions........  Risk Factors; Use of Proceeds; Conflicts of Interest;
                                                                    Compensation to Advisor and Affiliates; Our
                                                                    Business; Management; The Advisor and the Advisory
                                                                    Agreement; Plan of Distribution

      26.  Limitations of Liability.............................  Risk Factors; The Advisor and the Advisory Agreement;
                                                                    Plan of Distribution; Management--Fiduciary
                                                                    Responsibility of Board of Directors

      27.  Financial Statements and Information.................  Financial Statements

      28.  Interests of Named Experts and Counsel...............  Legal Matters; Experts

      29.  Disclosure of Commission Position on Indemnification
             of Securities Act Liabilities......................  Commission Position on Indemnification of Securities
                                                                    Act Liabilities

      30.  Quantitative and Qualitative Disclosures About Market
             Risk...............................................  Risk Factors--Risks Related to Mortgage
                                                                    Lending;--Risks Related to Mortgage Lending to
                                                                    Churches;--Future Changes in Tax Laws May Affect Our
                                                                    REIT Status; Distributions; Our Business; Federal
                                                                    Income Tax Consequences

                                                                      PROSPECTUS

                                1,500,000 SHARES

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  COMMON STOCK
                                $10.00 PER SHARE

    American Church Mortgage Company is a real estate investment trust, or "REIT." We make mortgage loans to churches and other non-profit religious organizations. We also purchase bonds issued by such organizations.
The net proceeds from the sale of our common stock fund most of the loans we make and the debt obligations we purchase. We distribute our income to our shareholders quarter-annually.

    There is no public market for the shares. Shareholders may have difficulty selling their shares when they want to. Shareholders may have difficulty reselling shares at the price at which they were purchased.

    INVESTMENT IN THE SHARES INVOLVES RISKS AND CONFLICTS OF INTEREST. SEE "RISK FACTORS" AND "CONFLICTS OF INTEREST."

                                                                   PRICE TO
                                                                    PUBLIC      SELLING COMMISSION  PROCEEDS TO US
Per Share.....................................................      $10.00            $.595            $9.405
Total.........................................................    $15,000,000         $892,500       $14,107,500

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS
        PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                  CONTRARY IS A CRIMINAL OFFENSE.

                         AMERICAN INVESTORS GROUP, INC.
                             Minneapolis, Minnesota
                                August 26, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

PROSPECTUS SUMMARY..........................................    4

RISK FACTORS................................................   10

WHO MAY INVEST..............................................   14

USE OF PROCEEDS.............................................   14

COMPENSATION TO ADVISOR AND AFFILIATES......................   15

CONFLICTS OF INTEREST.......................................   17

DISTRIBUTIONS...............................................   19

CAPITALIZATION..............................................   21

SELECTED FINANCIAL DATA.....................................   22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   23

OUR BUSINESS................................................   26

MANAGEMENT..................................................   35

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS.................   39

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT......   40

THE ADVISOR AND THE ADVISORY AGREEMENT......................   41

FEDERAL INCOME TAX CONSEQUENCES.............................   43

ERISA CONSEQUENCES..........................................   49

DESCRIPTION OF CAPITAL STOCK................................   50

SUMMARY OF THE ORGANIZATIONAL DOCUMENTS.....................   52

PLAN OF DISTRIBUTION........................................   56

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES...............................................   58

LEGAL MATTERS...............................................   58

EXPERTS.....................................................   58

REPORTS TO SHAREHOLDERS, AND RIGHTS OF EXAMINATION..........   59

ADDITIONAL INFORMATION......................................   60

GLOSSARY....................................................   61

FINANCIAL STATEMENTS........................................  F-1

APPENDIX I..................................................  A-1

EXHIBIT A--SUBSCRIPTION AGREEMENT

EXHIBIT B--SUITABILITY CERTIFICATE

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SOME INFORMATION FROM THE PROSPECTUS. IT MAY NOT BE ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS. CERTAIN TERMS ARE DEFINED IN THE GLOSSARY BEGINNING AT PAGE 61. IN THIS PROSPECTUS, AMERICAN CHURCH MORTGAGE COMPANY REFERS TO ITSELF AS "WE," "US," AND "OUR." OUR PROSPECTIVE INVESTORS ARE SOMETIMES REFERRED TO AS "YOU" OR "YOUR."

                        AMERICAN CHURCH MORTGAGE COMPANY

    American Church Mortgage Company is a real estate investment trust, or REIT. We make mortgage-backed loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations for the purchase, construction or refinancing of real estate and improvements. We commenced active business operations on April 15, 1996. We concluded our initial public offering on November 8, 1996 and our second public offering on January 22, 1999. As of June 30, 1999 we had funded 33 mortgage loans in the aggregate principal amount of $10,765,750, and had purchased for $3,028,921 church bonds having a face value of $3,047,300 Six loans aggregating $1,832,000 have been repaid early by the borrowers. We intend to lend funds pursuant to our business plan as funds from the sale of the shares become available.

    American Church Mortgage Company was incorporated in the State of Minnesota on May 27, 1994. Our executive offices and those of the Advisor are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343. Our telephone number is (612) 945-9455.

                                  OUR ADVISOR

    We are managed by Church Loan Advisors, Inc. Church Loan Advisors, Inc. is referred to in this prospectus as CLA or the Advisor. CLA is owned by V. James Davis, David G. Reinhart and Philip J. Myers. Messrs. Davis, Reinhart and Myers have 14, 16 and 10 years of experience, respectively, in the area of mortgage-backed lending to churches through their current and former associations with American Investors Group, Inc. American Investors Group, Inc., which is the underwriter of this offering, is referred to in this prospectus as the Underwriter or American. Pursuant to the Advisory Agreement between us and the Advisor, we must pay CLA advisory fees and certain expenses. We also pay CLA one-half of any origination fees we collect.

                                OUR REIT STATUS

    As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, we are subject to numerous organizational and operational requirements, including a requirement that we distribute at least 95% of our taxable income as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

                                 CAPITAL STOCK

    Our stock consists of 50,000,000 undesignated shares, of which the Board of Directors has established 30,000,000 shares of Common Stock, par value $.01 per share. In order to avoid inadvertent loss of REIT status, our Articles of Incorporation impose limits on the number or percentage of shares that can be owned by an individual or group.

                                  THE OFFERING

Common Stock Offered.............................. 1,500,000 Shares
Common Stock Outstanding Before Offering (1)...... 1,189,823 Shares
Common Stock Outstanding After Offering (2)....... 2,689,823 Shares
Percentage Owned by Non-Affiliates After
  Offering........................................ 99%
Net Proceeds of Offering, Before Expenses......... $14,107,500
Use of Proceeds................................... Principally, to Make Mortgage-Backed Loans to
                                                   Churches and other non-profit religious
                                                   organizations.

------------------------

(1) Excludes (i) 15,000 shares which each director and the President of the Advisor (7 individuals; 105,000 shares in the aggregate) have an option to purchase at a price of $10.00 per share (See "MANAGEMENT--WARRANTS AND OPTIONS"); and (ii) shares which may be issued during this offering to shareholders participating in our Dividend Reinvestment Plan.

(2) Assumes sale of all shares offered.

                                  RISK FACTORS

    An investment in the shares involves a degree of risk. See "RISK FACTORS" for a more complete discussion of factors you should consider before purchasing shares. Some of the significant risks include:

    - As a "best efforts" offering, all or a material amount of the shares may not be sold, and consequently, additional capital may not be available to us.

    - As a "no minimum" offering, there is no minimum number of shares that must be sold, and we will receive the proceeds from the sale of shares as they are sold.

    - If we fail to maintain status as a REIT, then we will be taxed as a corporation, which would reduce funds available for distribution to our shareholders.

    - Potential conflicts of interest and mutual benefits to our affiliates, the Underwriter and the Advisor in connection with our formation, the offering of the shares, and our on-going business operations could affect decisions made by the Advisor on our behalf.

    - There is no public trading market for the shares, and a market likely will not develop after this offering.

    - No single shareholder may own in excess of 9.8% of our outstanding shares. This limitation could reduce our liquidity and the liquidity of our shares, and lower market activity and the resulting opportunity for shareholders to receive a premium for their shares.

    - Fluctuations in interest rates or default in repayment of loans by borrowers could adversely affect distributions to our shareholders.

                             CONFLICTS OF INTEREST

    A number of potential conflicts exist between us and the Advisor and its principals. These conflicts include:

    - our affiliates own both the Advisor and the Underwriter

    - agreements between us and the Advisor and the Underwriter were not negotiated at arm's-length

    - we and the Underwriter have common business interests

    - negotiations between us and the Advisor during the organization and structuring of our operations were not at arm's-length

    - the Advisory Agreement was not negotiated at arm's-length

    - we share operations facilities with the Advisor and the Underwriter

    The Advisor and its affiliates may engage in businesses similar to ours. We compensate the Advisor and its affiliates for services rendered and pay an Advisory Fee equal to 1.25% of Average Invested Assets.

                           OUR INVESTMENT OBJECTIVES

    Our investment objectives are to provide our investors with:

    - preservation of their investment capital through diversification (loaning funds to many different borrowers and purchasing bonds issued by many different issuers);

    - greater security through investment in only mortgage-backed loans and securities (providing collateral in the event of a default); and

    - a higher level of distributable income than available in guaranteed or government-backed fixed-income investments.

                        BUSINESS OBJECTIVES AND POLICIES

    We seek to provide cash distributions of current income to our shareholders through the implementation of our investment and operating strategy. We make mortgage loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations throughout the United States. We seek to enhance returns by:

    - emphasizing shorter-term (0-5 years) and mid-term (5-15 years) loans and construction loans

    - seeking origination fees (i.e. "points") from the borrower at the outset of a loan and upon any renewal of a loan

    - making a limited amount of higher-interest rate second mortgage loans to qualified borrowers

    - purchasing a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations

    Our policies limit the amount of second mortgage loans to 20% of our Average Invested Assets on the date any second mortgage loan is closed and limit the amount of mortgage-secured debt securities to 30% of our Average Invested Assets on the date of their purchase. All other mortgage loans we make are secured by a first mortgage (or deed of trust). We may make longer-term fixed-interest rate loans under certain circumstances. We may borrow up to 50% of our Average Invested Assets.

                               LENDING GUIDELINES

    We follow specified lending guidelines and apply identified criteria in evaluating the creditworthiness of potential borrowers. These guidelines and criteria include:

    - Loans we make will not exceed 75% of value of the real property and improvements securing the loan.

    - We may not loan more than $1,000,000 to a single borrower.

    - We will require appraisals of the property securing our loans.

    - The borrower must furnish us with a mortgagee title policy insuring our interest in the collateral.

    - The borrower's long-term debt (including the proposed loan) as of the date of the mortgage loan may not exceed four times the borrower's gross income for its most recent twelve months.

    - The borrower must furnish us with its reviewed or audited financial statements for the last two (2) complete fiscal years and financial statements for the period within ninety (90) days of the loan closing date.

    See "BUSINESS OF THE COMPANY--FINANCING POLICIES."

                                 WHO MAY INVEST

    In addition to other requirements, investors must have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in certain states.

                          DIVIDENDS AND DISTRIBUTIONS

    We intend to make quarterly distributions to our shareholders. In order to qualify for the beneficial tax treatment afforded REITs by the Internal Revenue Code, we must pay dividends to shareholders in annual amounts equal to at least 95% of our REIT taxable income. WE MAY NOT BE ABLE TO PAY DIVIDENDS AT THIS OR ANY LEVEL. Dividends will be determined by our Board of Directors.

    The dividends we have paid to our shareholders since commencement of active business are as follows:

                                                               ANNUALIZED
                                             DOLLAR AMOUNT        YIELD
                                              DISTRIBUTED       PER SHARE
  FOR QUARTER ENDED:    DISTRIBUTION DATE:   PER SHARE(2):    REPRESENTED:
----------------------  -------------------  --------------  ---------------
         June 30, 1996        July 30, 1996   $ .1927(1)            9.250%
    September 30, 1996     October 30, 1996     .23125              9.250%
     December 31, 1996     January 30, 1997     .240625             9.625%
        March 31, 1997       April 30, 1997     .225                9.000%
         June 30, 1997        July 30, 1997     .22875              9.150%
    September 30, 1997     October 30, 1997     .2375               9.500%
     December 31, 1997     January 30, 1998     .25625             10.250%
        March 31, 1998       April 30, 1998     .23125              9.250%
         June 30, 1998        July 30, 1998     .23125              9.250%
    September 30, 1998     October 30, 1998     .2125               8.500%
     December 31, 1998     January 30, 1999     .225                9.000%
        March 31, 1999       April 30, 1999     .1875               7.500%
         June 30, 1999        July 30, 1999     .21875              8.750%

------------------------

(1) Represents a 75 day operating quarter (April 15 to June 30, 1996)

(2) Distributions for the first three quarters of a year may exceed accumulated earnings and profits at such date. However, the annual cumulative dividends for each year are not intended to exceed annual earnings and profits.

                         SUMMARY FINANCIAL INFORMATION

    The summary financial data presented below is derived from our audited financial statements at and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, and from our interim unaudited financial statements for the six-month periods ended June 30, 1998 and 1999. You should refer to the financial statements, and notes thereto, for a more detailed presentation of financial information.

                                     PERIOD FROM MAY 27,                                                SIX MONTHS ENDED
                                            1994                    YEAR ENDED DECEMBER 31            --------------------
                                       TO DECEMBER 31,    ------------------------------------------  JUNE 30,   JUNE 30,
                                            1994            1995       1996       1997       1998       1998       1999
                                     -------------------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
  Total Revenues...................             731           4,436    217,390    384,118    782,013    326,460    491,366
  Total Operating Expenses.........           5,253           5,759     72,004      6,304     76,648     45,110     72,001
  Provision for (Benefit From)
    Income Taxes...................             -0-             -0-    (20,000)   (13,000)    (7,000)       -0-        -0-
  Net Income (loss)................       $  (4,522)      $  (1,323) $ 165,386  $ 360,814  $ 712,365  $ 281,350  $ 419,365
                                          ---------       ---------  ---------  ---------  ---------  ---------  ---------
                                          ---------       ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) per Common Share...       $    (.23)      $    (.07) $     .79  $     .91  $     .86  $     .45  $     .36
  Weighted Average Common Shares
    Outstanding (1)................          20,000          20,000    209,072    398,160    825,176    618,740  1,174,200
  Dividends Declared...............       $     -0-       $     -0-  $ 189,435  $ 379,939  $ 741,676  $ 164,936  $ 317,374
  Dividends Declared per Share.....       $     -0-       $     -0-  $  .47185  $   .9475  $     .90  $  .45375  $   .4625

                                                            DECEMBER 31                                    JUNE 30
                                    ------------------------------------------------------------  -------------------------
                                      1994       1995        1996         1997          1998         1998          1999
                                    ---------  ---------  -----------  -----------  ------------  -----------  ------------
BALANCE SHEET DATA:
  Total Assets:...................  $ 210,278  $ 243,648  $ 3,414,977  $ 5,363,396  $ 10,266,327  $ 8,144,155  $ 11,255,941
                                    ---------  ---------  -----------  -----------  ------------  -----------  ------------
                                    ---------  ---------  -----------  -----------  ------------  -----------  ------------
  Liabilities and Shareholder's
    Equity:
    Accounts Payable..............  $  14,800  $  49,493  $     8,482  $    15,490  $     12,759  $    65,254  $     26,180
    Deferred Income...............        -0-        -0-       45,930       78,428       114,180      105,615       160,143
    Dividends Payable.............        -0-        -0-       80,424      127,899       233,004      174,631       259,858
    Shareholder's Equity (net of
      deficit accumulated during
      development stage)..........    195,478    194,155    3,280,141    5,141,579     9,906,384    7,433,568    10,809,760
                                    ---------  ---------  -----------  -----------  ------------  -----------  ------------
                                    $ 210,278  $ 243,648  $ 3,414,977  $ 5,363,396  $ 10,266,327  $ 8,144,155  $ 11,255,941
                                    ---------  ---------  -----------  -----------  ------------  -----------  ------------
                                    ---------  ---------  -----------  -----------  ------------  -----------  ------------

--------------------------

(1) Excludes 15,000 shares which each of our directors and the President of the Advisor (7 individuals) have an option to purchase, at a price of $10.00 per share

                                  RISK FACTORS

    AN INVESTMENT IN THE SHARES INVOLVES VARIOUS RISKS. IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THE PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING FACTORS BEFORE MAKING A DECISION TO PURCHASE THE SHARES.

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING INFORMATION. FORWARD-LOOKING INFORMATION MAY BE INDICATED BY WORDS SUCH AS "WILL," "MAY BE," "EXPECTS" OR "ANTICIPATES." ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT, IN PART, OF THE RISK FACTORS SET FORTH BELOW.

RISKS RELATED TO METHOD AND TERMS OF THIS OFFERING

    THIS IS A BEST EFFORTS OFFERING. The Underwriter's obligation to sell the shares requires only its best efforts to locate purchasers of the shares on our behalf. The Underwriter is not obligated to purchase any shares. Less than all of the shares offered may be sold. If less than all the shares offered are sold, we will have fewer cash assets to apply toward our business plan.

    THIS IS A NO MINIMUM OFFERING. The Underwriting Agreement does not require that a minimum number of shares be sold before we receive proceeds from their sale. We will receive proceeds from the sale of shares when and if they are sold.

    WE WILL INCUR EXPENSES IN THIS OFFERING. Expenses incurred in connection with this offering will reduce our assets that will be available for investment. The value of our assets will have to appreciate significantly in order to offset these expenses.

    THE PRICE OF THE SHARES MAY NOT BE THEIR ACTUAL VALUE. We, with the Underwriter, determined the offering price of the shares. The initial price is the same price paid by purchasers of the shares in our two prior public offerings and by DRM Holdings, Inc., which purchased 20,000 shares prior to our initial public offering. The public offering price should not be considered an indication of the actual value of the shares.

RISKS RELATED TO US

    WE ARE DEPENDENT UPON OUR QUALIFICATION AND STATUS AS A REAL ESTATE INVESTMENT TRUST. We operate as a real estate investment trust. As a REIT, the Company is allowed a deduction for dividends paid to its Shareholders in computing its taxable income. This treatment substantially eliminates the "double taxation" of earnings. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions. Facts and circumstances not entirely within our control may affect our ability to qualify as a REIT.

    To qualify and maintain our status as a REIT, we must meet certain share ownership, income, asset and distribution tests on a continuing basis. No assurance can be given that we will satisfy these tests at all times. Further, the requirements for a REIT may substantially affect day-to-day decision-making by the Advisor. The Advisor may be forced to take action it would not otherwise take or refrain from action which might otherwise be desirable in order to maintain our REIT status.

    If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax on our taxable income at regular corporate rates and not be allowed a deduction for distributions to shareholders. We would be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. We intend to operate as a REIT. However, future economic, market, legal, tax or other consequences may cause our Board of Directors to revoke the REIT election. The payment of taxes resulting from our disqualification as a REIT or revocation of REIT status would reduce the funds available for distribution to shareholders or for investment.

    CONFLICTS OF INTEREST ARISE FROM OUR RELATIONSHIP WITH THE ADVISOR AND UNDERWRITER. The terms of transactions involving our formation and the formation of the Advisor, and our contractual relationship with the Advisor, were determined by inside (non-independent) directors and officers. The transactions were not negotiated at arm's-length. These individuals own the Advisor and the Underwriter. These persons may have conflicts of interest in enforcing agreements between us and the Advisor or Underwriter. Future business arrangements and agreements between us and the Advisor or Underwriter and their affiliates must be approved by our Board of Directors, including a majority of our Independent Directors.

    THERE IS NO PUBLIC MARKET FOR OUR SHARES. There is no market for the shares. It is unlikely that a market will develop. Our common stock will not be listed on any exchange and will not be qualified for quotation on NASDAQ. In addition, the market for REIT securities historically has been less liquid than other types of publicly-traded equity securities. Until a market develops for our securities, it may be impossible for you to recoup your investment.

    THERE ARE RESTRICTIONS ON THE TRANSFER OF OUR SHARES. Our Articles of Incorporation and Bylaws prohibit a transfer of shares to any person who, as a result, would beneficially own shares in excess of 9.8% of the outstanding capital stock and allow us to redeem shares held by any person in excess of 9.8% of the outstanding capital stock. These provisions may reduce market activity for the shares and the opportunity for shareholders to receive a premium for their shares.

RISKS RELATED TO MANAGEMENT

    WE ARE DEPENDENT UPON THE ADVISOR. The Advisor, Church Loan Advisors, Inc., manages us and selects our investments subject to general supervision by our Board of Directors and substantial compliance with our lending policies. We depend upon the Advisor for most aspects of our business operations. Our success depends on the success of the Advisor in locating and negotiating our loans. Among others, the Advisor performs the following services for us:

    - mortgage loan underwriting and servicing

    - marketing and advertising

    - generation and follow-up of business leads

    - maintaining business relationships

    - maintaining "goodwill"

    - corporate management

    - bookkeeping

    - filing reports with state, federal, tax and other regulatory authorities

    - reports to shareholders

Shareholders' right to participate in our management is generally limited to the right to elect directors. You should not purchase shares unless you are willing to entrust our management to the Advisor and our Board of Directors.

    WE HAVE CONFLICTS OF INTEREST WITH THE ADVISOR AND
UNDERWRITER. Affiliations and conflicts of interests exist among our officers and directors and officers and directors of the Advisor and the Underwriter. The Advisor and the Underwriter are affiliated by virtue of their common ownership. An officer and director of ours and some of the officers and directors of the Advisor are involved in the church financing business through their affiliations with the Underwriter. The Underwriter underwrites first mortgage bonds for churches. We may purchase first mortgage bonds issued by churches through the Underwriter in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, the Underwriter would receive commissions (paid by the issuing church) on original issue bonds, or "mark-ups" in connection with any secondary transactions. If we sell church bonds in our portfolio, the bonds will be sold through the Underwriter, and the Underwriter would realize income in connection with such transactions. These funds may ultimately benefit our principals and principals of the Advisor.

    Our Bylaws limit the amount of all commissions, mark-downs or mark-ups paid to the Underwriter. Business dealings between us and the Advisor and its affiliates also must be approved by a majority of our Board of Directors, including a majority of the Independent Directors.

    LOAN VALUES FLUCTUATE AND ADVISOR EXPENSES MAY LOWER YOUR RETURNS. We cannot control appreciation or depreciation of the value of mortgage loans or first mortgage bonds. A direct investment in mortgage loans or first mortgage bonds may avoid costs we incur.

    THERE ARE POTENTIAL ADVERSE EFFECTS ASSOCIATED WITH BORROWING ON CASH
FLOW. We may borrow funds to assure our capacity to make loans on a continual basis. Lending borrowed funds is subject to greater risks than in unleveraged lending, although it offers the potential of greater returns on investment. The financing costs associated with lending borrowed funds would impact the our cash flow, including its ability to pay dividends. Financing costs must be paid regardless of whether we have sufficient revenue from operations. Our assets (primarily our mortgage loan and bond portfolio) would be assigned to a bank as collateral for any such loan. Our Bylaws prohibit us from borrowing more than 50% of the value of our Average Invested Assets. We have obtained a $1,000,000 line of credit with Beacon Bank, Shorewood, Minnesota.

    DIVIDENDS ARE DEPENDENT UPON OUR BUSINESS OPERATIONS. Payment of dividends will be affected by cash available for distribution, results of operations, economic conditions, applicable state law, advisory fees, and other facts and circumstances. We intend to deploy proceeds from share sales during the Offering as rapidly yet prudently as possible, in order to generate the best possible yields. The proceeds from the sale of the shares may be held in relatively low-yield secure investments pending application to fund loans. The yield generated by such capital, and, thus, dividends (if any) to shareholders could be less than may be expected once we invest funds raised in this offering. We cannot assure that we will be able to make distributions or the amount of any distribution if made.

RISKS RELATED TO MORTGAGE LENDING

    WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH MORTGAGE LENDING. Mortgage lending involves various risks, many of which are unpredictable and beyond our control and foresight. It is not possible to identify all potential risks associated with mortgage lending. Some of the more common risks encountered can be summarized as follows:

    - low demand for mortgage loans

    - changes in the level of consumer confidence

    - availability of credit-worthy borrowers

    - national and local economic conditions

    - demographic and population patterns

    - zoning regulations

    - taxes

    - interest rate fluctuations

    - bankruptcy or insolvency of a borrower

    - availability of financing and competitive conditions

    - general and local economic conditions

    - factors affecting specific borrowers

    - interest rate fluctuations

    - losses associated with default, foreclosure of a mortgage, and sale of the mortgaged property

    - state and federal laws and regulations

    SECOND MORTGAGE LOANS POSE ADDITIONAL RISKS. Our financing policies allow us to fund second mortgage loans. The principal amount of such loans may not exceed 20% of our Average Invested Assets. Second mortgage loans entail more risk than first mortgage loans, as foreclosure of senior indebtedness or liens could extinguish our mortgage.

    FIXED-RATE DEBT CAN RESULT IN YIELD FLUCTUATIONS. Fixed-rate debt obligations carry certain risks. A general rise in interest rates could make the yield on a particular mortgage loan lower than prevailing rates. This could negatively affect our value and consequently the value of the shares. Neither we nor the Advisor can predict changes in interest rates. We will attempt to reduce this risk by maintaining a balanced portfolio of short, medium and longer-term mortgage loans and through offering variable or otherwise adjustable rate loans to borrowers.

    THE MORTGAGE BANKING INDUSTRY IS HIGHLY COMPETITIVE. We compete with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations. Many competitors have greater financial resources, larger staffs and longer operating histories than we have, and thus may be a more attractive lender to potential borrowers. We intend to compete by limiting our business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in the specialized industry segment of lending to churches and other non-profit religious organizations.

    FLUCTUATIONS IN INTEREST RATES MAY CAUSE THE VALUE OF OUR SHARES TO FLUCTUATE. Prevailing market interest rates impact borrower decisions to obtain new loans or to refinance existing loans, possibly having a negative effect upon our ability to originate mortgage loans. Fluctuations in interest rates may cause the value of the shares to fluctuate unpredictably. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then prepayments of higher interest mortgage loans in our portfolio would likely reduce the portfolio's overall rate of return (yield).

    WE MAY BE SUBJECT TO GOVERNMENT REGULATION. We believe that we are not subject to any specific government regulations affecting our business. However, there can be no assurance that this is the case. We may be required, or determine, to register, become licensed, or otherwise qualify to do business in various states. Compliance with government regulation could increase our cost of doing business and reduce our overall profitability.

RISKS RELATED TO MORTGAGE LENDING TO CHURCHES

    CHURCHES RELY ON MEMBER CONTRIBUTIONS TO REPAY OUR LOANS. Churches rely on member contributions for their primary source of income. Member contributions are used to repay our loans. The membership of a church or the per capita contributions of its members may not increase or remain constant after a loan is funded. A decrease in a church's income could result in its inability to pay its obligation to us.

    CHURCHES DEPEND UPON THEIR SENIOR PASTORS. A church's senior pastor often plays an important role in the management, spiritual leadership and continued viability of that church. A senior pastor's absence, resignation or death could have a negative impact on a church's operations, and thus its continued ability to generate revenues sufficient to service its obligations to us. The Advisor may require a borrower to maintain Key-Person life insurance policies on its senior pastor and successors for the term of the loan.

    THE LIMITED/RESTRICTED/SINGLE-USE OF CHURCHES LIMITS THE VALUE OF OUR MORTGAGE COLLATERAL. Our loans will be secured principally by first mortgages upon the real estate and improvements owned or to be owned by churches and other religious and non-profit organizations. Although we will require an appraisal of the premises as a pre-condition to making a loan, the appraised value of the premises cannot be relied upon as being the actual amount which might be obtained in the event of a default by the borrower. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors: (i) its single-use or limited use nature; (ii) the availability on the market of similar properties; (iii) the availability and cost of financing, rehabilitation or renovation to prospective buyers; and (iv) the length of time the seller is willing to hold the property on the market.

    EXPENSES OF FORECLOSURE MAY PREVENT US FROM RECOVERING THE FULL VALUE OF A LOAN. If we foreclose our mortgage and take legal title to the real estate, real estate taxes could be levied and assessed against the property. The property may also incur operating expenses. These expenses would be our financial responsibility, and could be substantial in relation to our prior loan if we cannot readily dispose of the property. Such expenses could prevent us from recovering the full value of a loan in the event of foreclosure.

WE FACE POTENTIAL LIABILITY UNDER ENVIRONMENTAL LAWS

    Under federal, state and local laws and regulations, an owner of real property or a secured lender (like us) may be liable for the costs of removal or remediation of certain hazardous or toxic substances and other costs (including government fines and injuries to persons and adjacent property). Liability may be imposed whether or not the owner or lender knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of remediation or removal of hazardous or toxic substances, or of fines for personal or property damages, may be substantial and material to our business operations. The presence of hazardous or toxic substances, or the failure to promptly remediate such substances, may adversely affect our ability to resell real estate collateral after foreclosure or could cause us to forego foreclosure. This is a changing area of the law. The courts have found both in favor and against lender liability in this area under various factual scenarios.

FUTURE CHANGES IN TAX LAWS MAY AFFECT OUR REIT STATUS

    In this prospectus, we discuss our tax treatment as a REIT and the tax effect on our shareholders based on existing provisions of the Internal Revenue Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. New legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws. Therefore, treatment of a REIT or the consequences of purchasing shares may vary substantially from the treatment we describe in this prospectus. A change in tax laws may apply retroactively.

                                 WHO MAY INVEST

    You should make an investment in the shares only as a long-term investment, only if you have significant financial means, and only if you have no immediate need for liquidity of your investment. You must purchase a minimum of 250 shares ($2,500). IRAs and qualified plans may purchase a minimum of 200 shares ($2,000). We have established financial suitability standards for investors. These standards require you to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in some states. You must represent in the Subscription Agreement that you satisfy any applicable suitability standards.

    We may not complete a sale of the shares until five days after you have received a prospectus, and you may receive a refund of your investment within five days after subscribing if you received a prospectus only at the time of subscription.

                                USE OF PROCEEDS

    The following represents our estimate of the use of the gross offering proceeds from the sale of the shares, assuming the sale of all the offered shares.

                                                                                         DOLLAR AMOUNT    PERCENT
                                                                                         --------------  ---------
Gross Offering Proceeds(1):............................................................  $  15,000,000      100.00%
Less Expenses:
  Selling Commissions(2)...............................................................        892,500       5.950
  Underwriter's Expense Allowance(3)...................................................        133,000        .886
  Offering Expenses(4).................................................................         70,000        .466
                                                                                         --------------  ---------
Total Public Offering-Related Expenses.................................................      1,095,500       7.302
                                                                                         --------------  ---------
Amount Available for Investment(5).....................................................  $  13,904,500      92.698%
                                                                                         --------------  ---------
                                                                                         --------------  ---------

------------------------

(1) We are offering the shares on a "best efforts" basis through the Underwriter. There is no assurance that any Shares will be sold.

(2) We will pay the Underwriter a compensation equal to 5.95% of the gross offering proceeds, any portion of which may be re-allowed to Soliciting Dealers. The Underwriter's compensation includes a 4.3% sales commission and a 1.65% management fee.

(3) We will pay the Underwriter a non-accountable expense allowance of up to $133,000 (assuming all the shares are sold). Of this, $35,000 is payable upon the sale of 100,000 shares, the balance of $98,000 is payable ratably in the sum of $7,000 per 100,000 shares sold in the offering.

(4) These figures are our best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this Offering, all of which have been or will be paid to independent professional and service providers.

(5) The Amount Available for Investment, in addition to our other current cash resources, if any, will be available to make loans. Aside from fees of the Advisor, substantially all of the net proceeds from the sale of the shares will be used to make mortgage loans to churches and other non-profit religious organizations and purchasing first mortgage bonds issued by churches. Pending application of the proceeds as outlined above, the net proceeds of this offering will be invested in Permitted Temporary Investments. We may also use any existing current cash resources to establish a working capital reserve.

                     COMPENSATION TO ADVISOR AND AFFILIATES

    This table discloses all the compensation the Advisor and its affiliates can receive either directly or indirectly. In accordance with applicable state law, the total of all Acquisition Fees and Expenses we pay in connection with our business cannot exceed 6% of the amount loaned, unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to us. Our Total Operating Expenses cannot (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of our Net Income for the year. The Independent Directors may, upon a finding of unusual and nonrecurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. Our Annual Report will provide you with an explanation of the factors considered in approving any such additional expenses.

                              ADVISOR COMPENSATION

ITEM OF
COMPENSATION              RECIPIENT              AMOUNT OR METHOD OF COMPENSATION
------------------------ -----------  -------------------------------------------------------
OFFERING AND
ORGANIZATIONAL
STAGE:

Warrants/Options (1)        Advisor    Options to President of Advisor to purchase 15,000
                                       shares at an exercise price of $10.00 per share; annual
                                       options to President of Advisor to purchase 3,000
                                       shares at a purchase price equal to the fair market
                                       value on the date of grant.

OPERATING STAGE:

Advisory Fee (2)            Advisor    1.25% annually, paid monthly, of our Average Invested
                                       Assets. The Advisor received Advisory Fees in the
                                       amount of $11,825 for the year ended December 31, 1996,
                                       $17,545 for the year ended December 31, 1997, $52,944
                                       for the year ended December 31, 1998, and $47,726 for
                                       the six month period ended June 30, 1999. The Advisor
                                       received no Advisory Fees prior to April 15, 1996. We
                                       cannot estimate the total amount of Advisory Fees to be
                                       payable to the Advisor, but assuming all of the Shares
                                       are sold and our Average Invested Assets were
                                       $26,000,000, the Advisory Fee would be $325,000 per
                                       year.

Acquisition                 Advisor    In connection with mortgage loans we make, borrowers
Fees/Expenses                          may be required to pay expenses to the Advisor for
                                       various closing and other loan-related expenses, such
                                       as accounting fees and appraisal fees paid by the
                                       Advisor to independent service providers, and other
                                       costs. The Advisor may retain payments made by the
                                       borrower in excess of costs, but our Bylaws limit the
                                       total of all Acquisition Fees and Acquisition Expenses
                                       to a reasonable amount and in no event in excess of six
                                       percent (6%) of the funds advanced to the borrower.

Advisor Loan                Advisor    One-half of the origination fees collected from the
Origination Fee                        borrower at closing in connection with each mortgage
                                       loan we make, payable when and only if an origination
                                       fee is charged and collected. The Advisor received
                                       origination fees in the amount of $52,855 for the year
                                       ended December 31, 1996, $43,980 for the year ended
                                       December 31, 1997, $76,090 for the year ended December
                                       31, 1998, and $62,051 for the six month period ended
                                       June 30, 1999. The Advisor received no origination fees
                                       prior to April 15, 1996. We cannot estimate the total
                                       amount of Advisor loan origination fees that may be
                                       realized by the Advisor, but assuming all of the shares
                                       are sold and we invest in a one year period net
                                       proceeds of $14,000,000 in mortgage loans with an
                                       average origination fee of 4%, the loan origination
                                       fees payable to the Advisor in such year would be
                                       $280,000. As our loans mature or are otherwise repaid,
                                       we may make new loans to borrowers. Loan origination
                                       fees would be payable to the Advisor in connection with
                                       these loans.

                             AFFILIATE COMPENSATION

ITEM OF
COMPENSATION              RECIPIENT              AMOUNT OR METHOD OF COMPENSATION
------------------------ -----------  -------------------------------------------------------
OFFERING AND
ORGANIZATIONAL
STAGE:

Commissions on the Sale   Underwriter  5.95% of the gross proceeds from the sales of the
of Shares in this                      shares. The Underwriter may re-allow all or a portion
Offering                               of this amount to other participating broker-dealers
                                       who are members of the National Association of
                                       Securities Dealers, Inc.

Non-Accountable Expense   Underwriter  The sum of $35,000 paid upon the sale of the first
Allowance Relating to                  100,000 shares in this offering, with an additional
the Sale of Shares in                  $98,000 payable ratably based on the number of shares
this Offering (3)                      sold thereafter, to cover the Underwriter's costs and
                                       expenses relating to the offer and sale of the shares
                                       in this offering.

OPERATING STAGE:

Warrants/Options (1)      Directors/   Options to purchase 105,000 (aggregate) shares at an
                            Advisor    exercise price of $10.00 per share; annual options to
                                       directors and President of the Advisor to purchase
                                       3,000 shares at a purchase price equal to the fair
                                       market value on the date of grant.

Commissions and Expenses  Underwriter  Customary mark-ups and mark-downs on first mortgage
on First Mortgage Bonds                church bonds we purchase and sell through the
Purchased (4)                          Underwriter on the secondary market, and commissions
                                       earned by the Underwriter on church bonds we purchase
                                       in the primary market.

------------------------

(1) We have issued options to six of our directors and to the President of the Advisor to purchase up to 15,000 Shares each at an exercise price of $10.00 per share. These options may be exercised in limited amounts and expire ratably, in 3,000 share increments, over five years beginning on November 15, 1999.

(2) The Advisory Fee is intended to compensate the Advisor for its services in that capacity and for associated expenses it incurs. It does not include the excess, if any, of funds retained by the Advisor received from borrowers for prepayment of loan application and closing fees. A majority of the Independent Directors may determine not to defer such advisory fees or may determine to accelerate any deferred advisory fees if it is determined that such payment will not jeopardize our ability to pay cash dividends, create cash flow problems or violate applicable state law. We may terminate the Advisory Agreement for any reason upon 60 days written notice.

(3) Organization and Offering Expenses must be reasonable and may in no event exceed an amount equal to 15% of the proceeds raised in an offering. See "PLAN OF DISTRIBUTION." The Underwriter is affiliated with the Advisor and one of our directors and officers by virtue of the common ownership of the Underwriter by DRM, Holdings, Inc., which is owned by Messrs. Reinhart and Myers, who together with Mr. Davis, are also shareholders of the Advisor.

(4) The underwriting commission on bonds we purchase in an initial primary distribution will be paid by the issuer of the bonds. We may purchase first mortgage bonds from the Underwriter on the secondary market, in which event we will pay to the Underwriter customary mark-ups on a basis no more or less favorable than charged by the Underwriter to its other customers in arm's-length transactions. Likewise, the Underwriter may sell first mortgage bonds on our behalf, in which event the Underwriter will charge a customary mark-down. Our principals and the principals of the Advisor may receive a benefit in connection with such transactions due to their affiliation with the Underwriter. The Underwriter is primarily engaged in the business of underwriting, marketing and selling of first mortgage bonds for churches.

                             CONFLICTS OF INTEREST

    We are subject to various conflicts of interest arising from our relationship with the Advisor, its affiliates (V. James Davis, Philip J. Myers and David G. Reinhart) and the Underwriter. The Advisor, its affiliates, our directors and the directors of the Advisor are not restricted from engaging for their own accounts in business activities similar to ours. These individuals have been engaged in the business of church financing for approximately 41 years collectively. Occasions may arise when our interests would be in conflict with those of one or more of the directors, the Advisor or their affiliates. Our directors, a majority of which are independent, will endeavor to exercise their fiduciary duties in a manner that will preserve and protect our rights and the interests of the shareholders in the event any conflicts of interest arise. Any transactions between us and any director, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of our business, of church bonds from or through the Underwriter, will require the approval of a majority of the directors who are not interested in the transaction.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    We compensate the Advisor and its affiliates for services they provide to us. Our Board of Directors will have the responsibility to ensure that such services are provided on terms no less favorable than we could obtain from unrelated persons or entities. The Underwriter may receive commissions from our transactions in church bonds.

COMPENSATION TO THE ADVISOR AND CONFLICTS OF INTEREST

    The Advisor will receive an annual advisory fee equal to a 1.25% of our Average Invested Assets. The fee is not dependent on the Advisor's performance. The Advisor will receive fees when we make or renew a mortgage loan based upon a percentage of the amount paid by a mortgage borrower as "points," or origination fees. Accordingly, a conflict of interest could arise since the retention, acquisition or disposition of a particular loan could be advantageous to the Advisor, but detrimental to us, or vice-versa. Because origination fees are payable upon the closing of the loan or its renewal, and the amount is dependent upon the size of the mortgage loan, the Advisor may have a conflict of interest in negotiating the terms of the loan and in determining the appropriate amount of indebtedness to be incurred by the borrower.

    In resolving conflicts of interest, the Board of Directors has a fiduciary duty to act in our best interest as a whole. We and the Advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the Advisory Agreement must be renewed annually by the affirmative vote of a majority of the Independent Directors. The Independent Directors may determine not to renew the Advisory Agreement if they determine that the Advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of possible conflicts of interest will be one of the factors for the directors to consider in determining the action we will take.

OUR AFFILIATES MAY COMPETE WITH US

    Any of our directors or officers may have personal business interests which conflict with our interests and may engage in the church lending business and any other business. A director or officer may have an interest in an entity we engage to render advice or services, and may receive compensation from such entity in addition to compensation received from us.

    The Underwriter provides financing to churches and other not-for-profit religious organizations. Therefore, a conflict could arise if the Underwriter were to pursue and secure a lending opportunity otherwise available to us. However, the average size of first mortgage bond financings undertaken by the Underwriter is approximately $1.45 million, with $1,000,000 being its stated (but not required) minimum financing. We focus on financings ranging from $100,000 to $1,000,000 in size. Conflicts of interest between the Underwriter and us likely will be reduced by virtue of the targeted size of loans pursued by each. We have agreed with the Underwriter that financing prospects of less than $1,000,000 will be first directed to us for consideration. If we determine that the loan is not suitable or have insufficient funds to make the loan, or if the prospective borrower independently declines to accept our lending, then the Underwriter or its affiliates will have the opportunity to provide financing to that prospective borrower.

    Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects.

NON ARM'S-LENGTH AGREEMENTS

    Many agreements and arrangements we have with the Advisor or our and its affiliates, including those relating to compensation, were not negotiated at arm's-length. The conflicts or potential conflicts arising from these agreements and managements will be mitigated by the following factors: (i) we intend to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of our operating expenses, including compensation to the Advisor;
(ii) the Advisor intends to structure its business relationships so as to be competitive with other programs in the marketplace; and (iii) the agreements and arrangements are subject to approval by a majority of our Independent Directors.

LACK OF SEPARATE REPRESENTATION

    We are represented by the law firm of Maun & Simon, PLC, Minneapolis, Minnesota, which has also acted and will continue to act as counsel to the Advisor, our affiliates, and various affiliates of the Advisor with respect to other matters.

SHARED OPERATIONS FACILITIES

    We are located in the leased offices of the Underwriter, American Investors Group, Inc., in Minnetonka (Minneapolis), Minnesota. We expect to continue to be housed in these or similar leased premises along with the Underwriter and its affiliates. We are not separately charged for rent or related expenses. The Advisor includes these expenses in the Advisory Fee. The office building is owned by the Underwriter's affiliates.

                                 DISTRIBUTIONS

    In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Internal Revenue Code, we are required to pay dividends in annual amounts which are equal to at least 80% of our "real estate investment trust taxable income." We intend to make distributions that meet this requirement. Annual distributions will be estimated for the first three quarters of each fiscal year and adjusted annually based upon our audited year-end financial report. Cash available for distribution will be derived primarily from the interest portion of monthly mortgage payments from borrowers, but will also include the following items:

    - origination and other fees paid to us by borrowers in connection with such loans

    - interest income from mortgage-backed securities issued by churches and other non-profit religious organizations

    - earnings on any Permitted Temporary Investments

    Payments during the first three quarters of each fiscal year may be comprised in part of "deferred income." The total annual distribution will be comprised only of "taxable income." All dividends will be paid at the discretion of the Board of Directors and will depend on the following factors:

    - our earnings and financial condition

    - maintenance of real estate investment trust status

    - funds available for distribution

    - results of operations

    - limitations imposed by applicable state laws

    - economic conditions

    - other factors the Board of Directors deems relevant

    During the distribution of shares in this offering, dividends paid to each investor in any quarter (and year) will be pro-rated based on the number of days in such quarter (or year) the shares were issued and outstanding. The proceeds from the sale of the shares will be held in money market funds, U.S. government treasury obligations and similar Permitted Temporary Investments pending application of such proceeds. The relative yield generated by such capital during this period, and, thus dividends, (if any), could be less than they are expected to be once we have fully invested our capital in accordance with our business plan.

    We began making regular quarterly distributions to our shareholders for the period of operations ended June 30, 1996. Distributions to date, and the annualized effective yield represented by such distributions are as follows:

                                             DOLLAR AMOUNT   ANNUALIZED YIELD
                           DISTRIBUTION       DISTRIBUTED       PER SHARE
  FOR QUARTER ENDED:           DATE:         PER SHARE(2):     REPRESENTED:
----------------------  -------------------  --------------  ----------------
         June 30, 1996        July 30, 1996    $  .1927(1)         9.250%
    September 30, 1996     October 30, 1996       .23125           9.250%
     December 31, 1996     January 30, 1997       .240625          9.625%
        March 31, 1997       April 30, 1997       .225             9.000%
         June 30, 1997        July 30, 1997       .22875           9.150%
    September 30, 1997     October 30, 1997       .2375            9.500%
     December 31, 1997     January 30, 1998       .25625          10.250%
        March 31, 1998       April 30, 1998       .23125           9.250%
         June 30, 1998        July 30, 1998       .23125           9.250%
    September 30, 1998     October 30, 1998       .2125            8.500%
     December 31, 1998     January 30, 1999       .225             9.000%
        March 31, 1999       April 30, 1999       .1875            7.500%
         June 30, 1999        July 30, 1999       .21875           8.750%

------------------------

(1) Represents a 75 day operating quarter (April 15 to June 30, 1996).

(2) Distributions for the first three quarters of a year may exceed accumulated earnings and profits at such date. However, the annual cumulative dividends for each year are not intended to exceed annual earnings and profits.

    We intend to ameliorate low yields during the deployment of new capital by
(i) collecting from borrowers an origination fee at the time a loan is made (of which one-half is paid directly to the Advisor, and (ii) timing our lending activities to coincide as much as possible with sales of the shares. There can be no assurance that these strategies will improve your current yields on shares you purchase. The portion of any dividend that exceeds our earnings and profits will be considered a return of capital and will not currently be subject to federal income tax to the extent that such dividends do not exceed your basis in the shares.

    We may reinvest, rather than distribute, funds available from the repayment of principal of loans we have made, or from sale or other disposition of any properties or other investments. We can "pass through" the capital gain character of any income generated by computing our net capital gains and designating a like amount of our distribution as capital gain dividends. The distribution requirement to maintain qualification as a real estate investment trust does not require distribution of net capital gains, if generated. Thus, the Board of Directors has a choice of whether to distribute any such gains. Undistributed net capital gains will be taxable to us.

    We have a dividend reinvestment plan which allows you to reinvest your dividends in shares of our common stock. Under the plan, the dividends due to you will be deposited directly with Gemisys Corporation, Englewood, Colorado ("Gemisys"), which combines the purchases of all participating shareholders. You will not incur any brokerage fees or service charges, although any brokerage fees we pay are treated as dividend income to you. You can also invest additional amounts, subject to certain minimums and maximums, on a regular basis or from time to time and can terminate participation in the dividend reinvestment plan at any time. See "DESCRIPTION OF CAPITAL STOCK--DIVIDEND REINVESTMENT PROGRAM."

                                 CAPITALIZATION

    The following table sets forth our capitalization as of June 30, 1999.

                                                                                 JUNE 30, 1999
                                                                                 -------------
Long Term Debt.................................................................  $         -0-

Shareholder's Equity(1)
  Common Stock, $.01 par value per share;
  30,000,000 shares authorized; issued and outstanding 1,189,823 shares........         11,898

Additional Paid-In Capital.....................................................     10,933,876

Accumulated Deficit............................................................       (136,014)

Total Shareholder's Equity.....................................................  $  10,809,760
                                                                                 -------------

    Total Capitalization.......................................................  $  10,809,760
                                                                                 -------------
                                                                                 -------------

------------------------

(1) Excludes 15,000 shares which each of our directors and the President of the Advisor (7 individuals; 105,000 shares in the aggregate) have an option to purchase at a price of $10.00 per share.

                            SELECTED FINANCIAL DATA

    The selected financial data presented below is derived from our audited financial statements at and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, and from our interim unaudited financial statements for the six-month periods ended June 30, 1998 and 1999. The financial statements are included in the appendix. You should refer to the financial statements, and notes thereto, for a more detailed presentation of financial information.

                                           PERIOD FROM
                                          MAY 27, 1994                                                 SIX MONTHS ENDED
                                               TO                  YEAR ENDED DECEMBER 31            ---------------------
                                          DECEMBER 31,   ------------------------------------------  JUNE 30,    JUNE 30,
                                              1994         1995       1996       1997       1998       1998        1999
                                          -------------  ---------  ---------  ---------  ---------  ---------  ----------
STATEMENT OF OPERATIONS DATA:
Revenues
  Interest Income Loans.................    $     -0-    $     -0-  $ 152,259  $ 343,695  $ 655,219  $ 285,661  $  358,207
  Interest Income Other.................          731        4,436     20,729     24,519     76,444    23,8456     103,440
  Capital Gains Realized................          -0-          -0-        -0-      4,298      9,138      2,514      13,458
  Origination Income....................          -0-          -0-      6,925     11,482     40,338     14,439      16,090
  Income Other Sources..................          -0-          -0-        -0-        124        874          1         171
  Escrow Interest Income................          -0-          -0-     37,477        -0-        -0-        -0-         -0-
                                          -------------  ---------  ---------  ---------  ---------  ---------  ----------
Total Revenues..........................          731        4,436    217,390    384,118    782,013    326,460     491,366
Operating Expenses
  Professional Fees.....................        1,404          -0-      8,411      8,065      8,988      7,780      13,303
  Director Fees.........................        2,000          -0-      1,600      2,400      3,200      1,600       1,600
  Amortization..........................          177          303        303        303        303        152         152
  Escrow Interest Expense...............          -0-          -0-     37,274        -0-        -0-        -0-         -0-
  Advisory Fees.........................          -0-          -0-     11,825     17,545     52,944     29,627      47,764
  Other.................................        1,672        5,456     12,591      7,991     11,213      5,951       9,182
                                          -------------  ---------  ---------  ---------  ---------  ---------  ----------
Total Expenses..........................        5,253        5,759     72,004     36,304     76,648     45,110      72,001
Provision for (Benefit From)
  Income Taxes..........................          -0-          -0-    (20,000)   (13,000)    (7,000)       -0-         -0-
Net Income (loss).......................    $  (4,522)   $  (1,323) $ 165,386  $ 360,814  $ 712,365  $ 281,350  $  419,365
                                          -------------  ---------  ---------  ---------  ---------  ---------  ----------
                                          -------------  ---------  ---------  ---------  ---------  ---------  ----------
Income (loss) per Common Share..........    $    (.23)   $    (.07) $     .79  $     .91  $     .86  $     .45  $      .36
Weighted Average Common
  Shares Outstanding(1).................       20,000       20,000    209,072    398,160    825,176    618,740   1,174,200
Dividends Declared......................    $     -0-    $     -0-  $ 189,435  $ 379,939  $ 741,676  $ 164,936  $  317,374
Dividends Declared per Share............    $     -0-    $     -0-  $  .47185  $   .9475  $     .90  $  .45375  $    .4625

                                                                 DECEMBER 31                               JUNE 30
                                            ------------------------------------------------------  ---------------------
                                              1994       1995       1996       1997        1998       1998        1999
                                            ---------  ---------  ---------  ---------  ----------  ---------  ----------
BALANCE SHEET DATA:
Assets:
  Cash and Cash Equivalents...............  $ 149,023  $ 135,282  $ 612,744  $ 291,815  $2,941,531  $1,248,563 $1,137,573
  Current Maturities of Loans
    Receivable............................        -0-        -0-     55,436    103,505     237,241     69,723     171,056
  Loans Receivable, net of current
    maturities............................        -0-        -0-  2,605,388  4,808,803   5,994,620  6,649,312   7,962,561
  Bonds Receivable........................        -0-        -0-    120,640    125,809   1,023,997    139,267   1,933,901
  Account Receivable......................        -0-        -0-        -0-        -0-      28,777        -0-         -0-
  Prepaid Expense.........................        -0-        -0-        -0-        -0-         -0-        -0-         -0-
  Deferred Offering Costs.................     59,916    107,295        -0-        -0-         -0-      3,977      10,841
  Deferred Tax Asset......................        -0-        -0-     20,000     33,000      40,000     33,000      40,000
  Organizational Expenses (net)...........      1,339      1,071        769        464         161        313           9
                                            ---------  ---------  ---------  ---------  ----------  ---------  ----------
Total Assets:.............................  $ 210,278  $ 243,648  $3,414,977 $5,363,396 $10,266,327 $8,144,155 $11,255,941
                                            ---------  ---------  ---------  ---------  ----------  ---------  ----------
                                            ---------  ---------  ---------  ---------  ----------  ---------  ----------
Liabilities and Shareholder's Equity:
  Accounts Payable........................  $  14,800  $  49,493  $   8,482  $  15,490  $   12,759  $  65,254  $   26,180
  Deferred Income.........................        -0-        -0-     45,930     78,428     114,180    105,615     160,143
  Dividends Payable.......................        -0-        -0-     80,424    127,899     233,004    174,631     259,858
  Shareholder's Equity (net of deficit
    accumulated during development
    stage)................................    195,478    194,155  3,280,141  5,141,579   9,906,384  7,433,568  10,809,760
                                            ---------  ---------  ---------  ---------  ----------  ---------  ----------
                                            $ 210,278  $ 243,648  $3,414,977 $5,363,396 $10,266,327 $8,144,155 $11,255,941
                                            ---------  ---------  ---------  ---------  ----------  ---------  ----------
                                            ---------  ---------  ---------  ---------  ----------  ---------  ----------

------------------------------

(1) Excludes 15,000 shares which each of our directors and the President of the Advisor (7 individuals; 105,000 shares in the aggregate) have an option to purchase, at a price of $10.00 per share.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION AND PLAN OF OPERATION

    American Church Mortgage Company was incorporated in May 1994, began a "best efforts" offering of our common stock on July 11, 1995, and commenced active business operations on April 15, 1996 after completion of the "Minimum Amount" in our initial public offering. Consequently, we had no operating revenues for the years ended December 31, 1994 and 1995. Expenses were limited to organizational and offering-related costs.

    Business operations from inception to completion of the minimum offering were limited to daily business organizational efforts, activities relating to the offering, reviewing potential candidates for church mortgage loans, and conducting informational meetings with brokers and broker-dealers. We concluded our initial public offering on November 8, 1996. As of such date we had sold 335,481 shares at $10.00 per share to approximately 281 individuals, not including 20,000 shares ($200,000) previously purchased by our initial shareholder--DRM Holdings, Inc.

    On September 26, 1997, the Securities and Exchange Commission declared effective our second public offering of 1,500,000 common shares at a price of $10.00 per share ($15,000,000). That offering was co-underwritten by American Investors Group, Inc. and LaSalle St. Securities, Inc. ("LaSalle"). American acted in the capacity of the Managing Underwriter. The second offering was also conducted on a "best-efforts" basis. We concluded the second public offering on January 22, 1999. We sold 779,759 shares during our second public offering at $10.00 per share. As of June 30, 1999, we had 1,183,823 shares outstanding and approximately 789 shareholders.

    Between April 15, 1996 and June 30, 1999, we made 33 loans to 29 churches in the aggregate amount of $10,765,750, with the average size being $326,235. Of the 33 loans we made, six loans totaling $1,832,000 have been repaid by the borrowing churches. We have purchased in the secondary market for $3,028,921, first mortgage church bonds in the face amount of $3,047,300 and purchased for $72,800 second mortgage church bonds in the face amount of $100,000. Three of the first mortgage church bonds in the face amount of $38,300 have been called for redemption (early repayment) by the issuing organizations. In addition, we sold $307,000 principal amount of mortgage bonds for $302,000. We paid $277,800 for these bonds. We intend to fund additional first mortgage loans as investable assets become available through (i) the sale of additional shares in future public offerings; (ii) prepayment and repayment at maturity of existing loans;
(iv) borrowed funds; and (v) dividends reinvested under our Dividend Reinvestment Plan.

RESULTS OF OPERATION

    In 1996, we made loans to seven churches in the aggregate amount of $2,802,000, with an average loan size being $400,000. We also purchased in the secondary market for $46,412 (which includes $407 in accrued interest) first mortgage church bonds in the face amount of $50,000 and purchased for $72,800 second mortgage church bonds in the face amount of $100,000. As we commenced active business operations on April 15, 1996, results of operations through December 31, 1996 are reflective of only 255 days of operations.

    During the fiscal year ended December 31,1997, we funded an additional five first mortgage loans and three second mortgage loans to churches for an aggregate amount of $2,665,712 and purchased $2,000 principal amount of first mortgage church bonds for a purchase price of $871.

    During the fiscal year ended December 31, 1998, we funded an additional six first mortgage loans and two second mortgage loans to churches totaling $1,793,750 and $355,000 respectively. We also purchased $925,300 principal amount of first mortgage church bonds for a purchase price of $922,445. During the fiscal year ending December 31, 1998, two first mortgage loans and one second mortgage loan in the amounts of $730,000 and $350,000 respectively, were repaid by the borrowing churches in accordance with the terms of each loan. We had two first mortgage church bonds called for redemption (early repayment) by the issuing organizations. The two bonds paid all principal and interest to which we were entitled. The face amount of the bonds was $33,300. We paid $29,225 for both bonds.

    FIRST TWO QUARTERS OF 1999 VERSUS FIRST TWO QUARTERS OF 1998. Our operating income for the six month period ended June 30, 1999 was $419,365 on total revenues of $491,366. Interest income earned on our portfolio of loans was $358,207. Excluded from revenue for the six month period ended June 30, 1999 is $61,076 of origination income, or "points," we received, recognition of which under generally accepted accounting principles ("GAAP") must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a real estate investment trust requires, among other things, the distribution to shareholders of at least 95% of "Taxable Income," the dividends declared and paid to shareholders for the quarters ended March 31 and June 30, 1999 included origination income even though it is not recognized in its entirety for the period under GAAP.

    Total assets for the six month period ended June 30, 1998 increased $989,614 to $11,255,941 primarily as a result of the sale and issuance of common stock pursuant to our second public offering, the proceeds of which were deployed into three new mortgage loans, church bonds purchased in the secondary market, and cash and cash equivalent money market obligations. Shareholders' equity rose $903,376 to $10,809,760 for the same reason. Our liabilities at the end of the six month period ended June 30, 1999 are primarily comprised of a "Deferred Income," reflecting our practice of recognizing origination income and dividends as of June 30, 1999 but not yet paid over the life of each loan.

    Our second public offering concluded January 22, 1999. A total of 779,759 shares were sold during our second public Offering at $10.00 per share. We had 1,183,823 shares outstanding as of June 30, 1999. During the six month period ended June 30, 1999, we funded seven additional first mortgage loans totaling $3,031,00 and a second mortgage loan for $235,000. In addition, we purchased $2,070,000 principal amount of first mortgage church bonds for a purchase price of $2,059,198 (which includes $18 in accrued interest). All loans we make range in interest rate charged to the borrowers from 9.85% to 12.00%. As of June 30, 1999, the average, principal-adjusted interest rate on our portfolio of loans was 10.65%. Our portfolio of bonds has an average current yield of 9.28%.

    FISCAL YEAR 1998 VERSUS FISCAL YEARS 1997 AND 1996. Our operating income for the fiscal year ended December 31, 1998 was $705,365 on total revenues of $782,013 compared to $360,814 and $165,386 on total revenues of $384,118 and $217,390 for the years ended December 31, 1997 and 1996 respectively. Interest income earned on our portfolio of loans was $655,219 for the year ended December 31, 1998 compared to $343,695 and $152,259 for 1997 and 1996, respectively. This increase is due to the fact that sixteen new loans were originated in fiscal years ended December 31, 1998 and 1997. Excluded from revenue for the year ended December 31, 1998 is $14,268 of origination income, or "points," recognition of which under generally accepted accounting principles ("GAAP") must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a real estate investment trust requires the distribution to shareholders of at least 95% of "Taxable Income," the dividends declared and paid to shareholders for the quarters ended March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998 included origination income even though it was not recognized in its entirety for the period under GAAP.

    DIVIDENDS. Our Board of Directors declared quarterly dividends of $.23125 for each share held of record on March 31, 1998, $.23125 for each share held of record June 30, 1998, $.2125 for each share held of record September 30, 1998, and $.225 for each share held of record on December 31, 1998. Based on the four quarters of operations for the quarters ended March 31, 1998, June 30, 1998, September 30, 1998, and December 31, 1998, the
dividends paid represented a 9.25%, 9.25%, 8.50% and 9.00% annualized yield to shareholders respectively. Total dividends paid in 1998 represented a 9.00% annual rate of return on each share of common stock owned and purchased for $10 per share. The dividends we paid for fiscal year 1997, our first full fiscal year of operations, represented a 9.48% annual rate of return on each share of common stock owned. Our Board of Directors declared a quarterly dividend of $.1875 for each share held of record on March 31, 1999, and a quarterly dividend of $.21875 for each share held of record on June 30, 1999, representing a 7.50% and 8.75% annualized yield to shareholders, respectively.

    We paid our highest quarterly dividend payment for the quarter ended December 31, 1997 and our lowest quarterly dividend payment for the quarter ended March 31, 1999. The quarterly dividend paid for each share held of record on December 31, 1998 was $.25625 per share representing an annualized yield of 10.25%. The quarterly dividend payment for each share held of record on March 31, 1999 was $.1875 representing an annualized yield of 7.50%. The dividend payment for December 31, 1998 was significantly higher than the average dividend amount due to the large number of loans funded during the quarter. Each loan funded during the quarter generated origination income. Origination income is "Taxable Income" even though it is not recognized in its entirety for the period under GAAP. The comparatively lower dividend payment for March 31, 1999 was directly related to large cash balances we maintained during the quarter as we received proceeds from our second stock offering pending deployment in new loans to churches. Because interest earned in our money market account is substantially lower than interest earned on its mortgage loans, interest income earned was lower than is anticipated to be earned once the offering proceeds are deployed into new loans.

    ASSETS OF THE COMPANY. Our total assets increased from $3,414,977 as of December 31, 1996 to $5,363,396 as of December 31, 1997. As of December 31, 1998, assets increased to $10,259,327. The primary reason for the increase in totals assets from December 31, 1996 through December 31, 1998 was a result of the sale and issuance of common stock pursuant to our second public offering. Shareholders' equity rose from $3,280,141 at December 31, 1996 to $6,251,276 at December 31, 1997 and again to $9,899,384 at December 31, 1998 for the same reasons. Liabilities for all periods after December 31, 1995 are primarily comprised of a "Deferred Income" item, reflecting our practice of recognizing origination income over the life of each loan. Dividends declared but not yet paid are a material liability for all periods after December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES

    Our revenue is derived principally from interest income, and secondarily, from origination fees and renewal fees. We also earn income through interest on funds that are invested pending their use in funding mortgage loans or distributions as dividends to shareholders, and on income generated on church bonds we may purchase and own. We generate revenue through (i) permitted temporary investments of the net proceeds from the sale of shares, and (ii) making mortgage loans to churches and other non-profit religious organizations. Our principal expenses are Advisory Fees, legal and accounting fees, shareholder communications costs, and the expenses of our stock transfer agent, registrar and dividend reinvestment agent.

    Our future capital needs are expected to be met by (i) additional sale of our shares to the public (ii) prepayment, repayment at maturity and renewal of mortgage loans, and (iii) borrowed funds. We believe that the "rolling" effect of mortgage loans maturing, together with dividends reinvested under our Dividend Reinvestment Plan, will provide a supplemental source of capital to fund business operations in future years. Nevertheless, we believe that it may be desirable, if not necessary, to sell additional shares of common stock in order to enhance our capacity to make mortgage loans on a continuous basis. There can be no assurance that we will be able to raise additional capital on favorable terms. We may borrow funds in an amount not to exceed 50% of our Average Invested Assets in order to increase our lending capacity. We have obtained a $1,000,000 secured line of credit facility with Beacon Bank, Shorewood, Minnesota. We intend to use this loan facility to enable us to close loans on schedule while we may not otherwise have adequate funds on hand. Beacon Bank line of credit is secured by church bonds owned by us. We have not yet utilized this line of credit. When we do, we expect to pay it off promptly as cash becomes available.

    We do not believe that inflation at the national level has made a material impact upon its operations since inception, nor do we believe that currently anticipated levels of inflation in 1999 will have a material impact on our business. Nevertheless, if the rate of inflation increased materially, we would expect interest rates generally to increase, thus possibly making the yield to investors in the Shares less attractive as compared to alternative fixed-income investments. If the rate of inflation decreases materially, then interest rates likely would decline or remain at current levels. A decline in interest rates generally would require us to offer lower rates to borrowers which, in turn, could result in lower yields to our shareholders.

                                  OUR BUSINESS
GENERAL

    American Church Mortgage Company was incorporated in Minnesota on May 27, 1994 to become a REIT for the purpose of engaging in the business of making mortgage loans to churches and other non-profit religious organizations.

    We make loans throughout the United States in principal amounts limited in range from $100,000 to $1,000,000. We may invest up to 30% of our Average Invested Assets in mortgage-secured debt securities (bonds) issued by churches and other non-profit religious organizations. We have been actively engaged in the business of making such loans or investing since April 15, 1996. We intend to lend funds and acquire mortgage secured investments pursuant to our business plan as additional funds become available from the sale of shares in this offering, and thereafter as funds from loan repayments, bond maturities, Dividend Reinvestment Plan funds and other resources become available.

OUR BUSINESS ACTIVITIES

    The Advisor's affiliate, American Investors Group, Inc. (the "Underwriter" or "American") has underwritten first mortgage bonds since 1987 for churches throughout the United States. In underwriting such bonds, American reviews financing proposals, analyzes a prospective borrower's financial capability, and structures, markets and sells, mortgage-backed bond securities to the investing public. Since its inception through June 30, 1999, American had underwritten approximately 151 church bond financings, in which approximately $232,438,000 in first mortgage bonds have been sold to public investors. The average size of church bond financings underwritten by American since its inception is approximately $1.5 million. See "APPENDIX I, TABLE III."

    In the course of its business, American identified a demand from potential borrowers for smaller loans of $100,000 to $1,000,000. Because of the regulatory and administrative expenses associated with bond financing, the economic feasibility of bond financing diminished for financings under $750,000. As a result, American believed that many churches were forced to either forego the project for which their financing request was made, fund their project from cash flow over a period of time and at greater expense, or seek bank financing at terms which were not always favorable or available to them. We provide a lending source to this segment of the industry, capitalizing on the human resources available at American and the Advisor and the marketing, advertising and general goodwill of American.

FINANCING BUSINESS

    We make first mortgage loans in amounts ranging from $100,000 to $1,000,000, to churches and other non-profit religious organizations, and invest in mortgage-secured debt instruments issued by churches and other non-profit religious organizations ("Church Bonds"). We will apply essentially all of our working capital (after adequate reserves determined by the Advisor) toward making mortgage loans and investing in Church Bonds. We seek to enhance returns on investments by (i) offering competitively attractive mid-term (5-15 years) loans and long-term (20-year) loans (although there is no limit on the term of our loans); (ii) seeking origination fees, or "points," from the borrower at the outset of a loan and upon any renewal of a loan; (iii) making a limited amount of higher-interest rate second mortgage loans to qualified borrowers; and (iv) purchasing a limited amount of Church Bonds. Our policies limit the amount of second mortgage loans and bonds to 20% of our Average Invested Assets on the date any second mortgage loan is closed or bond is purchased, and limit the amount of mortgage-secured debt securities to 30% of Average Invested Assets on the date of their purchase. As of June 30, 1999, the percentage of Average Invested Assets in second mortgage loans, and the percentage invested in mortgage-secured debt securities was 7.2% and 18.9% respectively. All other mortgage loans we make (or Church Bonds purchased for investment) will be secured by a first mortgage or deed of trust. As we attempt to make mortgage loans that maximize interest income, we may make longer-term fixed-rate loans in our discretion in order to reduce the risk of downward interest rate fluctuations.

    Our lending and investing decisions, including determination of a prospective borrower's or church bond issuer's financial credit worthiness, are made for us by the Advisor. We have no employees. Employees and agents of the Advisor conduct all aspects of our business, including (i) marketing and advertising; (ii) communication with prospective borrowers; (iii) processing loan applications; (iv) closing the loans; (v) servicing the loans; and (vi) administering the Company's day-to-day business.

CURRENT FIRST MORTGAGE LOAN TERMS

    We offer prospective borrowers a selection of loan types, which include a choice of fixed or variable rates of interest indexed to the prime rate, the U.S. Treasury 10-Year Notes, or another generally recognized reference index, and having various terms to maturity, origination fees and other terms and conditions. The terms of loans we offer may be changed by the Advisor as a result of such factors as (i) the terms of loans in our portfolio; (ii) competition from other lenders; (iii) anticipated need to increase the overall yield on our mortgage loan portfolio; (vi) local and national economic factors; and (v) actual experience in borrowers' demand for the loans. We currently make available the following loan types:

LOAN TYPE                                  INTEREST RATE(1)                ORIGINATION FEE(2)
-----------------------------  -----------------------------------------  ---------------------
15 Year Term(3)                Fixed @ Prime + 2.00%                                  4.0%
20 Year Term(3)                Fixed @ Prime + 2.10%                                  4.0%
20 Year Term(3)                Variable Annually @ Prime + 1.25%                      3.5%
Renewable Term(4)              Fixed @ Prime plus:
  3 Year                       1.50%                                                  3.5%
  5 Year                       1.75%                                                  3.5%
  7 Year                       2.00%                                                  3.5%
Construction 1 Year Term       Fixed @ Prime + 3.25%                                  2.0%

------------------------

(1) "Prime" means the prime rate of interest charged to preferred customers, as published by a federally chartered bank chosen by us.

(2) Origination fees are based on the original principal amount of the loan and are collected from the borrower at the origination and renewal of loans, one-half of which is payable directly to the Advisor.

(3) Fully amortized repayment term.

(4) Renewable term loans are repaid based on a 20-year amortization schedule, and are renewable at the conclusion of their initial term for additional like terms up to an aggregated maximum of 20 years. We charge a fee of 1% upon the date of each renewal. If renewed by the borrower, the interest rate is adjusted upon renewal to Prime plus a specified percentage "spread."

    THIS TABLE DESCRIBES MATERIAL TERMS OF LOANS AVAILABLE FROM US. THE TABLE DOES NOT PURPORT TO IDENTIFY ALL POSSIBLE TERMS, RATES, AND FEES WE MAY OFFER. WE MAY MODIFY THE TERMS IDENTIFIED ABOVE AND/OR OFFER LOAN TERMS DIFFERENT THAN THOSE IDENTIFIED ABOVE.

OUR PROPERTY (PORTFOLIO)

    As of June 30, 1999, we have twenty first mortgage loans aggregating $7,588,750 in principal amount and three second mortgage loans aggregating $745,000 in principal amount. We also owned $1,946,000 principal amount first mortgage bonds issued by churches. The table below identifies the borrowing institutions, and certain key terms of the LOANS comprising our loan portfolio on June 30, 1999.

                                                                                   COLLATERAL
                                                 LOAN       LOAN       INTEREST    APPRAISED   FUNDING
BORROWING CHURCH                                AMOUNT      TERM         RATE        VALUE       DATE
---------------------------------------------  --------  ----------  ------------  ----------  --------
Landmark Apostolic Church....................  $290,000   5 years    10.75% Fixed  $  650,000  4/25/96
Fountain of Life Church......................  $375,000   15 years   11.25% Fixed  $  500,000  5/15/96
River of Life Church.........................  $425,000   7 years    11.25% Fixed  $  600,000  5/06/96
Chesapeake Christian Ctr.(1).................  $710,000   5 years    11.00% Fixed  $  850,000  10/30/96
Christ Community Evangelistic Church.........  $310,000   15 years   11.25% Fixed  $  440,000  06/27/97
Evangel Temple...............................  $312,000   15 years   11.25% Fixed  $  560,000  11/13/97
Zion Dominion C.O.G.I.C.(2)..................  $525,000   15 years   11.25% Fixed  $  774,000  10/15/97
St. Luke's Pentecostal.......................  $207,000   5 years    10.75% Fixed  $  277,000  12/04/97
Bethlehem Temple, Rialto (Second Mortgage
  Loan)......................................  $290,000   5 years(3) 12.00% Fixed  $2,375,000  12/24/97
Praise Tabernacle Baptist....................  $245,000   5 years    10.75% Fixed  $  375,000  03/30/98
Agape Ministries.............................  $300,000   5 years    10.50% Fixed  $  400,000  05/07/98
New Hope Baptist Church (Second Mortgage
  Loan)......................................  $220,000   5 years(3) 11.00% Fixed  $ 3,000,00  06/23/98
Pearly Gate Baptist Church...................  $490,000   5 years    10.50% Fixed  $1,000,000  06/26/98
Mt. Ararat Baptist Church....................  $170,000   5 years    10.75% Fixed  $1,000,000  09/24/98
Restoring America's Families Ministries......  $198,750   20 years   9.85% Fixed   $  265,000  12/09/98
United Baptist Church (Second Mortgage
  Loan)......................................  $235,000   20 years   10.50% Fixed  $2,500,000  01/27/99
Praise Chapel International..................  $115,000   5 years    10.00% Fixed  $  175,000  03/02/99
Vineyard Christian Center....................  $640,000   20 years   9.85% Fixed   $  950,000  03/17/99
Red Mills Baptist Church.....................  $400,000   20 years   10.50 Fixed   $1,200,000  04/28/99
The Church of Christian Compassion...........  $345,000   20 years   9.85% Fixed   $  501,750  04/30/99
Bread of Life Church.........................  $435,000   20 years    9.85 Fixed   $  950,000  05/17/99
Greater Hill Zion Baptist....................  $550,000   20 years      9.75%      $1,040,000  05/20/99
Freewill Christian Center....................  $596,000   20 years      10.00%     $  797,000  06/22/99

--------------------------

(1) Includes an initial loan in the amount of $490,000 and an additional supplemental loan of $220,000 funded in December 1997.

(2) Includes an initial loan in the amount of $390,000 and an additional supplemental loan of $135,000 funded in June 1998.

(3) Denotes a five year balloon loan. All principal is due and payable at the end of the five year period.

    We have purchased and currently hold for investment the following mortgage-secured BONDS:

                                                                                                                        ORIGINAL
                                               PRINCIPAL   PURCHASE   FACE YIELD    YIELD TO   CURRENT     MATURITY      ISSUE
ISSUER                                          AMOUNT      PRICE      OF BONDS     MATURITY    YIELD        DATE         DATE
---------------------------------------------  ---------   --------  -------------  --------   -------   -------------  --------
Palm Beach Cathedral.........................  $   2,000   $    871      7.75%        19.63%    17.80%     01/25/12     01/25/97
Gospel Tabernacle Church.....................  $   3,000   $  3,000      9.50%         9.50%     9.50%     02/01/10     02/01/98
Gospel Tabernacle Church.....................  $   1,000   $  1,000      9.25%         9.25%     9.25%     08/01/08     02/01/98
Sharon Baptist...............................  $   3,000   $  2,970     10.00%       10.126%    10.10%     04/15/14     10/15/97
Apostolic Faith Church.......................  $   5,000   $  4,500      8.50%       13.277%     9.44%     06/15/01     12/15/93
Greater Open Door Church.....................  $ 723,000   $723,000   From 6.35%        N/A     9.545%    Serially to   12/17/98
                                                                       to 9.80%                            05/01/18
Church of the Great Commission...............  $   4,000   $  4,000     10.50%        10.50%    10.50%     09/15/13     04/01/95
Pembroke Park C.O.G.I.C......................  $   4,000   $  3,920     10.00%       10.308%    10.20%     11/15/09     11/15/95
New Life Baptist Church......................  $  10,000   $  9,800     10.05%       10.323%    10.26%     10/15/12     03/15/98
Southern California Word of Faith............  $ 820,000   $820,000   From 9.20%        N/A      9.25%   From 08/01/14  02/01/99
                                                                       to 9.25%                           to 02/01/19
Spiritual Life Ministries....................  $ 250,000   $250,000      9.50%         9.50%     9.50%     02/15/14     02/15/99
New Generation Ministries....................  $  20,000   $ 20,000      9.70%         9.70%     9.70%     09/15/18     09/15/98
Gates of Heaven..............................  $  10,000   $  9,000     10.00%       11.393%    11.11%     05/15/14     11/15/94
Gates of Heaven..............................  $  10,000   $  9,000     10.20%       11.790%    11.33%     11/15/10     11/15/94
Gates of Heaven..............................  $  10,000   $  9,000     10.20%       11.826%    11.33%     05/15/10     11/15/94
Cornerstone Church Srs II....................  $   5,000   $  4,500      9.95%       11.642%    11.06%     05/15/09     05/15/96
Korean Presbyterian Church...................  $  19,000   $ 17,100     10.00%       12.585%    10.00%     08/15/04     08/15/92
Christ Church of Kirkland....................  $   5,000   $  4,500     10.10%       11.561%    11.22%     01/01/13     12/29/95
Morning Star Baptist Church..................  $  11,000   $  9,900      9.65%       11.088%    10.72%     09/15/12     09/15/94
Full Gospel Christian Assembly...............  $   8,000   $  7,200      9.50%       11.267%    10.56%     07/01/08     07/01/97
Teen Mania Ministries........................  $   7,000   $  6,300      9.50%       11.211%    10.56%     01/01/09     07/01/97
Church of Jesus Christ.......................  $  10,000   $  8,400      9.65%       12.189%   11.488%     06/01/11     06/01/94
Spiritual Life...............................  $   6,000   $  5,820      9.85%       10.258%    10.15%     05/15/13     05/15/98

    The Palm Beach Cathedral bonds are "restructured" bonds. A "restructured" bond issue is one that experienced an interruption in interest and/or principal payment to bondholders, but by virtue of an agreement and/or court order has agreed to make payments on terms which may differ from the terms of the original obligation. By restructuring their first mortgage debt obligation, the church was able to avoid foreclosure on its church property on which bondholders have a first mortgage upon the property-- including a security interest in all fixtures and furnishings. The Palm Beach Cathedral resumed its mortgage debt obligations to the bondholders under an approved plan of reorganization between the church and the trustee representing the interest of bondholders. Bondholder's interests were represented by the Trustee who is responsible for enforcement of the trust indenture which holds the First Mortgage on the church's property. The Trustee is responsible for distributing both interest and principal to bondholders as defined in the mortgage trust indenture. As restructured, the bond debt is now fully amortized and pays both principal and interest to bondholders semi-annually. The Palm Beach Cathedral bonds mature on January 25, 2012.

    Greater Open Door Church of God in Christ issued $900,000 first mortgage bonds in November 1998. We purchased the entire bond issue. The bonds were underwritten by the Underwriter and are secured by a first mortgage on the Church's real property appraised at $1,200,000. Gospel Tabernacle Church, issued $3,550,000 first mortgage bonds in February 1998. The bonds were underwritten by the Underwriter and are secured by a first mortgage on the Church's real property appraised at $6,000,000.

    We purchased the remaining bonds from or through the Underwriter in the secondary market. There can be no assurance that a secondary market for resale of the bonds will be available in the future. Therefore, we intend to retain them until maturity or redemption by the issuing Church.

MORTGAGE LOAN PROCESSING AND UNDERWRITING

    The Advisor's personnel process and verify mortgage loan applications. Verification procedures are designed to assure a borrower's qualification under our financing policies. Verification procedures include obtaining:

    - written applications (and exhibits) signed and authenticated by the prospective borrower

    - financial statements of the prospective borrower

    - corporate records and other organizational documents of the borrower

    - preliminary title report or commitment for mortgagee title insurance

    - a real estate appraisal in accordance with our financing policies

    We require that appraisals and financial statements be prepared by independent third-party professionals who are pre-approved based on their experience, reputation and education. Completed loan applications, together with a written summary are then considered by our underwriting committee, comprised of the Advisor's President, the Advisor's Vice-President, our President, and the director of Underwriting of the Underwriter. The Advisor may arrange for the provision of mortgage title insurance and for the services of professional independent third-party accountants and appraisers on behalf of borrowers in order to achieve pricing efficiencies on their behalf and to assure the efficient delivery of title commitments, preliminary title reports and title policies, and financial statements and appraisals meeting our underwriting criteria. The Advisor may arrange for the direct payment for such professional services and for the direct reimbursement to it of such expenditures by borrowers and prospective borrowers. Upon closing and funding of mortgage loans, a negotiable origination fee based on the original principal amount of each loan may be charged, of which one-half will be payable to the Advisor.

LOAN COMMITMENTS

    Subsequent to approval by our underwriting committee, and prior to funding a loan, we issue a loan commitment to qualified applicants. We may charge a loan commitment fee, but typically do not. Commitments indicate the loan amount, origination fees, closing costs, underwriting expenses (if any), funding conditions, approval expiration dates, interest rate and other terms. Commitments generally set forth a "prevailing" interest rate that is subject to change in accordance with market interest rate fluctuations until the final loan closing documents are prepared. In certain cases we may establish ("lock in") interest rate commitments up to sixty days from the commitment to closing. Interest rate commitments beyond sixty days will not normally be issued unless we receive a fee premium based upon the assessment of the risk associated with a longer period.

LOAN PORTFOLIO MANAGEMENT

    The Advisor manages and services our portfolio of mortgage loans in accordance with the Advisory Agreement. The Advisor is responsible for all aspects of our mortgage loan business, including:

    - closing and recording of mortgage documents

    - collecting principal and interest payments

    - enforcing loan terms and other borrower's requirements

    - periodic review of each mortgage loan file

    - determination of reserve classifications

    - exercising our remedies in connection with defaulted or non-performing loans

Fees and costs of attorneys, insurance, bonds and other direct expenses incurred in connection with the exercise of remedies in connection with a loan default are our responsibility, although they may be recouped from the borrower in the process of pursuing our remedies. The Advisor will not receive any additional compensation for services rendered in connection with on-going loan portfolio management or exercising our remedies in the event of a loan default.

LOAN FUNDING AND BANK BORROWING

    Our mortgage loans and purchases of Church Bonds are funded with available cash resources and, at the discretion of the Advisor, may be funded with borrowings under a line of credit with a commercial lender or bank. We may borrow up to 50% of the value of our Average Invested Assets to make loans. In obtaining such a line of credit, we may assign one or more of our mortgages and/or mortgage-secured bonds as collateral. We have obtained a $1,000,000 secured line of credit facility with Beacon Bank, Shorewood, Minnesota. We intend to use this loan facility to enable us to close loans on schedule while we may not otherwise have adequate funds on hand. The Beacon Bank line of credit is secured by church bonds owned by us. We have not yet utilized this line of credit. When we do, we expect to pay it off promptly as cash becomes available.

    Initially, our available cash resources will be limited to the net proceeds from the sale of the Shares, minus reserves for operating expenses, and bad-debt reserves, as determined by the Advisor. As our business develops and over the course of time, cash resources available for lending purposes will include, in addition to the net proceeds from sales of shares:

    - principal repayments from borrowers on loans

    - dividends reinvested through the Dividend Reinvestment Plan

    - funds borrowed under any line of credit arrangement

FINANCING POLICIES

    Our business of mortgage lending to churches and other non-profit religious organizations is managed in accordance with and subject to our financing policies. Our financing policy identifies our general business guidelines and the parameters of our lending business.

    - Loans we make are limited to churches and other non-profit religious organizations, and will be secured by mortgages. The total principal amount of our second mortgage loans and bonds funded is limited to 20% of our Average Invested Assets. All other loans will be first mortgage loans.

    - The loan amount cannot exceed 75% of the value of the real estate and improvements securing each loan, such value being determined based on a written appraisal prepared by an appraiser acceptable to the Advisor. On loans over $500,000, we will require a written appraisal certified by a member of the Appraisal Institute ("MAI"), or a state-certified appraiser.

    - The borrower must furnish us with an ALTA (American Land Title Association) or equivalent Mortgagee Title Policy insuring our mortgage interest.

    - The borrower's long-term debt (including the proposed loan) cannot exceed four (4) times the borrower's gross income for the previous twelve (12) months.

    - The borrower must furnish us with financial statements (balance sheet and income and expense statement) for the last two (2) complete fiscal years and a current financial statement as of and for the period within ninety
      (90) days of the loan closing date. On loans of $500,000 or less, the last complete fiscal year must be reviewed by an independent accounting firm. On loans in excess of $500,000, the Advisor, on our behalf, may require that the last complete fiscal year financial statements be audited by an independent auditor. Borrowers in existence for less than three fiscal years must provide financial statements since inception. No loan will be extended to a borrower in operation less than two years (24 months) absent express approval by our Board of Directors.

    - The Advisor, on our behalf, may require the borrower to arrange for automatic electronic or drafting of monthly payments.

    - The Advisor, on our behalf, may require (i) key-man life insurance on the life of the senior pastor of a church; (ii) personal guarantees of church members and/or affiliates; and (iii) other security enhancements for our benefit.

    - The borrower must agree to provide us with annual reports (including financial statements) within 120 days of each fiscal year end beginning with the fiscal year end next following the funding of the loan.

    - In its discretion, the Advisor, on our behalf, may require the borrower to grant to us a security interest in all personal property located and to be located upon the mortgaged premises (excluding property leased by the borrower).

    We require that a borrower maintain at all times during the loan a general perils and liability coverage insurance policy naming us as a co-insured in connection with damage or destruction to the property of the borrower, which typically includes damage caused by fire, flood, vandalism and theft. In its discretion, the Advisor may require the borrower to provide earthquake and/or other special coverage.

    These Financing Policies are in addition to the prohibited investments and activities identified hereinafter and which are set forth in our Bylaws, which are discussed in the next section.

PROHIBITED INVESTMENTS AND ACTIVITIES

    Our Bylaws impose certain prohibitions and restrictions on our investment practices and activities, including prohibitions against:

    - Investing more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

    - Investing in commodities or commodity futures contracts other than "interest rate futures" contracts intended only for hedging purposes;

    - Investing in mortgage loans (including construction loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria;

    - Investing in mortgage loans that are subordinate to any mortgage or equity interest of the Advisor or our directors or any of their affiliates;

    - Investing in equity securities;

    - Engaging in any short sales of securities or in trading, as distinguished from investment activities;

    - Issuing redeemable equity securities;

    - Engaging in underwriting or the agency distribution of securities issued by others;

    - Issuing options or warrants to purchase our shares at an exercise price less than the fair market value of the shares on the date of the issuance or if the issuance thereof would exceed 10% in the aggregate of our outstanding shares;

    - Issuing debt securities unless the debt service coverage for the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service the higher level of debt;

    - Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

    - Selling or leasing to the Advisor, a director or any affiliate thereof unless approved as being fair and reasonable by a majority of directors (including a majority of Independent Directors), not otherwise interested in such transaction;

    - Acquiring property from the Advisor or any director, or any affiliate thereof (other than church bonds from American Investors Group, Inc. in the ordinary course of our investing activities), unless a majority of our directors (including a majority of our Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable and at a price no greater than the cost of the asset to such Advisor, director or any Affiliate thereof, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset exceed its current appraised value;

    - Investing or making mortgage loans unless a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or

    - Issuing our shares on a deferred payment basis or other similar arrangement.

    We do not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this prospectus, to offer securities in exchange for property unless deemed prudent by a majority of our directors, to repurchase or otherwise reacquire shares, to issue senior securities or to make loans to other persons except in the ordinary course of our business as described herein.

    In the future, we will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of ours, the Advisor or any affiliate of any of the foregoing unless a majority of our directors, including a majority of the Independent Directors, approves the transaction as fair and reasonable to us and the transaction is on terms and conditions no less favorable to us than those available from unaffiliated third parties. If we invest in any property, mortgage or other real estate interest pursuant to a transaction with the Advisor or any directors or officers thereof, then the investment will be based upon a current appraisal of the underlying property from an independent qualified appraiser selected by the Independent Directors and will not be made at a price greater than fair market value as determined by such appraisal.

POLICY CHANGES

    The Bylaw relating to policies, prohibitions and restrictions referred to under "OUR BUSINESS-- PROHIBITED INVESTMENTS AND ACTIVITIES" may not be changed (except in certain immaterial respects by a majority approval of the Board of Directors) without the approval of a majority of the Independent Directors and the approval of the holders of a majority of our shares, at a duly held meeting for that purpose.

COMPETITION

    The real estate financing industry is highly competitive. We compete with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to ours. Some competitors have greater financial resources, larger staffs and longer operating histories than we have. We compete by limiting our business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in this specialized industry segment.

EMPLOYEES

    We have no employees. Subject to the supervision of our Board of Directors, our business is managed by Church Loan Advisors, Inc. (the "Advisor"), which provides investment advisory and administrative services to us. The Advisor is owned by V. James Davis, David G. Reinhart and Philip J. Myers, who are our officers and directors and directors of the Advisor. Philip J. Myers is President of the Advisor. At present, certain officers and directors of American and the Advisor are providing services to us at no charge. These services include, among others, legal and analytic services relating to the implementation of our business plan, preparation of this prospectus (and Registration Statement of which this prospectus is a part) and development and drafting of documents to be utilized by the Advisor in connection with our business operations.

    The Advisor is not a registered advisor under the Investment Advisors Act of 1940, nor are we a registered investment company under the Investment Company Act of 1940. The Advisor employs three persons on a part-time or other basis. We do not expect to directly employ any persons in the foreseeable future, since all administrative functions and operations will be contracted for through the Advisor. Legal and accounting services will be provided by outside professionals. We will pay for these services directly.

OPERATIONS

    We are located in the 8,400 square foot offices of the Underwriter, American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343. These facilities are owned by affiliates of the Underwriter. We are not charged any rent for our use of these facilities, or for our use of copying services, telephones, facsimile machines, postage service, office supplies or employee services. Payments to the Advisor under the Advisory Agreement are intended, at least in part, to cover the general costs of such facilities, equipment and services used. We will not reimburse the Advisor for these expenses. We believe that the terms of this arrangement are at least as favorable to the Company as those obtainable from unaffiliated third parties. We believe that our current facilities will be adequate for the foreseeable future.

                                   MANAGEMENT

GENERAL

    Directors are elected for a term expiring at the next annual meeting of our shareholders and serve for one-year terms and until their successors are duly elected and qualified. Annual shareholder meetings are typically held in May. Officers serve at the discretion of the Board of Directors. Among other requirements, in order to maintain its REIT status, a majority of our directors must be "independent." Our executive officers and directors are as follows:

NAME                                     AGE                    OFFICE                 DIRECTOR SINCE
-----------------------------------      ---      -----------------------------------  ---------------
David G. Reinhart..................          46   President, Treasurer and Director            1994
V. James Davis.....................          55   Vice-President, Secretary and                1994
                                                    Director
Kirbyjon H. Caldwell...............          46   Independent Director                         1994
Robert O. Naegele, Jr..............          58   Independent Director                         1994
Dennis J. Doyle....................          47   Independent Director                         1994
John M. Clarey.....................          57   Independent Director                         1994

    DAVID G. REINHART, has been a director of ACMC since its inception, and has served as President and Treasurer of ACMC since January 1, 1999. He served as Vice-President and Secretary of ACMC from its inception until January 1, 1999. He is also Chairman of the Board of Directors of the Underwriter, American Investors Group, Inc., a director and shareholder of the Advisor, Church Loan Advisors, Inc., and President, director and shareholder of DRM Holdings, Inc. ("DRM"), the parent corporation of American Investors Group. Mr. Reinhart has served as legal counsel to banks, trust companies and broker-dealers in the area of church financings and otherwise since approximately March 1984. He currently acts as counsel for the Underwriter. He was employed in the St. Paul firm of Reinhart Law Offices, P.A. from November 1985 to February 1987, and from July 1983 to November 1985 he was employed as an Associate Attorney with the law firm of Robins, Kaplan, Miller & Ciresi, Minneapolis, Minnesota. Mr. Reinhart received his Juris Doctor degree, cum laude, in May 1979, from Hamline University School of Law, St. Paul, Minnesota and received his Bachelor of Science degree in May 1976, from Northern Michigan University, Marquette, Michigan. Mr. Reinhart has practiced law in the areas of corporate finance and general business law since 1979 and has developed expertise in the area of church financing. He is also employed from time-to-time as Adjunct Professor of Law, Hamline University School of Law, St. Paul, Minnesota. Mr. Reinhart holds General Securities Representative and General Securities Principal licenses with the National Association of Securities Dealers, Inc.

    V. JAMES DAVIS, has been a director of ACMC since its inception, and has served as the Vice-President and Secretary of ACMC since January 1, 1999. He served as President and Treasurer of ACMC from its inception until January 1, 1999. From November 1986 to October 1996 he served as President and a director of the Underwriter, American Investors Group, Inc. Prior to November, 1986, he was employed as President of Keenan & Clarey, Inc., Minneapolis, Minnesota, a church bond underwriter and broker-dealer, where he also served as Financial and Operations Principal and as a director. From January 1976 to March 1984, Mr. Davis was employed as Administrative Vice-President, and Financial and Operations Principal, by Offerman & Co., Inc., Minneapolis, Minnesota, a national broker-dealer and originator of corporate bond financing projects. Mr. Davis has been in the securities business since 1970 and was previously employed with other securities firms in Appleton, Wisconsin and Rockford, Illinois. He holds a Bachelor of Science degree in Liberal Arts from the University of Wisconsin--Whitewater (1967) and completed course work at St. Joseph College, Rensselaer, Indiana. Mr. Davis holds General Securities Representative, General Operations Principal and Financial Operations Principal licenses with the National Association of Securities Dealers, Inc.

    KIRBYJON H. CALDWELL, has served as an Independent Director of ACMC since September 1994. He currently is Senior Pastor of Windsor Village United Methodist Church and St. John's United Methodist Church in Houston, Texas, in which capacities he has served since January 1982 and September 1992, respectively. Membership in both churches is approximately 7,500 combined and their ministries reach a broad segment of the Houston region. Kirbyjon Caldwell received his B.A. degree in Economics from Carlton College (1975), an M.B.A. in Finance from the University of Pennsylvania's Wharton School (1977), and his Masters in Theology from Southern Methodist University School of Theology
(1981). He is a member of the Boards of Directors of Texas Commerce Bank (Houston), Hermann Hospital (Houston), Greater Houston Partnership, The United Way of The Texas Gulf Coast, and the American Cancer Society. He is also the founder and member of several foundations and other community development organizations.

    ROBERT O. NAEGELE, JR., has served as an Independent Director of ACMC since September 1994. Mr. Naegele's professional background includes advertising, real estate development, and consumer products, with a special interest in entrepreneurial ventures and small developing companies. Most recently, he led a group of investors to apply for, and receive an NHL Expansion Franchise, the MINNESOTA WILD, to begin play in a new arena in St. Paul, Minnesota, in the Fall of the year 2000. Mr. Naegele and his wife, Ellis, lived in Minneapolis through 1993 and now reside in Naples, Florida.

    DENNIS J. DOYLE, has served as an Independent Director of ACMC since September 1994. He is the owner and co-founder of Welsh Companies, Inc., Minneapolis, Minnesota--a full-service real estate company involved in property management, brokerage, investment sales, construction and residential and commercial development. Welsh Companies was co-founded by Mr. Doyle in 1980, and has five regional offices and 220 employees. Mr. Doyle is the recipient of numerous civic awards relating to his business skills. He also is a member of the Board of Directors of HEART (a non-profit organization), The Children's Theater (Minneapolis) and Grow Biz International, a publicly-owned company. He is also a member of the Board of Advisors of the MINNESOTA REAL ESTATE JOURNAL, and a member of the International Commercial Realty Services ("ICRS") and National Association of Office and Industrial Parks ("NAIOP").

    JOHN M. CLAREY, has served as an Independent Director of ACMC since September 1994. Since January 1992, he has been employed as First Vice President of Miller & Schroeder Financial, Inc., a Minneapolis, Minnesota based investment banking firm and NASD-member broker-dealer. From February 1991 through December 1991, Mr. Clarey was a general partner of the Clarepoint Partners, LP, a private venture capital firm, of which he was one of the founders. From July 1989 to February 1991, he was a Senior Vice President of Miller, Johnson and Kuehn, Inc., a Minneapolis-based broker-dealer. From November 1980 to July 1989, Mr. Clarey served as President and Chief Executive Officer of Allison-Williams Company, a Minneapolis-based investment banking firm specializing in municipal and corporate finance. From September 1965 to November 1970, he was employed as Executive Vice President of Keenan & Clarey, Inc., a Minneapolis broker-dealer specializing in structuring and development of corporate debt issues and financings for churches and other non-profit corporations. During his career in the securities and finance industry, Mr. Clarey has been active as a senior officer and director of local, regional, and national trade and professional associations and has served as a volunteer officer and director of various charitable organizations. He graduated from Marquette University, Milwaukee, Wisconsin (1963) with a B.A. in economics.

DAY-TO-DAY MANAGEMENT OF OPERATIONS.

    The Advisor provides our day-to-day operations under the Advisory Agreement. We have no employees. Our officers receive no compensation for their services, other than through their interests in the Advisor and our affiliates. Our officers have no employment contracts with us or the Advisor and are considered employees "at will." We believe that, because of the depth of management of the Advisor and its affiliates, the loss of one or more key employees of the Advisor, or one or more of our officers, would not have a material adverse effect upon our operations. As required by our Bylaws, a majority of our directors are Independent Directors in that they are otherwise unaffiliated with and do not receive compensation from us (other than in their capacity as directors) or from the Advisor or the Underwriter.

DUTIES OF DIRECTORS

    Our directors are responsible for considering and approving our policies. Directors meet as often and devote such time to our business as their oversight duties may require. Pursuant to our Bylaws, the Independent Directors have the responsibility of evaluating the capability and performance of the Advisor and determining that the compensation we pay to the Advisor is reasonable.

    Directors and officers are permitted to engage in other activities of the type we conduct. Neither our Articles of Incorporation or Bylaws nor any of our policies restrict officers or directors from conducting, for their own account or on behalf of others, business activities of the type we conduct.

    Directors and officers have a duty to us and our shareholders. Our directors may be removed by a majority vote of all shares outstanding and entitled to vote at any annual meeting or special meeting called for such purpose.

EXECUTIVE COMPENSATION

    We have officers and directors, but no employees as our operations and business are managed by the Advisor. Officers are not compensated other than through their interest in the Advisor and our other affiliates.

    We currently pay each Independent Director a fee of $500 for each board meeting ($200 for telephonic meetings), limited to $2,500 per year. We reimburse directors for travel expenses incurred in connection with their duties as directors. In 1998, the Independent Directors (four in number) were paid a total of $3,200 in director's fees. We have adopted a Stock Option Plan for Directors and the Advisor, under which each director and the Advisor's President are granted annually options to purchase 3,000 shares each of our common stock at a price equal to the fair market value at the date of the grant.

FIDUCIARY RESPONSIBILITY OF BOARD OF DIRECTORS AND INDEMNIFICATION

    The Board of Directors and the Advisor are accountable to us and our shareholders as fiduciaries. Consequently, they must exercise good faith and integrity in handling our affairs. Similarly, the Advisor has contractual obligations to us which it must discharge with the utmost good faith and integrity. This is a rapidly developing and changing area of the law. If you have questions concerning the duties of our directors, then you should consult with your own counsel.

    Our Articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, officer, employee or agent, PROVIDED THAT: (i) the director, Advisor or other party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, the Advisor or other person seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

    We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf; and (ii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification. The Board of Directors may deny the payment of advances to a non-Independent Director if a majority of the Independent Directors shall determine, in the exercise of their reasonable discretion, that the non-Independent Director seeking advances would not be entitled to indemnification.

    Subject to the limitations described above, we have the power to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

WARRANTS AND OPTIONS

    On September 30, 1994, the Board of Directors adopted a Stock Option Plan for Directors and the Advisor (the "Option Plan") to be administered by our directors, which provides for a grant of an option to purchase 3,000 shares of $.01 par value Common Stock, subject to certain adjustments, to a director upon his or her appointment or election and upon each re-election (directors are elected annually) or to the Advisor upon the Advisor's appointment or annual re-appointment. The purchase price of the Common Stock granted under each option is the fair market value, as defined in the Option Plan, at the time the option is granted. On November 15, 1994, 1995, 1996, 1997 and 1998, we issued options under the Option Plan to each of our six directors and the President of the Advisor, to purchase 3,000 shares each (an aggregate of 105,000 shares) at a price of $10 per share. These options vested or vest one year after their grant, and are thus exercisable beginning November 15, 1995 through 1999 and expire four years after their grant, and thus expire beginning November 15, 1999 through 2003. Options to purchase 84,000 shares are currently exercisable.

    We may grant full-time employees, our existing directors and officers and the Advisor warrants, options, stock purchase rights, incentive stock options or similar arrangements to purchase shares of our Common Stock. In accordance with applicable state law, we have agreed to limit the number of options or warrants issuable to the Advisor, Affiliates or any directors to ten percent of our outstanding shares on the date of grant of any options or warrants. The purchase price of shares issuable pursuant to such warrants or options will not be less than the fair market value at the time of the grant.

    We may refuse to allow the exercise of a warrant into Common Stock if the effect of such exercise or conversion would, in the opinion of our counsel, disqualify or jeopardize our status as a real estate investment trust under the Internal Revenue Code.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

    The following table sets forth as of June 30, 1999, certain information regarding beneficial ownership of our shares, as adjusted to give effect to the issuance of the shares offered hereby, by (i) each person known by us to be the beneficial owner of 5% or more of the outstanding shares; (ii) each of our directors and executive officers; and (iii) all of our directors and officers as a group. The percentage of shares outstanding before and after the Offering is calculated separately for each person and excludes shares issuable upon exercise of options. Unless otherwise noted, each of the following persons has sole voting and investment power with respect to the shares set forth opposite their respective names.

                                                                             PERCENT OF SHARES
                                                                                OUTSTANDING
                                                     NUMBER OF SHARES    --------------------------
                                                       BENEFICIALLY        BEFORE         AFTER
NAME OF BENEFICIAL OWNER(1)                              OWNED(2)         OFFERING     OFFERING(6)
-------------------------------------------------  --------------------  -----------  -------------
Iron Workers Local #498..........................          109,207(3)          9.18%         4.06%
David G. Reinhart................................           10,000(4)           .84           .37
Robert O. Naegele, Jr............................            5,000              .42           .19
V. James Davis...................................            1,237              .10           .05
Kirbyjon H. Caldwell.............................               --               --            --
Dennis J. Doyle..................................               --               --            --
John M. Clarey...................................               --               --            --
All Executive Officers and Directors as a Group
  (six individuals)..............................           16,237(5)          1.36%          .60%

------------------------

(1) The address for the directors is 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343.

(2) Excludes 15,000 shares (105,000 shares in the aggregate) which each of our directors and the President of the Advisor have an option to purchase pursuant to the Stock Option Plan for Directors and the Advisor. Options to purchase 84,000 Shares are currently exercisable.

(3) As of June 30, 1999, the Iron Workers Local 498 Pension Plan and Iron Workers Local 498 Health and Welfare Fund, 4749 W. Lincoln Drive, Suite 202, Matteson, Illinois 60443, owns collectively 109,207 shares. This investor may purchase additional shares in this offering.

(4) Shares indicated are owned of record by DRM Holdings, Inc., a Minnesota corporation ("DRM") which owns a total of 20,000 shares of stock for which it paid $200,000 ($10.00 per share). These shares are "restricted securities." DRM is owned by David G. Reinhart, our President, Treasurer and a Director; and by Philip J. Myers, the Advisor's President. Messrs. Reinhart and Myers are also directors of the Advisor and of the Underwriter. The number of shares and percentages set forth above are calculated by multiplying the total number of shares owned by DRM by the percentage such individuals' ownership of stock in DRM relates to the total outstanding shares of stock of DRM. Philip J. Myers, the Advisor's President, could be considered the beneficial owner of 10,000 shares (.84% before Offering and .37% after Offering).

(5) Includes the shares discussed in footnote (4) above.

(6) Assumes sale of all 1,500,000 shares offered hereby. Assumes named beneficial owners do not purchase any shares in this offering.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

    The Advisor manages our business subject to the supervision of our Board of Directors. The Advisor provides us with investment advisory and administrative services. The Advisor is owned by V. James Davis, David G. Reinhart and Philip
J. Myers. Messrs. Davis and Reinhart are our officers and two of our directors. Messrs. Reinhart and Myers are also shareholders, officers and directors of DRM Holdings, Inc, which owns American Investors Group, Inc. (the "Underwriter"). Messrs. Reinhart and Myers together own all of the total outstanding common stock of DRM Holdings, Inc. The Advisor employs two key persons on a part-time basis, including Philip J. Myers, President and Scott J. Marquis, Vice President. The Advisor, on our behalf, regularly uses the services of personnel employed by American Investors Group, Inc. We incur no direct cost for such services, except for the advisory fee we pay to the Advisor.

TRANSACTIONS WITH THE ADVISOR.

    Pursuant to an Advisory Agreement, we pay the Advisor certain advisory fees and expenses and remits one-half of any origination fee collected from a borrower. For the year ended December 31, 1998, we paid to the Advisor total advisory fees in the amount of $52,944 and the Advisor received loan origination fee income of $49,000. In 1997, we paid to the Advisor total advisory fees in the amount of $17,545, and the Advisor received loan origination fee income of $43,980. During the six month period ended June 30, 1999, we paid the Advisor advisory fees in the amount of $47,764 and the Advisor received loan origination fee income of $62,051. The Advisor voluntarily waived $15,223 and $23,119 in advisory fees in 1998 and 1997, respectively. Those advisory fees were waived by recommendation by the Advisor to the Board of Directors because of offering and related expenses we incurred in our incipient period of operations and the Advisor's desire to lessen the impact of such expenses on our operations, and because a material portion of our assets had not yet been invested in mortgage loans and/or church bonds, which reduced the Advisor's day-to-day operational activities. The waiver of fees by the Advisor was voluntary and cannot be expected to occur in the future. We believe that the terms of the Advisory Agreement are no less favorable to us had we entered into the agreement with an independent third party as advisor.

TRANSACTIONS WITH THE UNDERWRITER.

    Pursuant to the Underwriting Agreement, we will pay the Underwriter a sales commission equal to 5.95% of the gross amount of sales of the shares in this offering, plus a non-accountable expense reimbursement of up to $133,000, assuming all the shares are sold. The Underwriter is an affiliate of the Advisor. We believe that the terms of the Underwriting Agreement are no less favorable to us than if we had entered into the agreement with an independent third party as underwriter. The following table sets forth the name and positions of certain officers and all directors of the Underwriter:

NAME                                                               POSITION
----------------------------------------------  ----------------------------------------------
Philip J. Myers...............................  President, Secretary and Director
Scott J. Marquis..............................  Vice President
David G. Reinhart.............................  Chairman of the Board of Directors

    In the course of our business, we may purchase church bonds being underwritten and sold by American Investors Group, Inc. Although we would not pay any commissions, American will benefit from such purchases as a result of commissions paid to it by the issuer of the bonds. American also may benefit from mark-ups on bonds we buy from it and mark-downs on bonds we sell through it on the secondary market. We will purchase church bonds for investment purposes only, and only at the public offering price. Church bonds we purchase in the secondary market, if any, will be purchased at the best price available, subject to customary markups (or in the case of sales--markdowns), on terms no less favorable than those applied to other customers of American, and will not exceed industry standards or in any event (in the case of mark-ups and mark-downs on secondary bond sales and purchases) exceed five percent of the principal amount of bonds purchased or sold. Principals of ACMC and the Advisor may receive a benefit in connection with such transactions due to their affiliation with the Underwriter. It is our policy not to invest in excess of 30% of our Average Invested Assets in church bonds. All future transactions between us and our officers, directors and affiliates will be approved, in advance, by a majority of the independent and disinterested directors.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

CHURCH LOAN ADVISORS, INC.

    Church Loan Advisors, Inc., a Minnesota corporation (the "Advisor"), was incorporated on May 27, 1994 to render lending and advisory services to us, and to administer our business affairs and operations. The Advisor's offices are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343.

    The following table sets forth the names and positions of the officers and directors of the Advisor:

NAME                                                               POSITION
----------------------------------------------  ----------------------------------------------
Philip J. Myers...............................  President, Treasurer and Director
Scott J. Marquis..............................  Vice President, Secretary
V. James Davis................................  Director
David G. Reinhart.............................  Director

    PHILIP J. MYERS, age 43, is President, Treasurer and a director of the Advisor, having served in such capacities since its inception. He is also currently employed full-time as President, Secretary and a director of the Underwriter, American Investors Group, Inc. Mr. Myers earned his Bachelor of Arts degree in Political Science in 1977 from the State University of New York at Binghamton and his Juris Doctor Degree from the State University of New York at Buffalo School of Law in 1980. From 1980 until 1982, Mr. Myers served as an attorney with the Division of Market Regulation of the U. S. Securities and Exchange Commission in Washington, D. C. and, from 1982 to 1984, as an attorney with the Division of Enforcement of the Securities and Exchange Commission in San Francisco. From August 1984 to January 1986, he was employed as an attorney with the San Francisco law firm of Wilson, Ryan and Compilongo where he specialized in corporate finance, securities and broker-dealer matters. From January 1986 to January 1989 when he became affiliated with American Investors Group, Inc., Mr. Myers was engaged as Senior Vice-President and General Counsel of Financial Planners Equity Corporation, a 400 broker securities dealer formerly located in Marin County, California. He is a member of the New York, California (inactive status) and Minnesota State Bar Associations, and a registered General Securities Principal. Mr. Myers holds General Securities Representative and General Securities Principal licenses with the National Association of Securities Dealers, Inc.

    SCOTT J. MARQUIS, age 41, is Vice-President and Secretary of the Advisor, having served in such capacities since December 13, 1994. He is also currently employed full-time as Vice-President of the Underwriter, American Investors Group, Inc., where he has been employed since February 1987. Prior to his employment with American Investors Group, Inc., Mr. Marquis was employed for approximately seven years with the Minneapolis-based broker dealer, Piper Jaffray Companies in the capacity of supervisor of its trade clearance department. Mr. Marquis is a licensed financial principal and registered representative of American Investors Group, Inc., and holds his Series 7, 63 and 27 licenses from the National Association of Securities Dealers, Inc.

    See "MANAGEMENT" for a description of the positions and business experience of V. James Davis and David G. Reinhart, both of whom are directors of the Advisor.

THE ADVISORY AGREEMENT

    We have entered into a contract with the Advisor (the "Advisory Agreement") under which the Advisor provides advice and recommendations concerning our business affairs, provides us with administrative services and manages our day-to-day affairs. The Advisor provides us with the following services:

    - serves as our mortgage loan underwriter and advisor in connection with our primary business of making loans to churches

    - advises and selects Church Bonds for us to purchase and hold for investment

    - provides marketing and advertising and generates loan leads directly and through its affiliates

    - deals with borrowers, lenders, banks, consultants, accountants, brokers, attorneys, appraisers, insurers and others

    - supervises the preparation, filing and distribution of tax returns and reports to governmental agencies, prepares reports to shareholders and acts on our behalf in connection with shareholder relations

    - provides office space and personnel

    - reports to us on its performance of the foregoing services

    - furnishes advice and recommendations with respect to other aspects of our business.

    In performing its services under the Advisory Agreement, the Advisor may use facilities, personnel and support services of its affiliates. Expenses such as legal and accounting fees, stock transfer agent, registrar and paying agent fees, and dividend reinvestment agent fees are our direct expenses and are not provided for by the Advisor as part of its services.

    The Advisory Agreement expires annually. We expect to renew the agreement annually, subject to our determination, including a majority of the Independent Directors, that the Advisor's performance has been satisfactory and that the compensation we have paid to the Advisor has been reasonable. We may terminate the Advisory Agreement with or without cause on 60 days written notice. Upon termination of the Advisory Agreement by either party, the Advisor may require us to change our name to a name that does not contain the word "American," "America" or the name of the Advisor or any approximation or abbreviation thereof, and that is sufficiently dissimilar to the word "America" or "American" or the name of the Advisor as to be unlikely to cause confusion or identification with either the Advisor or any person or entity using the word "American" or "America" in its name. We may continue to use the word "church" in our name. Our directors will determine that any successor Advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

    The Advisor's compensation under the Advisory Agreement is set forth under "COMPENSATION TO ADVISOR AND AFFILIATES." The Advisor is required to pay all of the expenses it incurs in providing services to us, including, personnel expenses, rental and other office expenses, expenses of officers and employees of the Advisor, and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the Advisory Agreement. We pay other expenses, including expenses of reporting to governmental agencies and shareholders, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly incurred relating to closing of loan transactions and to enforcing loan agreements.

    In the event that our Total Operating Expenses exceed in any calendar year the greater of (a) 2% of our Average Invested Assets or (b) 25% of our net income, the Advisor must reimburse us, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred exceeds the limitation. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified.

    Our Bylaws require the Independent Directors to determine at least annually the reasonableness of the compensation we pay to the Advisor. Our Independent Directors originally approved the Amended and Restated Advisory Agreement and the Amended and Restated Bylaws on May 19, 1995 and approved on January 19, 1999, the renewal of the Restated Advisory Agreement for another year. Factors considered in reviewing the Advisory Fee include the size of the fees of the Advisor in relation to the size, composition and profitability of our loan portfolio, the rates charged by other investment advisors performing comparable services, the success of the Advisor in generating opportunities that meet our investment objectives, the amount of additional revenues realized by the Advisor for other services performed for us, the quality and extent of service and advice furnished by the Advisor, the quality of our investments in relation to investments generated by the Advisor for its own account, if any, and the performance of our investments.

    The Advisory Agreement requires us to indemnify the Advisor and each of its directors, officers and employees against expense or liability arising out of such person's activities in rendering services to us, provided that the conduct against which the claim is made was determined by such person, in good faith, to be in our best interest and was not the result of negligence or misconduct.

    The foregoing is a summary of the material provisions of the Advisory Agreement. Reference is made to the Advisory Agreement, filed as an Exhibit to the Registration Statement of which this prospectus is a part, for a complete statement of its provisions.

PRIOR PERFORMANCE OF ADVISOR AND AFFILIATES

    The principals of the Advisor, and our officers have been engaged in the underwriting of first mortgage bonds issued by churches since 1987. Messrs. Myers and Reinhart, together with American's Director of Underwriting comprise American's "Underwriting Committee," which reviews and approves church mortgage bond financings. These individuals, serving on our behalf and on behalf of the Advisor, constitute our Underwriting Committee which selects and approves our mortgage loans to churches and our acquisition of mortgage-backed securities and investments.

    Since its inception in January 1987 through June 30, 1999, American has underwritten approximately 151 church bond financings involving the sale of approximately $232,438,000 in aggregate principal amount of first mortgage bonds issued by churches. The average size of the financings is approximately $1.5 million, and ranged in size from approximately $100,000 to $15.5 million. The number of bondholders (investors) in an average size bond financing is approximately 380. The locations of these financings include 25 states and all regions of the United States. See "APPENDIX I, TABLE III."

    Of the bond financings underwritten by American, approximately 57 have been retired early. Four of the bond issues underwritten by American since its inception have experienced an event of default, as described in APPENDIX I attached hereto. Additional information with respect to the bond financings conducted by the Advisor's affiliate and Underwriter, American Investors Group, Inc. ("American") are set forth in APPENDIX I.

                        FEDERAL INCOME TAX CONSEQUENCES

    THE DISCUSSION OF FEDERAL INCOME TAX TREATMENT OF REAL ESTATE INVESTMENT TRUSTS AND THEIR SHAREHOLDERS SET FORTH BELOW IS A SUMMARY. IT DOES NOT ADDRESS ALL POTENTIAL CONSEQUENCES OF WHETHER WE QUALIFY AS A REIT. THIS SUMMARY DOES NOT ADDRESS THE SPECIFIC CONSEQUENCES TO EACH PURCHASER OF AN INVESTMENT IN THE SHARES. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC CONSEQUENCES OF THE PURCHASE OF SHARES, INCLUDING THE APPLICATION OF STATE AND LOCAL TAX LAWS AND OF ANY POSSIBLE CHANGES IN THE TAX LAWS.

QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

    GENERAL. We operate as a real estate investment trust under the Internal Revenue Code (the "Code"). Our ability to qualify as a REIT depends, in part, on the timing and nature of our investments. There can be no assurance that we will qualify to be taxed as a REIT. Qualification as a real estate investment trust is dependent on future events.

    In the opinion of Maun & Simon, PLC, whose opinion has been filed as an exhibit to the Registration Statement of which this prospectus is a part, we have been organized in conformity with the requirements for qualification as a REIT and our method of operation permits us to meet the requirements for qualification and taxation as a REIT. This opinion is based on various assumptions and is conditioned upon certain representations we have made as to factual matters. In addition, this opinion is based upon the factual representations we have made in this prospectus. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Maun & Simon, PLC or other legal counsel. No assurance can be given that our business or that the actual results of our operation for any particular taxable year will satisfy the REIT requirements. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

    The following is a general summary of the provisions that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

    BENEFITS OF QUALIFICATION AS A REIT. The Code provides special tax treatment for organizations that qualify as REITs. An entity that qualifies as a REIT generally is not subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation.

    Even if we qualify as a REIT, we will be subject to federal income tax as follows:

    - We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; provided, however, that if we have a net capital gain, we will be taxed at regular corporate rates on our undistributed REIT taxable income, computed without regard to net capital gain and the deduction for capital gains dividends, plus a 35% tax on undistributed net capital gain, if our tax as thus computed is less than the tax computed in the regular manner.

    - Under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference.

    - If we have (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest regular corporate rate on such income.

    - If we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of our business (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax.

    - If we fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless qualified as a REIT because certain other requirements have been met, we will be subject to a 100% penalty tax on the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability.

    - If we fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

    - If we acquire any asset (a "Built-In Gain Asset") from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which our basis of the asset is determined by reference to the C corporation's basis of the asset (or any other property), and recognize gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, to the extent of the built-in gain (i.e., the excess of the fair market value of such asset on the date we acquire the asset over our adjusted basis in such asset on such date), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated.

    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 859 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes certain entities); and (vii) which meets certain other tests, described below. Conditions (i) to (iv) must be met during the entire taxable year. Condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

    To qualify as a REIT for a taxable year, we must elect or previously have elected to be so treated and must meet other requirements, certain of which are summarized below, including percentage tests relating to the sources of its gross income, the nature and diversification of our assets and the distribution of its income to shareholders.

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

    ASSET TESTS. At the close of each quarter of our taxable year, we must satisfy three tests relating to the nature and diversification of our assets:

    1. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

    2. Not more than 25% of our total assets may be represented by certain securities other than those includable in the 75% asset class.

    3. Of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

    INCOME TESTS. There are three income requirements necessary for maintenance of REIT status.

    First, at least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale) for each taxable year must be derived directly or indirectly from: (i) rents from real property; (ii) interest on obligations secured by mortgages on real property or interests in real property;
(iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) not held primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares in other real estate investment trusts; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property (as defined in the Code); (vii) amounts (other than amounts the determination of which depend in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property, or to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; and (ix) qualified temporary investment income.

    Second, at least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale) for each taxable year must be derived from the sources described above with respect to the 75% test, or from dividends, interest, or gain from the sale, exchange or other disposition of stock or securities. Dividends and interest on any obligations not secured by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

    Third, short-term gain from the sale or other disposition of stock or securities, gain from certain sales of property held primarily for sale, and gain from certain sales of real property held for less than four years (apart from involuntary conversions and foreclosure property) must represent less than 30% of our gross income for each taxable year.

    Interest we may receive generally will not qualify as "interest" in satisfying the gross income requirements if the amount of interest received is based in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of gross receipts or sales may qualify as "interest." Generally, if a loan is secured by both personal property and real property, interest must be allocated between the personal property and the real property, with only the interest allocable to the real property qualifying as mortgage interest under the 75% gross income test. Treasury Regulations provide that if a loan is secured by both personal and real property and the fair market value of the real property as of the commitment date equals or exceeds the amount of the loan, the entire interest amount will qualify under the 75% gross income test. If the amount of the loan exceeds the fair market value of the real property, the interest income is allocated between real property and personal property based on the relative fair market value of each. Under certain circumstances, income from shared appreciation mortgages may qualify under the REIT gross income requirements.

    We believe that interest received under our mortgage loans should qualify as "interest" for purposes of the REIT gross income requirements and, except for certain interest receipts, should qualify as mortgage interest for purposes of the REIT 75% gross income requirement.

    In the case of a real estate investment trust which is a partner in a partnership, Treasury Regulations provide that the character of gross income of the partnership shall retain the same character in the hands of the partners for purposes of Section 856 of the Code, including satisfying the 75% and 95% gross income tests.

    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions may be available if we can establish that our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of sources of our income to our return, and any incorrect information was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions apply, a special 100% tax is imposed.

    We do not intend to hold any property "primarily for sale to customers in the ordinary course of our trade or business" and intends to do whatever is reasonably prudent to avoid so holding any property, consistent with our investment objectives. However, whether property is held as "dealer property" depends on the facts and circumstances in effect, including those relating to a particular property. As a result, complete assurance cannot be given that we can avoid "dealer" status. If the Internal Revenue Service were to successfully characterize us as a dealer, sales of our property could be subject to a 100% excise tax, capital gain treatment on sales of our property could be unavailable and we could fail to satisfy the 95%, 75% or 30% income tests.

    OWNERSHIP REQUIREMENTS. Our capital stock must be held by 100 or more persons for at least 335 days of each full taxable year (or proportionate part of any shorter taxable year). No more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. To attempt to assure compliance with this 50% diversity of ownership requirement, our Articles of Incorporation prohibit any shareholder from acquiring, directly or indirectly, more than 9.8% of our outstanding capital stock. For purposes of the 50% ownership test, pension funds and certain other tax-exempt entities are treated as individuals. In addition, for purposes of the 50% ownership test, certain attribution rules of the Code are applied to determine whether such test is satisfied. These attribution rules provide, among other things, that capital stock owned by a member of a partnership is not attributed to its partners. Treasury Regulations require a real estate investment trust to maintain records which demonstrate compliance with stock ownership requirements. In accordance with these Treasury regulations, we must demand from record shareholders written statements which disclose information concerning the actual ownership of the capital stock. Any record shareholder who does not provide us with the required information concerning actual ownership of the shares is required to include certain specified information relating thereto on the shareholder's income tax return.

    We use the calendar year as its annual accounting period for federal income tax purposes. We use the accrual method of accounting for federal income tax and accounting purposes.

    Treasury Regulations require that the directors have continuing exclusive authority over our management, the conduct of our affairs and, with certain limitations, the management and disposition of our assets. We intend to meet these requirements. Absent a ruling from the Internal Revenue Service, there can be no guarantee that certain shareholder or Advisor rights would not be considered to violate the "exclusive authority" requirement.

    DISTRIBUTION REQUIREMENTS. We, in order to qualify as a real estate investment trust, are required to distribute to our shareholders, on a non-preferential basis, an amount at least equal to the sum of 95% of our "real estate investment trust taxable income" (which is computed without regard to net capital gains) and 95% of the net income from foreclosure property. Such distributions must be made in the taxable year to which they relate or, if declared before the timely filing (including extensions) of our tax return for such year and paid not later than the first dividend payment made after such declaration, such distribution may be made in the following taxable year and still be considered in determining whether we satisfied our minimum distribution requirements for the preceding year.

    To the extent that we do not distribute all of our net long-term capital gain or distribute at least 95%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income for prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to qualify for tax status as a REIT.

    The distribution requirement is based on taxable income rather than available cash. While we expect to meet the distribution requirement, our ability to make the required distributions may be impaired if we have insufficient cash flow or has excessive non-cash income or nondeductible expenditures. Our ability to make the required distributions depends on many factors which are beyond our control. We may arrange for short-term, or possibly long-term borrowings in order to meet the 95% requirement. Any distributions reinvested pursuant to the Dividend Reinvestment Plan will be treated as distributions for purposes of determining compliance with the 95% distribution requirement.

    Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will be required to pay interest and a penalty based upon the amount of any deduction taken for deficiency dividends.

THE EFFECT OF FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST

    If we fail to qualify as a REIT in any taxable year and the relief provisions described above do not apply, then we will be subject to a tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for dividends paid. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be prohibited from electing to be taxed as a real estate investment trust for the four taxable years following the year during which qualification is lost. In order to renew our REIT qualifications at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period. Any distributions would be taxable as ordinary income to shareholders. If we fail to qualify as a REIT in any year, we could incur significant income tax liabilities which could reduce the amount of cash available for distribution to our shareholders and cause us to incur substantial indebtedness or liquidate investments in order to pay the resulting taxes.

TAXATION OF OUR SHAREHOLDERS

    For any year for which we are treated as a REIT, distributions made to our shareholders will be treated by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain dividend for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather a return of capital that will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. We will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

    Any dividend we declare in October, November or December of any year payable to a shareholder of record on a specified date in any such month are treated as both paid and received on December 31 of such year, provided that the dividend is paid during January of the following calendar year. Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses.

    In general, any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year. However, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of our distributions required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

    For taxable years beginning in 1994 the Code treats a portion of the dividends paid by a "pension held REIT" as Unrelated Taxable Business Income ("UBTI") as to any trust which (i) is described in Section 401(a) of the Code,
(ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

    A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) EITHER
(a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSEQUENCES FOR FOREIGN INVESTORS

    The preceding discussion does not address the federal income tax consequences to foreign investors of ownership of our shares. Foreign investors in our shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. The backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Common Stock could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING

    We will report to our domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, you may be subject to backup withholding at the rate of 31% with respect to dividends paid unless you (a) are a corporation or come within certain other exempt categories and when required, demonstrates this fact, or (b) provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. If you do not provide us with a correct taxpayer identification number, then you may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against your income tax liability. We may be required to withhold a portion of capital gain distributions to shareholders who fail to certify their non-foreign status to us.

STATE AND LOCAL TAXES

    We or you may be subject to state or local taxation in the state or local jurisdiction in which our investments or loans are located or in which you reside. You should consult your tax advisor for an explanation of how state and local tax laws could affect your investment in the shares.

OTHER TAX CONSEQUENCES

    If we enter into any joint venture transactions, then special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of our taxable income and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity. If our ownership interest in the joint venture exceeds 10%, we would cease to qualify as a REIT. Furthermore, in such a situation even if our ownership does not exceed 10%, distributions to us from the joint venture would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for us to qualify as a REIT for the taxable year in which such distribution was received. An interest in the joint venture would not qualify as a "real estate asset" which could make it more difficult for us to meet the 75% asset test described above. In such a situation, we would not be able to deduct our share of losses generated by the joint venture in computing our taxable income. We will not enter into any joint venture unless we have received from our counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

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                               ERISA CONSEQUENCES

    The following is a summary of material consequences arising under ERISA and the prohibited transaction provisions of Internal Revenue Code Section 4975 that may be relevant to you. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plans (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances. EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA AND THE CODE CONSIDERING PURCHASING THE SHARES SHOULD CONSULT WITH THEIR OWN TAX OR OTHER APPROPRIATE COUNSEL REGARDING THE APPLICATION OF ERISA AND THE CODE TO THEIR PURCHASE OF THE SHARES.

FIDUCIARY CONSEQUENCES

    Certain employee benefit plans and individual retirement accounts and individual retirement annuities (collectively, "Plans"), are subject to various provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code. Before investing in the shares, a Plan fiduciary should ensure that such investment is in accordance with ERISA's fiduciary standards. A Plan fiduciary should ensure that the investment is in accordance with the governing instruments and the overall policy of the Plan and that the investment will comply with the diversification and composition requirements of ERISA. In addition, provisions of ERISA and the Code prohibit certain transactions in Plan assets that involve persons who have specified relationships with a Plan. The consequences of such prohibited transactions include excise taxes, disqualifications of IRAs and other liabilities. A Plan fiduciary should ensure that any investment in the Shares will not constitute a prohibited transaction.

PLAN ASSETS ISSUE

    A prohibited transaction may occur if our assets are deemed to be Plan assets. In certain circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is a Plan fiduciary. Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued Regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which a Plan's interest in an entity will be subject to the look-through rule.

    The Regulations apply only to the purchase of a Plan of an "equity interest" in an entity, such as common stock of a REIT. The term "equity interest" means any interest in an entity other than an investment that is treated as indebtedness under applicable local law and which has no substantial equity features. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities" and for equity interests in an "operating company."

    Under the Regulations a "publicly-offered security" is a security that is
(1) freely transferable, (2) part of a class of securities that is widely-held, and (3) part of a class of securities that is registered under
Section 12(b) or 12(g) of the Exchange Act or sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely-transferable" depends on the facts and circumstances of each case. Generally, if the security is part of an offering in which the minimum investment is $10,000 or less and any restriction on or prohibition against any transfer or assignment of such security is for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes, the security will not be prevented from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

    We believe that the shares offered hereby will meet the criteria of the publicly-offered securities exception to the look-through rule. First, we anticipate that the shares will be considered to be freely transferable, as the only restriction upon our transfer are those required under federal tax laws to maintain our status as a REIT. Second, we believe that the Shares will be held by 100 or more investors and that at least 100 or more of these investors will be independent of us and of one another. Third, the shares will be part of an offering of securities to the public pursuant to an effective registration statement under the Exchange Act and will be registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of our fiscal year during which the offering of such securities to the public occurs. Moreover, we believe that ownership of our equity by Plans will not be significant as defined by the Regulations. Accordingly, we believe that if a Plan purchases the shares, our assets should not be deemed to be Plan assets and, therefore, that any person who exercises authority or control with respect to our assets should not be a Plan fiduciary.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    Our authorized capital stock consists of 50,000,000 undesignated shares, of which our Board of Directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share. Pursuant to our Articles of Incorporation, our Board of Directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the Board of Directors may establish from time to time. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the directors and in the distribution of our assets upon liquidation. Each authorized share is entitled to one vote and will be fully paid and nonassessable upon issuance and payment therefor. Each authorized share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors.

WARRANTS AND OPTIONS

    We have issued to our directors and the President of the Advisor warrants to purchase 15,000 Shares each at a purchase price of $10.00 per Share. See "MANAGEMENT--WARRANTS AND OPTIONS."

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

    Two of the requirements for qualification for the tax benefits accorded by the real estate investment trust provisions of the Internal Revenue Code are that (i) during the last half of each taxable year not more than 50% of the outstanding capital stock may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 out of 365 days of each taxable year or the proportionate amount for any partial taxable year.

    Our Articles of Incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the Articles of Incorporation and herein as "Excess Shares." For this purpose, shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "group" has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

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

    Our Articles of Incorporation provide that in the event any person acquires Excess Shares, we may redeem such Excess Shares, at the discretion of the Board of Directors. Except as set forth below, the redemption price for Excess Shares is the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the Excess Shares as determined in good faith by the Board of Directors. In no event, however, may the purchase price of the Shares redeemed be greater than their net asset value as determined by the Board of Directors in good faith. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than 30 days prior to the date fixed by the Board of Directors for redemption. The redemption price for Excess Shares will be paid on the redemption date fixed by the Board of Directors and included in such notice. Excess Shares cease to be entitled to any distribution and other benefits from and after the date fixed for redemption, except the right to payment of the redemption price for such shares.

    Under our Articles of Incorporation, any transfer of shares that would result in the disqualification of the Company as a real estate investment trust under the Code is void to the fullest extent permitted by law. The Board of Directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own Excess Shares. Upon demand by the Board of Directors, a shareholder is required to provide us with an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 16(b) of the Exchange Act. Each proposed transferee of shares, upon demand of the Board of Directors, also may be required to provide us with a statement or affidavit setting forth the number of shares already owned by the transferee and any related persons. The transfer or sale of shares also are subject to compliance with applicable state "Blue Sky" laws.

DIVIDEND REINVESTMENT PROGRAM

    The Dividend Reinvestment Program (the "DRP") allows our shareholders to automatically reinvest dividends by purchasing additional shares directly from us. Purchases under the DRP are not subject to selling commissions or other distribution-type fees and costs. If a shareholder elects to take part in the DRP, we will use dividends payable to the shareholder to purchase additional shares. However, shareholders will not be able to acquire shares under the DRP to the extent such purchase would cause them to own, directly of indirectly, more than 9.8% of our outstanding common stock. Only shareholders are eligible to participate in the DRP.

    Participants in the DRP may purchase fractional shares so that 100% of dividends will be used to acquire shares. Shares will be purchased under the DRP on the record date for the dividend used to purchase shares. The record date for dividends for shares acquired under the DRP will be on the first day of the month subsequent to the month of purchase. Each shareholder electing to participate in the DRP agrees to promptly notify us in writing if, at any time prior to listing of the shares on a national securities exchange or market, the shareholder fails to meet our suitability requirements for making an investment or cannot make the other representations or warranties set forth in the Subscription Agreement.

    The Dividend Reinvestment Agent will vote all shares held in the your account in the same way in which you vote shares standing of record in your name by the regular proxy you return to us. If the Dividend Reinvestment Agent sends you a separate proxy covering the shares credited to your dividend reinvestment account, then your shares will be voted as designated in the separate proxy. If you do not direct the voting of your shares by regular or separate proxy, then the shares credited to your dividend reinvestment account will not be voted. Stock dividends or stock splits we distribute on shares held by the Dividend Reinvestment Agent for you will be credited to your account.

    If we make available to our shareholders rights to purchase additional shares or other of our securities, the Dividend Reinvestment Agent will sell rights accruing to shares held by the Dividend Reinvestment Agent for you and will combine the resultant funds with the next regular dividend for reinvestment at that time. If a participant desires to exercise such rights, you must request that certificates be issued for full shares, as described below.

    The reinvestment of dividends does not relieve you of income tax payable on such dividends. The Dividend Reinvestment Agent will report the amount of dividends credited to your account. Participants in the DRP may not sell, pledge, hypothecate or otherwise assign or transfer their account, any interest therein or any cash or shares credited to the participant's account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer will be effective.

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

     During the Offering Period and until such time as a market develops for the Shares (of which there can be no assurance) you will acquire shares through the DRP at a fixed price of $10.00 per share. In the event that a secondary market develops for the shares, shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP. We will receive no fee for selling shares under the DRP. We do not warrant or guarantee that you will be acquiring Shares at the lowest possible price. You may terminate your participation in the DRP at any time without penalty, by delivering written notice to us a minimum of ten business days prior to the record date for the next dividend. Upon termination, dividends will be distributed to you instead of being used to purchase shares under the DRP.

    Within 90 days after the end of our fiscal year, we will provide you with an individualized report of your investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of dividends received during the prior fiscal year. You will also receive quarterly statements showing activity since the last statement and current shares in your DRP account. Your individualized statement will include receipts and purchases relating to your participation in the DRP. The Dividend Reinvestment Agent will hold the shares purchased until termination of your participation in the DRP. At your request, certificates for full shares held by the Dividend Reinvestment Agent may be issued at any time or on a continuous basis as they are credited to your DRP account. The servicing agent for our DRP program is Gemisys Corporation, 7103 South Revere Parkway, Englewood, Colorado, 80112, telephone: (303) 705-6000.

REPURCHASE OF SHARES BY US

    Although the shares are not redeemable, we may at our complete discretion, repurchase shares offered to us by shareholders. We may pay whatever price the Advisor deems appropriate and reasonable, and any such shares repurchased will be re-designated as "unissued," will no longer be entitled to distribution of dividends, and will cease to have voting rights.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our capital stock is Gemisys Corporation, 7103 South Revere Parkway, Englewood, Colorado 80112, telephone:
(303) 705-6000.

                    SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

    You will be bound by and deemed to have agreed to the terms of the organizational documents by your election to become a shareholder. The organizational documents, consisting of Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, were reviewed and ratified by our directors (including the Independent Directors) on May 19, 1995. The following is a summary of certain provisions of these documents. This summary is qualified in its entirety by specific reference to the organizational documents filed as Exhibits to the Registration Statement of which this prospectus is a part.

CERTAIN ARTICLES OF INCORPORATION AND BYLAWS PROVISIONS

    Shareholders' rights and related matters are governed by the Minnesota Business Corporation Act, the Amended and Restated Articles and the Amended and Restated Bylaws. Certain provisions of the Articles of Incorporation and Bylaws, which are summarized below, may make it more difficult to change the composition of our Board and may discourage an attempt by a person or group to obtain control of us through acquisitions of shares.

SHAREHOLDER MEETINGS

    The Bylaws provide for annual meetings of shareholders. Special meetings of shareholders may be called by (i) the Chief Executive Officer of the Company,
(ii) a majority of the members of the Board of Directors or a majority of the Independent Directors, or (iii) shareholders holding at least 10% of the outstanding shares of common stock entitled to vote at the meeting.

BOARD OF DIRECTORS

    The Bylaws provide that the Board establishes the number of our directors, which may not be fewer than three (3) nor more than nine (9), and a majority of which must be Independent Directors. Any vacancy will be filled by a majority of the remaining Directors, except that a vacancy of an Independent Director position must follow a nomination by the remaining Independent Directors. The directors may leave a vacancy unfilled until the next regular meeting of the shareholders.

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LIMITATIONS ON DIRECTOR ACTIONS

    Without concurrence of a majority of the outstanding shares, the directors may not: (i) amend the Articles or Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of shareholders including amendments to provisions relating to, director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (iii) cause us to merge with another entity or otherwise reorganize; or (iv) cause us to dissolve or liquidate.

    A majority of the then outstanding shares may, without the necessity for concurrence by our directors, vote to: (i) amend the Bylaws; (ii) terminate the corporation; or (iii) remove the directors.

MINNESOTA ANTI-TAKEOVER LAW

    We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's stock.

RESTRICTIONS ON ROLL-UPS

    "Roll-Up" means a transaction involving our acquisition, merger, conversion, or consolidation (either directly or indirectly) and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form if, as consequence of the transaction, there will be no significant adverse change in any of the following: (a) shareholders' voting rights; (b) our term of existence; (c) Sponsor or Advisor compensation; (d) our investment objectives. "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or other entity created or surviving after the completion of a Roll-Up transaction.

    In connection with a Roll-Up, an appraisal of all of our assets would be required to be obtained from a competent independent expert. The appraiser would evaluate all relevant information, indicate the value of the assets as of a date immediately prior to the announcement of the Roll-Up and assume an orderly liquidation of the assets over a 12-month period. Notwithstanding the foregoing, we may not participate in any proposed Roll-Up which would:

    - result in our shareholders having rights to meeting less frequently or which are more restrictive to shareholders than those provided in our Bylaws;

    - result in our shareholders having voting rights that are less than those provided in our Bylaws;

    - result in our shareholders having greater liability than as provided in our Bylaws;

    - result in our shareholders having rights to receive reports that are less than those provided in our Bylaws;

    - result in our shareholders having access to records that are more limited than those provided in our Bylaws;

    - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

    - limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the shares held by that investor;

    - result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in our Bylaws; or

    - place upon us any of the costs of the transaction if the Roll-Up is not approved by the shareholders.

Nothing prevents our participation in any proposed Roll-Up resulting in shareholders having rights and restrictions comparable to those contained in our Bylaws, with the prior approval of a majority of our shareholders.

    Shareholders voting against a proposed Roll-Up have the choice of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) one of either: (a) remaining as our shareholders and preserving their interests therein on the same terms and conditions as previously existed, or (b) receiving cash in an amount equal to the shareholders' pro rata share of the appraised value of our net assets. We do not intend to participate in a Roll-Up transaction.

LIMITATION ON TOTAL OPERATING EXPENSES

    Our Bylaws provide that, subject to the conditions described in this paragraph, our annual Total Operating Expenses cannot exceed the greater of 2% of our Average Invested Assets or 25% our Net Income. The Independent Directors have a fiduciary responsibility to limit our annual Total Operating Expenses to amounts that do not exceed the foregoing limitations. The Independent Directors may determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof must be recorded in the minutes of the meeting of the Board of Directors. We will send a written disclosure to our shareholders within 60 days after the end of any fiscal quarter for which Total Operating Expenses (for the 12 months then ended) exceed 2% of the Average Invested Assets or 25% of Net Income. In the event the Total Operating Expenses exceed the limitations described above and if our directors are unable to conclude that such excess was justified then within 60 days after the end of our fiscal year, the Advisor must reimburse us for the amount by which the aggregate annual Total Operating Expenses paid or incurred by us exceed the limitation.

TRANSACTIONS WITH AFFILIATES

    Our Bylaws restrict our dealings with the Advisor, Sponsor and any director or affiliates thereof. In approving any transaction or series of transactions with such persons or entities, a majority of our directors not otherwise interested in such transaction, including a majority of the Independent Directors must determine that:

    (a) the transaction as contemplated is fair and reasonable to us and our shareholders and its terms and conditions are not less favorable to us than those available from unaffiliated third parties;

    (b) if the transaction involves compensation to any Advisor or its affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any Advisor and its affiliates for any comparable services;

    (c) if the transaction involves the making of loans (other than in the ordinary course of our business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances; and

    (d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to us than to other joint venturers.

    If the proposed transaction involves a loan to any Advisor, director or any affiliate thereof, or to a wholly-owned subsidiary of ours, a written appraisal of the underlying property must be obtained from an independent expert. The appraisal must be maintained in our records for at least five years and be available for inspection and duplication by any shareholder. Such loan is subject to all requirements of our Financing Policy.

    We cannot borrow money from any Advisor, director or any affiliate thereof, unless a majority of our directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

    We cannot make or invest in any mortgage loans subordinate to any mortgage or equity interest of the Advisor, directors, Sponsors or any of our affiliates.

RESTRICTIONS ON INVESTMENTS

    The investment policies and restrictions set forth in our Bylaws have been approved by a majority of our Independent Directors. In addition to other investment restrictions imposed by the directors consistent with our objective to qualify as a REIT, we will observe the guidelines and prohibitions on its investments set forth in its Bylaws. These guidelines and prohibitions are discussed at the section headed "OUR BUSINESS--PROHIBITED INVESTMENTS AND ACTIVITIES."

                              PLAN OF DISTRIBUTION
GENERAL

    The Underwriter is offering the shares pursuant to the terms and conditions of an Underwriting Agreement (a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part). The Underwriter is offering hereby up to 1,500,000 shares at a price of $10.00 per share on a "best efforts" basis. "Best efforts" means that the Underwriter is not obligated to purchase any shares. This is a "no minimum" offering. As a "no minimum" offering, there is no minimum number of Shares that must be sold, and we will receive the proceeds from the sale of Shares as they are sold. There is no assurance as to the number of Shares sold or proceeds received. This Offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate not later than August 26, 2001 (two years from the date hereof), or upon completion of the sale of all shares, whichever first occurs (the "OFFERING PERIOD"). We may terminate this Offering at any time.

COMPENSATION

    We will pay to the Underwriter a commission of 5.95% of the proceeds from the sale of the shares sold (up to $892,500). We have agreed to pay the Underwriter a non-accountable expense allowance of up to $133,000 to reimburse the Underwriter for certain expenses incurred by it in connection with the offer and sale of the shares, $35,000 of which is payable upon the sale of $1,000,000 in shares, and the balance ($98,000) is payable ratably based on the number of shares sold thereafter.

    The Underwriter may award sales incentive items to Soliciting Dealers, and persons associated with it as licensed registered representatives, in connection with its sales activities. The value of each item will be less than $50. The Underwriter may pay incentive compensation to regional marketing representatives for their activities as wholesalers in connection with the distribution of the shares, subject to the overall restrictions on commissions described herein.

    We will not pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice to induce such person to advise the investor to purchase our shares. This provision does not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling our shares.

SUBSCRIPTION PROCESS

    Our shares will be offered to the public through the Underwriter and Soliciting Dealers. The Soliciting Dealer Agreement between the Underwriter and the Soliciting Dealers require the soliciting broker-dealers to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase our shares is suitable for such person and transmit promptly to us the fully completed subscription documentation and any supporting documentation we reasonably require.

    The shares are being sold when, as and if we receive and accept subscriptions therefor, subject to our satisfaction of certain other conditions and approval by counsel of certain legal matters. We have the unconditional right to accept or reject any subscription. We will accept or reject subscriptions within four business days. If we accept your subscription, we will mail you a confirmation within two weeks of acceptance of your subscription. If we reject your subscription, your funds will be returned to the Soliciting Dealer, without interest. We will not accept initial subscriptions for less than 250 shares (200 shares for IRA accounts).

    The Underwriter may offer the shares only through their own registered representatives and broker-dealers who are members of the NASD ("Soliciting Dealers"). The Underwriter may re-allow to Soliciting Dealers a portion of their commissions, fees and reimbursable expenses payable to it under the Underwriting Agreement. In no event will the compensation re-allowed by the Underwriter to Soliciting Dealers exceed the total of compensation payable to the Underwriter under the Underwriting Agreement. The Underwriter may enter into limited Securities Clearing Agreements with Soliciting Dealers whose minimum net capital requirements are $25,000 for the sole purpose of clearing transactions in the Shares.

    CLIENTS OF SUCH SOLICITING DEALERS WHO WISH TO PURCHASE SHARES WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE DIRECTLY FROM THE UNDERWRITER AND MUST REMIT PAYMENT FOR THE PURCHASE OF SHARES DIRECTLY TO THE UNDERWRITER PAYABLE TO "AMERICAN INVESTORS GROUP, INC."

    A sale will be deemed to have been made on the date reflected in the written confirmation. The confirmation will be sent to each purchaser by the Underwriter on the first business day following the date upon which we advise the Underwriter in writing that a subscription has been accepted. The Underwriter must receive payment of the purchase price by the Settlement Date set forth in the confirmation. No sale of the Shares offered hereby may be completed until at least five (5) business days after you receive a final prospectus.

    The Underwriting Agreement provides for reciprocal indemnification between us and the Underwriter against certain liabilities in connection with this Offering, including liabilities under the Securities Act of 1933. Our indemnification obligations may be limited by our Articles and Bylaws.

    The foregoing discussion of the material terms and provisions of the Underwriting Agreement is qualified in its entirety by reference to the detailed terms and provisions of the Underwriting Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

    There is no market for the shares. We do not expected that a market will develop during or immediately after the Offering Period. The initial price of the shares has been determined by negotiations with the Underwriter and is the same price paid by the initial shareholder of our shares and shareholders who purchased shares in our first two public offerings. The public offering price is not an indication of the actual value of the shares.

DETERMINATION OF INVESTOR SUITABILITY

    We, the Underwriter and each Soliciting Dealer will make reasonable efforts to determine that those persons being offered or sold the Shares are appropriate in light of the suitability standards set forth herein and are appropriate to such investor's investment objectives and financial situation. The Soliciting Dealer must ascertain that you can reasonably benefit from an investment in our shares. The following shall be relevant to such determination: (i) you are capable of understanding the fundamental aspects of our business, which capacity may be evidenced by the following: (a) employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with similar investments; (ii) the investor has apparent understanding of (a) the fundamental risk and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the investment will be directed and managed by the Advisor; and (d) the tax consequences of the investment; and (iii) the investor has the financial capability to invest in our shares.

    By executing your subscription agreement, each Soliciting Dealer acknowledges its determination that the shares are a suitable investment for you, and will be required to represent and warrant its compliance with the applicable laws requiring the determination of the suitability of the Shares as an investment for you. In addition to the foregoing, we will coordinate the processes and procedures utilized by the Underwriter and Soliciting Dealers and, where necessary, implement additional reviews and procedures deemed necessary to determine that you meet the suitability standards set forth herein. The Underwriter and/or the Soliciting Dealers must maintain for at least six (6) years a record of the information obtained to determine that you meet the suitability standards imposed on the offer and sale of shares and your representation that you are investing for your own account or, in lieu of such representation, information indicating that you met the suitability standards.

SUITABILITY OF THE INVESTMENT

    Your investment in our shares involves certain risks. Our shares are suitable only for long-term investment by persons who have adequate financial means. Shares will be sold to you only if you meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimated gross income during the current year (without regard to investment in our shares) of at least $45,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor agreement. By acceptance of the confirmation of purchase or delivery of the shares, you will represent satisfaction of the applicable suitability standards.

    Custodians or trustees of employee pension benefit plans or IRAs should review the sections of this prospectus headed "FEDERAL INCOME TAX
CONSEQUENCES--TAXATION OF TAX-EXEMPT STOCKHOLDERS" AND "ERISA CONSEQUENCES."

    Suitability standards may be higher in certain states. You must meet all of the applicable requirements set forth in the Subscription Agreement. Under the laws of certain states, you may transfer shares only to persons who meet similar standards, and we may require certain assurances that these standards are met.

     COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 LEGAL MATTERS

    Certain legal matters, including the legality of the shares being offered hereby, and certain federal income tax matters as set forth under sections entitled "RISK FACTORS--FUTURE CHANGES IN TAX LAWS MAY AFFECT OUR REIT STATUS" and "FEDERAL INCOME TAX CONSEQUENCES," are being passed upon for us by Maun & Simon, PLC, Minneapolis, Minnesota.

                                    EXPERTS

    Our financial statements as of December 31, 1995, 1996, 1997 and 1998 included in this prospectus have been audited by Boulay, Heutmaker, Zibell and Company, P.L.L.P., independent certified public accountants, as set forth in the report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

               REPORTS TO SHAREHOLDERS, AND RIGHTS OF EXAMINATION

    The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of books of account, together with a copy of our Articles and any amendments thereto, will be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by our shareholders or their agents. We will provide to shareholders, upon request, a list of the names and addresses of all of our shareholders by mail. The shareholders will also have the right to inspect our records in the same manner as shareholders of any other Minnesota corporation. Our shareholders have rights under our Bylaws to inspect our records that are in addition to those available under applicable federal and state law.

    The Advisor will submit our annual reports to each shareholder within 120 days following the close of each fiscal year. The annual reports will contain the following:

    - audited financial statements

    - the ratio of the costs of raising capital during the period to the capital raised

    - the aggregate amount of advisory fees and the aggregate amount of fees we paid to the Advisor and any affiliate of the Advisor, including fees or charges paid to the Advisor and any affiliate of the Advisor by third parties doing business with us

    - our Total Operating Expenses, stated as a percentage of our Average Invested Assets and as a percentage of Net Income

    - a report from the Independent Directors that the policies we are following are in the best interests of our shareholders and the basis for determination

    - full disclosure of all material terms, factors and circumstances of transactions between us and our directors, the Advisor or any Affiliate thereof occurring in the year for which the annual report is made. Independent Directors will examine and comment in the report on the fairness of such transactions.

    Unaudited quarterly reports will be submitted to each shareholder within 60 days after the end of the first three fiscal quarters of each fiscal year. Within 60 days following the end of any quarter during the Offering Period in which we have closed a loan, a report will be submitted to each shareholder containing:

    - the location and a description of the general characteristics of each loan made during the quarter and the property securing the loan

    - the material terms of the loan

    - a statement that an appraisal and title insurance have been obtained on the property

    A report will be sent to each shareholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a loan will be made: (i) on specified terms; and (ii) involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering.

    Our regular accountants will prepare our federal and state tax returns. We will submit tax information to shareholders within 90 days following the end of each fiscal year. A specific reconciliation between GAAP and income tax information will not be provided to the shareholders. Reconciling information will be available in our office for inspection and review by any shareholder. Concurrent with the dissemination of tax information to shareholders, we will provide each shareholder with a report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of dividends received during the prior fiscal year. The statement will report purchases of shares under the Dividend Reinvestment Plan. Shareholders requiring reports on a more frequent basis may request them. We will make a reasonable effort to supply more frequent reports, as requested. We may require payment of an administrative charge which will be paid: (i) directly by the shareholder; or (ii) through pre-authorized deductions from dividends payable to the shareholder making the request.

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement (as amended) on Form S-11 (of which this prospectus is a part) under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This prospectus does not contain all the information set forth in the Registration Statement. Statements contained in the prospectus as to the contents of any contract or other document are not necessarily complete. In each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement and to the exhibits and schedules thereto contain further information regarding us.

    We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the Commission. Reports and other information we have filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth St. N.W., Washington, DC 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov. In addition, material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

                                    GLOSSARY

    Definitions of certain terms used in the prospectus are set forth below:

    "ACQUISITION EXPENSES" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

    "ACQUISITION FEE" means the total of all fees and commissions paid by any party to any party in connection with our making or investing in mortgage loans. Included in the computation of such fees or commissions shall be any commission, selection fee, nonrecurring management fee, reinvestment fees, loan fee or points or origination fee or any fee of a similar nature, however designated. Excluded shall be development and construction fees paid to persons not affiliated with our sponsor in connection with the acquisition and funding of our properties.

    "ADVISOR" means, Church Loan Advisors, Inc., or its successors, and generally, the Person(s) or entity responsible for directing or performing our day-to-day business affairs, including a Person or entity to which an Advisor subcontracts substantially all such functions.

    "ADVISORY AGREEMENT" means the agreement we have signed with the Advisor pursuant to which the Advisor will act as our administrator.

    "AFFILIATE"  an affiliate of another person includes any of the following:
(a) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person; (b) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with such other person; (d) any executive officer, director, trustee or general partner of such other person; or (e) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means both natural person and legal entities.

    "AVERAGE INVESTED ASSETS" for any period shall mean the average of the aggregate book value of our assets invested, directly or indirectly, in loans (or interests in loans) secured by real estate, and first mortgage bonds, before reserves for depreciation of bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each calendar month during such period.

    "BEST EFFORTS" means a method of underwriting whereby the Underwriter is committed to use its best efforts to sell the shares on our behalf, but is not required to purchase the shares or otherwise guarantee their sale.

    "DIVIDEND REINVESTMENT PLAN" means our dividend reinvestment plan for shareholders pursuant to which any quarterly dividends otherwise payable in cash are instead applied toward the purchase of additional shares for the participant.

    "DRM HOLDINGS, INC." Means DRM Holdings, Inc., a Minnesota corporation which is the parent (100% owner) of the Underwriter and an affiliate of the Advisor.

    "INDEPENDENT DIRECTOR(S)" means our directors who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor. A director shall be deemed to be associated with the Sponsor or Advisor if he or she: (i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or (ii) is employed by the Sponsor, Advisor or any of their Affiliates; or (iii) is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or (iv) performs services for us, other than as a director; or (v) is a director for more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent
Director's: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis. An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or with American Church Mortgage Company.

    "INDEPENDENT EXPERT" means a person with no material current or prior business or personal relationship with the Advisor or directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type we hold.

    "LEVERAGE" means the aggregate amount of our indebtedness for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

    "NET ASSETS" means the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

    "NET INCOME" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves determined in accordance with generally accepted accounting principles.

    "ORGANIZATION AND OFFERING EXPENSES" means all expenses incurred by and to be paid from our assets in connection with and in preparing our shares for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), warrants to dealers, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including tax and fees, accountants' and attorneys' fees.

    "PERMITTED TEMPORARY INVESTMENTS" means money market funds, U.S. government treasury obligations, certificates of deposit, interest bearing bank accounts and other similar short-term obligations which can be readily liquidated and which are determined not to impair our ability to qualify as a REIT.

    "SPONSOR" means any person directly or indirectly instrumental in organizing wholly or in part, a real estate investment trust or any person who will control, manage or participate in the management of a real estate investment trust, and any affiliate of such person. Not included is any person whose only relationship with the real estate investment trust is as that of an independent property manager of real estate investment trust assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A person may also be deemed our Sponsor by: (i) taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other persons; (ii) receiving a material participation in the REIT entity in connection with the founding or organizing of our business, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with us; (iv) possessing significant rights to control our properties; (v) receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or (vi) providing goods or services to us on a basis which was not negotiated with us at arm's-length.

    "TAXABLE REIT INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Code Sections 241 through 247, 249 and 250 (relating generally to the deduction for dividends received); (ii) excluding amounts equal to (a) the net income from foreclosure property, and (b) the net income derived from prohibited transactions; (iii) deducting amounts equal to (a) any net loss derived from prohibited transactions, and (b) the tax imposed by section 857(b)(5) of the Code upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

    "TOTAL OPERATING EXPENSES" means aggregate expenses of every character we have paid or incurred as determined under Generally Accepted Accounting Principles, including Advisors' fees but excluding: (a) the expenses of raising the capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of our Shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees; (f) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

    "UBTI" means unrelated business taxable income as described in the Internal Revenue Code.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Minneapolis, Minnesota

                              Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
American Church Mortgage Company
Minneapolis, Minnesota

We have audited the accompanying balance sheet of American Church Mortgage Company as of December 31, 1998, 1997, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Church Mortgage Company as of December 31, 1998, 1997, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                  /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

                                  Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                  Certified Public Accountants


Minneapolis, Minnesota
February 17, 1999

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet



---------------------------------------------------------------------------------------------------------------
                                                                                            June 30
                     ASSETS                                                        1999                1998
---------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
CURRENT ASSETS
    Cash and equivalents                                                       $ 1,137,573          $ 1,248,563
    Current maturities of loans receivable                                         171,056               69,723
    Current maturities of bonds receivable                                          15,000                4,933
                                                                               -----------          -----------
            Total current assets                                                 1,323,629            1,323,219


LOANS RECEIVABLE, net of current  maturities                                     7,962,561            6,649,312



BONDS RECEIVABLE, net of current maturities                                      1,918,901              134,334


DEFERRED TAX ASSET                                                                  40,000               33,000

DEFERRED OFFERING COSTS                                                             10,841                3,977

ORGANIZATION EXPENSES, net                                                               9                  313
                                                                               -----------          -----------

            TOTAL ASSETS                                                       $11,255,941          $ 8,144,155
                                                                               -----------          -----------
                                                                               -----------          -----------


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet



---------------------------------------------------------------------------------------------------------------
                                                                                            June 30
LIABILITIES AND STOCKHOLDERS' EQUITY                                               1999                1998
---------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
CURRENT LIABILITIES
    Accounts payable                                                           $    26,180          $    65,254
    Due to loan escrow account                                                                          365,087
    Deferred income                                                                 32,644               14,515
    Dividends payable                                                              259,858              174,631
                                                                               -----------          -----------
            Total current liabilities                                              318,682              619,487

DEFERRED INCOME                                                                    127,498               91,100



STOCKHOLDERS' EQUITY
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
        Issued and outstanding, 1,189,823 as of
        June 30, 1999, and 819,722 as of June 30, 1998                              11,898                8,197
    Additional paid-in capital                                                  10,933,876            7,510,415
    Accumulated deficit                                                           (136,013)             (85,044)
                                                                               -----------          -----------
            Total stockholders' equity                                          10,809,761            7,433,568
                                                                               -----------          -----------
            TOTAL LIABILITIES AND EQUITY                                       $11,255,941          $ 8,144,155
                                                                               -----------          -----------
                                                                               -----------          -----------

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet

---------------------------------------------------------------------------------------------------------------------
                                                                              December 31
                    ASSETS                            1998               1997             1996              1995
---------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
    Cash and equivalents                           $ 2,941,530       $   291,815       $   612,744       $   135,282
    Accounts receivable                                 28,777
    Current maturities of loans receivable             237,242           103,505            55,436
    Current maturities of bond portfolio                12,000
                                                   -----------       -----------       -----------       -----------
            Total current assets                     3,219,549           395,320           668,180           135,282


LOANS RECEIVABLE, net of current  maturities         5,994,620         4,808,803         2,605,388

BONDS RECEIVABLE, net of current maturities          1,011,997           125,809           120,640


DEFERRED OFFERING COSTS                                                                                      107,295

DEFERRED TAX ASSET                                      40,000            33,000            20,000

ORGANIZATION EXPENSES, net                                 161               464               769             1,071
                                                   -----------       -----------       -----------       -----------

            TOTAL ASSETS                           $10,266,327       $ 5,363,396       $ 3,414,977       $   243,648
                                                   -----------       -----------       -----------       -----------
                                                   -----------       -----------       -----------       -----------

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             December 31
LIABILITIES AND STOCKHOLDERS' EQUITY                                 1998               1997             1996             1995
-----------------------------------------------------------------------------------------------------------------------------------

CURRENT LIABILITIES
    Accounts payable                                              $     12,759      $     15,490      $      8,482     $     49,493
    Deferred income                                                     21,772            17,301            10,383
    Dividends payable                                                  233,004           127,899            80,424
                                                                  ------------      ------------      ------------     ------------
            Total current liabilities                                  267,535           160,690            99,289           49,493

DEFERRED INCOME                                                         92,408            61,127            35,547

STOCKHOLDERS' EQUITY
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
        Issued and outstanding, 1,087,646 at December 31,
        1998, 571,615 at December 31, 1997, 359,791 at
        December 31, 1996 and 20,000 shares at
        December 31, 1995                                               10,876             5,716             3,598              200
    Additional paid-in capital                                       9,973,200         5,184,882         3,306,437          199,800
    Accumulated deficit                                                (77,692)          (49,019)          (29,894)          (5,845)
                                                                  ------------      ------------      ------------     ------------
            Total stockholders' equity                               9,906,384         5,141,579         3,280,141          194,155
                                                                  ------------      ------------      ------------     ------------
            TOTAL LIABILITIES AND EQUITY                          $ 10,266,327      $  5,363,396      $  3,414,977     $    243,648
                                                                  ------------      ------------      ------------     ------------
                                                                  ------------      ------------      ------------     ------------

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations


-----------------------------------------------------------------------------------------
                                                                 Six Months Ended
                                                                     June 30
                                                              1999                1998
-----------------------------------------------------------------------------------------
                                                                    (Unaudited)
INTEREST INCOME                                           $  491,366           $ 326,460

OPERATING EXPENSES                                            72,001              45,110
                                                          ----------           ---------
OPERATING INCOME (LOSS)                                      419,365             281,350

PROVISION FOR (BENEFIT FROM)
    INCOME TAXES
                                                          ----------           ---------
NET INCOME (LOSS)                                         $  419,365           $ 281,350
                                                          ----------           ---------
                                                          ----------           ---------

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE          $      .36           $     .45
                                                          ----------           ---------
                                                          ----------           ---------

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                                     1,174,200             618,740
                                                          ----------           ---------
                                                          ----------           ---------

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations

------------------------------------------------------------------------------------
                                        Years Ended December 31
                  1998                1997                1996                1995
------------------------------------------------------------------------------------
               $ 782,013           $ 384,118           $ 217,390           $   4,436

                  76,648              36,304              72,004               5,759
               ---------           ---------           ---------           ---------

                 705,365             347,814             145,386              (1,323)

                  (7,000)            (13,000)            (20,000)                  -
               ---------           ---------           ---------           ---------

               $ 712,365           $ 360,814           $ 165,386           $  (1,323)
               ---------           ---------           ---------           ---------
               ---------           ---------           ---------           ---------


               $     .86           $     .91           $     .79           $    (.07)
               ---------           ---------           ---------           ---------
               ---------           ---------           ---------           ---------


                 825,176             398,160             209,072              20,000
               ---------           ---------           ---------           ---------
               ---------           ---------           ---------           ---------


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Statement of Stockholders' Equity




---------------------------------------------------------------------------------------------------------------------------
                                                                     Common Stock            Additional
                                                              --------------------------      Paid-In          Accumulated
                                                                Shares           Amount       Capital            Deficit
---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                                        20,000        $    200    $   199,800        $   (4,522)

    Net loss                                                                                                       (1,323)
                                                              ----------        --------    -----------        ----------
BALANCE, DECEMBER 31, 1995                                        20,000             200        199,800            (5,845)

    Issuance of 339,791 shares of
        common stock, net of
        offering costs                                           339,791           3,398      3,106,637
    Net income                                                                                                    165,386
    Dividends declared                                                                                           (189,435)
                                                              ----------        --------    -----------        ----------

BALANCE, DECEMBER 31, 1996                                       359,791           3,598      3,306,437           (29,894)

    Issuance of 211,824 shares of
        common stock, net of
        offering costs                                           211,824           2,118      1,878,445
    Net income                                                                                                    360,814
    Dividends declared                                                                                           (379,939)
                                                              ----------        --------    -----------        ----------

BALANCE, DECEMBER 31, 1997                                       571,615           5,716      5,184,882           (49,019)

    Issuance of 516,031 shares of
         common stock, net of
         offering costs                                          516,031           5,160      4,788,318
    Net income                                                                                                    712,365
    Dividends declared                                                                                           (741,038)
                                                              ----------        --------    -----------        ----------

BALANCE, DECEMBER 31, 1998                                     1,087,646          10,876      9,973,200           (77,692)

    Issuance of 102,177 shares of
         common stock, net of
         offering costs                                          102,177           1,022        960,676
    Net income                                                                                                    419,365
    Dividends declared                                                                                           (477,686)
                                                              ----------        --------    -----------        ----------

BALANCE, JUNE 30, 1999 (unaudited)                             1,189,823        $ 11,898    $10,933,876        $ (136,013)
                                                              ----------        --------    -----------        ----------
                                                              ----------        --------    -----------        ----------

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Cash Flows



---------------------------------------------------------------------------------------------
                                                                  Six Months Ended June 30
                                                                 1999                  1998
---------------------------------------------------------------------------------------------
                                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                              $   419,365           $   281,350
    Adjustments to reconcile net income to
        net cash from operating activities:
        Amortization                                                152                   152
        Deferred offering costs                                 (10,841)               (3,977)
        Change in assets and liabilities
            Accounts receivable                                  28,777
            Accounts payable                                     13,421               414,850
            Deferred income                                      45,962                27,186
                                                            -----------           -----------
            Net cash from operating activities                  496,836               719,561

CASH FLOWS FROM INVESTING ACTIVITIES
    Investment in mortgage loans                             (3,031,000)           (2,130,000)
    Collections on mortgage loans                             1,129,245               323,273
    Investment in bonds                                        (909,904)              (13,458)
                                                            -----------           -----------
            Net cash used for investing activities           (2,811,659)           (1,820,185)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from stock offering                                961,698             2,328,014
    Dividends paid                                             (450,832)             (270,642)
                                                            -----------           -----------
            Net cash from financing activities                  510,866             2,057,372
                                                            -----------           -----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS              (1,803,957)              956,748

CASH AND EQUIVALENTS - Beginning of Period                    2,941,530               291,815
                                                            -----------           -----------

CASH AND EQUIVALENTS - End of Period                        $ 1,137,573           $ 1,248,563
                                                            -----------           -----------
                                                            -----------           -----------

                                  - Continued -

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY


-----------------------------------------------------------------------------------------------
                                                                  Six Months Ended June 30
                                                                 1999                  1998
-----------------------------------------------------------------------------------------------
                                                                       (Unaudited)
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
    AND INVESTING ACTIVITIES
    Dividends declared but not paid                         $   259,858           $   174,631
    Dividends reinvested                                    $   129,012           $    94,368
    Deferred offering costs reclassified to
      additional paid-in capital                            $     6,983           $    10,882

SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid during the year for
        Interest                                            $         -           $         -
        Income taxes                                        $         -           $         -


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Cash Flows

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Years Ended December 31
                                                                      1998              1997              1996              1995
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                            $   712,365       $   360,814       $   165,386        $   (1,323)
    Adjustments to reconcile net income (loss) to
        net cash from (used for) operating activities:
        Deferred income taxes                                         (7,000)          (13,000)          (20,000)
        Amortization                                                     303               303               303               303
        Change in assets and liabilities
            Accounts receivable                                      (28,777)
            Accounts payable                                          (2,731)            7,009           (41,012)
            Deferred income                                           35,752            32,498            45,930
                                                                 -----------       -----------       -----------        ----------
            Net cash from (used for) operating activities            709,912           387,624           150,607            (1,020)

CASH FLOWS FROM INVESTING ACTIVITIES
    Organization expenses paid                                                                                                 (35)
    Investment in mortgage loans                                  (2,498,750)       (2,315,712)       (2,685,288)
    Collections on mortgage loans                                  1,179,196            64,228            24,464
    Investment in bonds                                             (931,188)           (5,169)         (120,640)
    Proceeds from bonds called                                        33,000
                                                                 -----------       -----------       -----------        ----------
            Net cash used for investing activities                (2,217,742)       (2,256,653)       (2,781,464)              (35)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from stock offering                                   4,793,478         1,880,563         3,217,330
    Dividends paid                                                  (635,933)         (332,463)         (109,011)
    Payment of deferred offering costs                                                                                     (12,686)
                                                                 -----------       -----------       -----------        ----------
            Net cash from (used for) financing activities          4,157,545         1,548,100         3,108,319           (12,686)
                                                                 -----------       -----------       -----------        ----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                    2,649,715          (320,929)          477,462           (13,741)

CASH AND EQUIVALENTS - Beginning of Year                             291,815           612,744           135,282           149,023
                                                                 -----------       -----------       -----------        ----------

CASH AND EQUIVALENTS - End of Year                               $ 2,941,530       $   291,815       $   612,744       $   135,282
                                                                 -----------       -----------       -----------        ----------
                                                                 -----------       -----------       -----------        ----------

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
    AND INVESTING ACTIVITIES
    Deferred offering costs financed through
        accounts payable                                                                                               $    34,693
                                                                                                                       -----------
    Deferred offering costs reclassified to                                                                            -----------
        additional paid-in capital                               $    71,751       $   118,106       $   107,295
                                                                 -----------       -----------       -----------
                                                                 -----------       -----------       -----------
    Dividends declared but not paid                              $   233,004       $   127,899       $    80,424
                                                                 -----------       -----------       -----------
                                                                 -----------       -----------       -----------

SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid during the year for
        Interest                                                 $        59       $         -       $         -       $         -
        Income taxes                                             $         -       $         -       $         -       $         -


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company, which was a development stage company until 1996, was organized to engage in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms that it establishes for individual organizations. Loans have been made to churches located in twelve states as of June 30, 1999. The Company concluded a public stock offering in November 1996 and commenced its principal business activities early in 1996.

ACCOUNTING ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

CASH

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At June 30, 1999 and December 31, 1998, approximately $1,000,000 and $2,700,000, respectively, of cash equivalents consisted of investments in money market funds.

The Company maintains some cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

MARKETABLE SECURITIES

The Company accounts for its debt securities under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

The Company classifies its marketable debt securities as "held-to-maturity" because it has the intent and ability to hold the securities to maturity. Securities classified as held-to-maturity are carried at amortized cost.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

ALLOWANCE FOR LOANS RECEIVABLE

The Company follows a policy of providing an allowance for loans receivable. However, management believes the loans receivable to be collectible in all material respects.

DEFERRED OFFERING COSTS

Deferred offering costs represent amounts incurred in connection with the Company's public offering of common stock. These costs will be offset by proceeds received from the common stock offering.

ORGANIZATION EXPENSES

Organization expenses are stated at cost and are amortized using the straight-line method over five years.

DEFERRED INCOME

Deferred income represents loan origination fees which are recognized over the life of the loan as an adjustment to the yield on the loan.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences in recognition of income from loan origination fees for financial and income tax reporting. Deferred taxes are recognized for operating losses that are available to offset future taxable income.

Beginning in 1996, the Company elected to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company will not be subject to Federal income tax to the extent of distributions to its shareholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

INCOME (LOSS) PER COMMON SHARE

No adjustments were made to income for the purpose of calculating earnings per share. Stock options had no effect on the weighted average number of shares outstanding.

The adoption of Statement of Financial Accounting Standards Board No. 128, "Earnings Per Share" had no effect on previously reported earnings per share.

INTERIM FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with the instructions for interim statements and, therefore, do not include all information and disclosures necessary for a fair presentation of results of operations, financial position, and changes in cash flow in conformity with generally accepted accounting principles. However, in the opinion of management, such statements reflect all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations, and cash flows for the period presented.

The unaudited financial statements of the Company should be read in conjunction with its December 31, 1998 audited financial statements included in the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission for the year ended December 31, 1998.

2.  MORTGAGE LOANS AND BONDS PORTFOLIO

At June 30, 1999 and December 31, 1998 the Company had mortgage loans receivable totaling $8,133,617 and $6,231,862, respectively. The loans bear interest ranging from 9.75% to 12.00% and 9.75% to 15.00% at June 30, 1999 and December 31, 1998, respectively.

The Company also has a portfolio of 23 church bonds, which are carried at cost plus amortized interest income. At June 30, 1999 and December 31, 1998 the Company had combined principal of $1,933,901 and 1,023,997, respectively. Principal amounts are due at various maturity dates between November 1, 1999 and February 1, 2019. The bonds pay quarterly interest ranging from 6.35% to 10.50%. Two bond issues comprised of 79% of the total bond portfolio at June 30, 1999.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




2.  MORTGAGE LOANS AND BONDS PORTFOLIO - Continued

The maturity schedule for mortgage loans and bonds receivable as of June 30, 1999 and December 31, 1998 is as follows:

                                             June 30, 1999
                                              (Unaudited)                              December 31, 1998
                                    ---------------------------------       ----------------------------------
                                    Mortgage Loans     Bond Portfolio       Mortgage Loans      Bond Portfolio
                                    --------------     --------------       --------------      --------------
1999                                  $   84,130         $    7,000            $   237,242          $   12,000
2000                                     180,496             17,000                350,554              17,000
2001                                     200,790             25,000                172,924             125,000
2002                                     223,374             11,000                192,953              21,000
2003                                     248,507             23,000                215,305              23,000
Thereafter                             7,196,320          1,863,000              5,062,884             846,000
                                      ----------         ----------            -----------          ----------
                                       8,133,617          1,946,000                                  1,044,000
Less discounts
    from par                                                (12,099)                                   (20,003)
                                      ----------         ----------            -----------          ----------
            Totals                    $8,133,617         $1,933,901            $ 6,231,862          $1,023,997
                                      ----------         ----------            -----------          ----------
                                      ----------         ----------            -----------          ----------

3.  STOCK OPTION PLAN

The Company has adopted a Stock Option Plan granting each member of the Board of Directors and the president of the Advisor (Note 4) an option to purchase 3,000 shares of common stock annually upon their re-election. The purchase price of the stock will be the fair market value at the grant date. On November 15, 1994, the Company began the annual grant of options to purchase an aggregate of 21,000 shares of common stock at $10 per share. These options became exercisable November 15, 1995 and expire November 15, 1999. No options have been exercised as of June 30, 1999.

The Company has chosen to account for stock based compensation in accordance with APB Opinion 25. Management believes that the disclosure requirements of Statement of Financial Accounting Standards No. 123 are not material to its financial statements.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




4.  TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc., Minnetonka, Minnesota (Advisor). The Advisor is responsible for the day-to-day operations of the Company and provides administrative services and personnel.

Upon non-renewal or termination of the Advisory Agreement, the Company is required to pay the Advisor a termination fee equal to two percent of the value of the average invested assets of the Company as of the date of termination, subject to limitations set forth in the Advisory Agreement.

The Company pays the Advisor an annual base management fee of 1.25 percent of average invested assets (generally defined as the average of the aggregate book value of the assets invested in securities and equity interests in and loans secured by real estate), which is payable on a monthly basis. The Advisor will also receive one-half of the origination fees paid by a mortgage loan borrower, in connection with a mortgage loan made or renewed by the Company. The Advisor and the Company are related through common ownership and common management. See
Note 6.



                                                        Advisory and                Advisory and
                                                         origination                origination
                                                          fees paid                 fees waived
                                                        ------------                -----------
January 1, 1999 through June 30, 1999 (unaudited)         $  47,764                   $    -
January 1, 1998 through June 30, 1998 (unaudited)            62,051                        -
1998                                                        101,944                     15,223
1997                                                         61,525                     23,119
1996                                                         64,680                      6,662
1995                                                            -                          -


                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




5.  INCOME TAXES

The income tax expense (benefit) consists of the following components:

                                            June 30                                   December 31
                                    --------------------         ---------------------------------------------------
                                      1999        1998              1998          1997           1996         1995
                                    --------    --------         ---------     ---------      ---------    ---------
                                        (Unaudited)
Current                             $      -    $      -         $       -     $       -      $       -    $       -
Deferred                                                            (7,000)      (13,000)       (20,000)
                                    --------    --------         ---------     ---------      ---------    ---------

      Total tax expense
          (benefit)                 $      -    $      -         $  (7,000)    $ (13,000)     $ (20,000)   $       -
                                    --------    --------         ---------     ---------      ---------    ---------
                                    --------    --------         ---------     ---------      ---------    ---------


As discussed in Note 1, a REIT is subject to taxation to the extent that taxable income exceeds dividends distributions to its shareholders. In order to maintain its status as a REIT, the Company is required to distribute at least 95% of its taxable income.

The following reconciles the income tax benefit with the expected provision obtained by applying statutory rates to pretax income:


                                           June 30                                    December 31
                                    ---------------------        ---------------------------------------------------
                                      1999         1998             1998          1997          1996           1995
                                    ---------   ---------        ---------     ---------     ---------     ---------
                                        (Unaudited)
Expected tax expense
    (benefit)                       $ 142,584   $  95,659        $ 241,524     $ 118,257     $  45,700     $    (300)
Increase (decrease) in
    valuation allowance                                                                         (1,300)          300
Benefit of REIT
    distributions                    (142,584)    (95,659)        (248,524)     (131,257)      (64,400)
                                    ---------   ---------        ---------     ---------     ---------     ---------

      Totals                        $       -   $       -        $  (7,000)    $ (13,000)    $ (20,000)    $       -
                                    ---------   ---------        ---------     ---------     ---------     ---------
                                    ---------   ---------        ---------     ---------     ---------     ---------


                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




5.  INCOME TAXES - Continued

The components of deferred income taxes are as follows:

                                                     June 30                                   December 31
                                              ---------------------            --------------------------------------------
                                                1999         1998                1998         1997        1996        1995
                                              --------     --------            --------     --------    --------    --------
                                                    (Unaudited)
  Deferred tax assets:
      Temporary differences
          (loan origination fees)             $40,000      $33,000             $40,000      $33,000     $20,000
      Net operating loss
          carryforward                                                                                              $  1,300
  Valuation allowance                            -             -                   -            -           -         (1,300)
                                              --------     --------            --------     --------    --------    --------
              Net deferred tax asset          $40,000      $33,000             $40,000      $33,000     $20,000     $    -
                                              --------     --------            --------     --------    --------    --------
                                              --------     --------            --------     --------    --------    --------


The Company decreased its valuation allowance against deferred tax assets by $1,300 in fiscal 1996 and increased the valuation allowance by $300 in fiscal 1995.

6.  PUBLIC OFFERING OF THE COMPANY'S COMMON STOCK

The Company intends to file a Registration Statement with the Securities and Exchange Commission for a third public offering of 1,500,000 shares of common stock at $10 per share in August 1999.

The Company filed a Registration Statement with the Securities and Exchange Commission for a public offering of its common stock in 1997. The Company offered to sell 1,500,000 shares of its common stock at a price of $10 per share. The offering was underwritten by managing underwriter (an affiliate of the Advisor) and a co-underwriter on a "best efforts" basis, and no minimum sale of stock was required. The stock sale commenced on September 26, 1997 and concluded January 22, 1999. A total of 799,759 shares were sold in the Company's public offering.

The Company filed a Registration Statement with the Securities and Exchange Commission for a public offering of its common stock in 1995. The Company offered to sell 2,000,000 shares of its common stock at a price of $10 per share. The offering was underwritten by an affiliate of the Advisor on a "best efforts" basis, but required a minimum sale of at least 200,000 shares of common stock. This minimum amount of shares was sold as of April 15, 1996, whereupon the Company commenced its principal operating activities. The Company's public offering of its shares continued through November 8, 1996.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




6.  PUBLIC OFFERING OF THE COMPANY'S COMMON STOCK - Continued

Pursuant to the terms of the Underwriting Agreement, the Company paid the affiliated broker-dealer referred to above commissions and non-reimbursable expenses of approximately $331,000, $162,600 and $144,000 during 1998, 1997 and 1996, respectively. The Company paid no commissions or non-reimbursable expenses during 1995. The Company paid commissions and non-reimbursable expenses of approximately $60,200 and $57,600 for the six month periods ended June 30, 1999 and 1998, respectively.


7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments, none of which are held for trading purposes, are as follows at June 30, 1999 and 1998 and December 31, 1998, 1997, 1996 and 1995:

                                                                                June 30
                                                                              (Unaudited)
                                                                1999                               1998
                                                    ---------------------------         ------------------------------
                                                     Carrying           Fair             Carrying              Fair
                                                      Amount            Value             Amount               Value
                                                    ----------        ----------        ----------          ----------
Cash and equivalents                                $1,137,573        $1,137,573         $1,248,563         $1,248,563
Loans receivable                                     8,133,617         8,133,617          6,719,035          6,719,035
Bonds receivable                                     1,933,901         1,933,901            139,267            139,267


                                                                              December 31
                                                                1998                               1997
                                                    ---------------------------         ------------------------------
                                                     Carrying           Fair             Carrying              Fair
                                                      Amount            Value             Amount               Value
                                                    ----------        ----------        ----------          ----------
Cash and equivalents                                $2,941,530        $2,941,530        $  291,815          $  291,815
Loans receivable                                     6,231,862         6,231,862         4,912,308           4,912,308
Bonds receivable                                     1,023,997         1,023,997           125,809             125,809


                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1999 and 1998 (Unaudited)
                   and December 31, 1998, 1997, 1996 and 1995




7.  FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

                                                                              December 31
                                                                1996                               1995
                                                    ---------------------------         ------------------------------
                                                     Carrying           Fair             Carrying              Fair
                                                      Amount            Value             Amount               Value
                                                    ----------        ----------        ----------          ----------
Cash and equivalents                                $  612,744        $  612,744          $135,282           $135,282
Loans receivable                                     2,660,824         2,660,824
Bonds receivable                                       120,640           120,640


The carrying value of cash and equivalents approximates fair value. The fair value of the loans receivable and the bonds receivable are estimated by discounting future cash flows using current discount rates that reflect the risks associated with similar types of loans.

8.  LINE OF CREDIT

The Company has obtained a $1,000,000 line of credit with its bank on July 22, 1999, subject to certain borrowing base limitations, through August 1, 2000. Interest is charged at 1% over the prime rate totaling 9% at July 22, 1999. The line of credit collateralized by the mortgage secured bonds held by the Company.

                                   APPENDIX I
                            PRIOR PERFORMANCE TABLES

    The prior performance tables, Appendix I of the Prospectus, contain certain information about specific church bond mortgage financing projects conducted by the Managing Underwriter, American Investors Group, Inc., an affiliate of the Advisor. The purpose of the tables is to provide certain information on the prior performance of these bond financing programs so as to allow prospective investors a basis upon which to evaluate the experience of the affiliate of the Company. However, the programs discussed in this section do not necessarily have investment objectives and policies similar to those of the Advisor, and the results of those programs cannot be used or relied upon as being representative of the returns or yields that can be expected by shareholders of the Company. The following tables are included herein:

    Table I--Experience in Raising and Investing Funds

    Table II--Compensation to Sponsor (Managing Underwriter and Affiliates)

    Table IIB-- Location of Prior First Mortgage Bond Financings Underwritten by
                the Managing Underwriter

    Table III---Mortgage Bond Financings by Managing Underwriter



                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK

               TABLE I--EXPERIENCE IN RAISING AND INVESTING FUNDS

                              (since January 1991)

 Table I summarizes the funds raised and the use of those funds for the public offerings completed since January 1991 by American Investors Group, Inc., an affiliate of the Company and the Advisor.

                                                         HOPEWELL             NEW LIFE         TRIUMPH NEW
                                                        MISSIONARY           CHRISTIAN          TESTAMENT
                                                      BAPTIST CHURCH          MINISTRY            CHURCH
                                                    -------------------   ----------------   ----------------
DOLLAR AMOUNT OFFERED.............................  $3,700,000            $715,000           $850,000
DOLLAR AMOUNT RAISED..............................  $3,700,000            $715,000           $850,000
PERCENTAGE OF FUNDS RAISED........................         100%                100%               100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  259,000  (7%)      $ 50,050  (7%)     $ 59,500  (7%)
  Organizational Expenses.........................          --                  --                 --
  Other Underwriting Expenses.....................  $   46,425  (1.25%)   $ 20,000  (2.8%)   $ 21,250  (2.5%)
  Percent Available to Issuer.....................       91.75%              90.02%             90.05%
TOTAL ACQUISITION COST............................          --                  --                 --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                  --                 --
DATE OFFERING BEGAN...............................     1/15/91              3/1/91            3/15/91
LENGTH OF OFFERING (mos.).........................          12                   2                  3
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                  --                 --

                                                        MT. MORIAH
                                                    AFRICAN METHODIST           LAKE                 TEMPLE
                                                     EPISCOPAL CHURCH      BAPTIST CHURCH        BAPTIST CHURCH
                                                    ------------------   -------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $1,290,000           $1,800,000            $1,850,000
DOLLAR AMOUNT RAISED..............................  $1,290,000           $1,800,000            $1,850,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                  100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   90,300  (7%)     $  108,000  (6%)      $  129,500  (7%)
  Organizational Expenses.........................          --                   --                    --
  Other Underwriting Expenses.....................  $   24,000  (1.9%)   $   22,500  (1.25%)   $   35,000  (1.9%)
  Percent Available to Issuer.....................       91.01%               92.75%                 91.1%
TOTAL ACQUISITION COST............................          --                   --                    --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                   --                    --
DATE OFFERING BEGAN...............................     5/15/91               8/1/91                8/1/91
LENGTH OF OFFERING (mos.).........................           1                    3                     2
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                    --

                                                      NORTH STELTON
                                                         AFRICAN          SHORTER AFRICAN         NEW LIFE
                                                        METHODIST       METHODIST EPISCOPAL       CHRISTIAN
                                                    EPISCOPAL CHURCH          CHURCH           MINISTRY, INC.
                                                    -----------------   -------------------   -----------------
DOLLAR AMOUNT OFFERED.............................  $725,000            $1,860,000            $110,000
DOLLAR AMOUNT RAISED..............................  $725,000            $1,860,000            $110,000
PERCENTAGE OF FUNDS RAISED........................       100%                  100%                100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 50,750   (7%)     $  130,200   (7%)     $  8,250   (7.5%)
  Organizational Expenses.........................        --                    --                  --
  Other Underwriting Expenses.....................  $ 17,000   (2.3%)   $   34,800   (1.9%)   $  8,000   (7.2%)
  Percent Available to Issuer.....................      90.7%                 91.1%               85.3%
TOTAL ACQUISITION COST............................        --                    --                  --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                    --                  --
DATE OFFERING BEGAN...............................  10/15/91               11/1/91             12/1/91
LENGTH OF OFFERING (mos.).........................         1                     1                   1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                    --                  --


                                                                               MACEDONIA
                                                    MT. VERNON BAPTIST    MISSIONARY BAPTIST       FIRST BAPTIST
                                                          CHURCH                CHURCH                CHURCH
                                                    -------------------   -------------------   -------------------
DOLLAR AMOUNT OFFERED.............................  $1,350,000            $1,195,000            $1,040,000
DOLLAR AMOUNT RAISED..............................  $1,350,000            $1,195,000            $1,040,000
PERCENTAGE OF FUNDS RAISED........................         100%                  100%                  100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   94,500   (7%)     $   83,650   (7%)     $   72,800   (7%)
  Organizational Expenses.........................          --                    --                    --
  Other Underwriting Expenses.....................  $   27,500   (2.0%)   $   12,100   (1.0%)   $   22,200   (2.1%)
  Percent Available to Issuer.....................        91.0%                 92.0%                90.90%
TOTAL ACQUISITION COST............................          --                    --                    --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                    --                    --
DATE OFFERING BEGAN...............................    12/15/91               2/15/92                3/1/92
LENGTH OF OFFERING (mos.).........................           1                     1                     1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                    --                    --

                                                     WORLD MISSIONS         BY HIS WORD         METROPOLITAN
                                                        ASSEMBLY         CHRISTIAN CENTER      BAPTIST CHURCH
                                                    -----------------   -------------------   -----------------
DOLLAR AMOUNT OFFERED.............................  $720,000            $1,215,000            $475,000
DOLLAR AMOUNT RAISED..............................  $720,000            $1,215,000            $475,000
PERCENTAGE OF FUNDS RAISED........................       100%                  100%                100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 50,400   (7%)     $   85,050   (7%)     $ 33,250   (7%)
  Organizational Expenses.........................        --                    --                  --
  Other Underwriting Expenses.....................  $ 15,100   (2.1%)   $   18,500   (1.5%)   $ 13,750   (2.9%)
  Percent Available to Issuer.....................      90.9%                 91.5%               90.1%
TOTAL ACQUISITION COST............................        --                    --                  --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                    --                  --
DATE OFFERING BEGAN...............................   3/15/92                4/1/92              4/1/92
LENGTH OF OFFERING (mos.).........................         2                     1                   1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                    --                  --


                                                     CHRISTIAN HOPE      BIBLE MISSIONARY     CENTRAL HOLINESS
                                                         CENTER           BAPTIST CHURCH           CHURCH
                                                    -----------------   -------------------   -----------------
DOLLAR AMOUNT OFFERED.............................  $506,000            $1,300,000            $250,000
DOLLAR AMOUNT RAISED..............................  $506,000            $1,300,000            $250,000
PERCENTAGE OF FUNDS RAISED........................       100%                  100%                100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 35,420   (7%)     $   91,000   (7%)     $ 17,500   (7%)
  Organizational Expenses.........................        --                    --                  --
  Other Underwriting Expenses.....................  $ 11,500   (2.3%)   $   32,250   (2.5%)   $ 10,000   (4.0%)
  Percent Available to Issuer.....................      90.7%                 90.5%               89.0%
TOTAL ACQUISITION COST............................        --                    --                  --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                    --                  --
DATE OFFERING BEGAN...............................    5/1/92               5/15/92             6/15/92
LENGTH OF OFFERING (mos.).........................         1                     1                   1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                    --                  --

                                                    ST. JAMES EPISCOPAL      CHURCH OF JESUS      TEMPLE BAPTIST
                                                           CHURCH                CHRIST               CHURCH
                                                    --------------------   -------------------   -----------------
DOLLAR AMOUNT OFFERED.............................  $1,430,000             $1,280,000            $380,000
DOLLAR AMOUNT RAISED..............................  $1,430,000             $1,280,000            $380,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   85,085   (5.95%)   $   89,600   (7%)     $ 26,700   (7%)
  Organizational Expenses.........................          --                     --                  --
  Other Underwriting Expenses.....................  $   12,215   (.8%)     $   17,000   (1.3%)   $ 11,900   (3.1%)
  Percent Available to Issuer.....................        93.2%                  91.7%               89.9%
TOTAL ACQUISITION COST............................          --                     --                  --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                     --                  --
DATE OFFERING BEGAN...............................     6/24/92                 7/1/92              8/1/92
LENGTH OF OFFERING (mos.).........................           2                      1                   1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                  --


                                                    MT. ZION AFRICAN
                                                        METHODIST        CALVARY TEMPLE OF     BETHEL BAPTIST
                                                    EPISCOPAL CHURCH       ALLENTOWN, PA           CHURCH
                                                    -----------------   -------------------   -----------------
DOLLAR AMOUNT OFFERED.............................  $875,000            $1,820,000            $525,000
DOLLAR AMOUNT RAISED..............................  $875,000            $1,820,000            $525,000
PERCENTAGE OF FUNDS RAISED........................       100%                  100%                100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 61,250   (7%)     $  127,400   (7%)     $ 36,750   (7%)
  Organizational Expenses.........................        --                    --                  --
  Other Underwriting Expenses.....................  $ 16,000   (1.8%)   $   37,500   (2.1%)   $ 12,250   (2.3%)
  Percent Available to Issuer.....................      91.2%                 90.9%               90.7%
TOTAL ACQUISITION COST............................        --                    --                  --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                    --                  --
DATE OFFERING BEGAN...............................   8/15/92                9/1/92             9/15/92
LENGTH OF OFFERING (mos.).........................         1                     1                   1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                    --                  --

                                                      UNITY PALO ALTO       CHRISTIAN LOVE     TABERNACLE BAPTIST
                                                      COMMUNITY CHURCH      BAPTIST CHURCH           CHURCH
                                                    --------------------   -----------------   -------------------
DOLLAR AMOUNT OFFERED.............................  $2,180,000             $500,000            $1,550,000
DOLLAR AMOUNT RAISED..............................  $2,180,000             $500,000            $1,550,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                  100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  147,150   (6.75%)   $ 35,000   (7%)     $  108,500   (7%)
  Organizational Expenses.........................          --                   --                    --
  Other Underwriting Expenses.....................  $   20,000   (.92%)    $ 13,000   (2.6%)   $   22,000   (1.4%)
  Percent Available to Issuer.....................        92.3%                90.4%                 91.6%
TOTAL ACQUISITION COST............................          --                   --                    --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                   --                    --
DATE OFFERING BEGAN...............................     10/1/92             11/15/92              11/15/92
LENGTH OF OFFERING (mos.).........................           2                    1                     1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                    --


                                                       LEE MEMORIAL                                CHRISTIAN
                                                     AFRICAN METHODIST    NAZARETH BAPTIST        PENTECOSTAL
                                                     EPISCOPAL CHURCH          CHURCH               CHURCH
                                                    -------------------   -----------------   -------------------
DOLLAR AMOUNT OFFERED.............................  $1,225,000            $390,000            $1,600,000
DOLLAR AMOUNT RAISED..............................  $1,225,000            $390,000            $1,600,000
PERCENTAGE OF FUNDS RAISED........................         100%                100%                  100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   85,750   (7%)     $ 27,300   (7%)     $  112,000   (7%)
  Organizational Expenses.........................          --                  --                    --
  Other Underwriting Expenses.....................  $   21,000   (1.7%)   $  9,700   (2.5%)   $   24,000   (1.5%)
  Percent Available to Issuer.....................        91.3%               90.5%                 91.5%
TOTAL ACQUISITION COST............................          --                  --                    --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                  --                    --
DATE OFFERING BEGAN...............................    12/15/92             1/15/93                2/1/93
LENGTH OF OFFERING (mos.).........................           1                   1                     1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                  --                    --

                                                        MOUNT ZION                                ST. MARKS
                                                    CHRISTIAN BAPTIST      LAKE BAPTIST      MISSIONARY BAPTIST
                                                          CHURCH              CHURCH               CHURCH
                                                    ------------------   -----------------   -------------------
DOLLAR AMOUNT OFFERED.............................  $750,000             $365,000            $1,500,000
DOLLAR AMOUNT RAISED..............................  $750,000             $365,000            $1,500,000
PERCENTAGE OF FUNDS RAISED........................       100%                 100%                  100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 52,500   (7%)      $ 25,550   (7%)     $  105,000   (7%)
  Organizational Expenses.........................        --                   --                    --
  Other Underwriting Expenses.....................  $ 14,500   (2.75%)   $  8,000   (2.2%)   $   23,000   (1.5%)
  Percent Available to Issuer.....................     90.25%                90.8%                 91.5%
TOTAL ACQUISITION COST............................        --                   --                    --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                   --                    --
DATE OFFERING BEGAN...............................   1/15/93               2/1/93                2/1/93
LENGTH OF OFFERING (mos.).........................         1                    1                     1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                   --                    --


                                                       FRIENDSHIP
                                                       MISSIONARY         CHRISTIAN FAITH       RALEIGH CHRISTIAN
                                                     BAPTIST CHURCH            CENTER            COMMUNITY CHURCH
                                                    -----------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $700,000            $1,765,000             $1,425,000
DOLLAR AMOUNT RAISED..............................  $700,000            $1,765,000             $1,425,000
PERCENTAGE OF FUNDS RAISED........................       100%                  100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 49,000   (7%)     $  119,138   (6.75%)   $   90,750   (6.25%)
  Organizational Expenses.........................        --                    --                     --
  Other Underwriting Expenses.....................  $ 15,000   (2.1%)   $   17,000   (1.0%)    $   14,000   (1.0%)
  Percent Available to Issuer.....................      90.9%                92.25%                 92.75%
TOTAL ACQUISITION COST............................        --                    --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                    --                     --
DATE OFFERING BEGAN...............................    4/1/93               5/15/93                 6/1/93
LENGTH OF OFFERING (mos.).........................         1                     1                      1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                    --                     --

                                                       PORTERS DAY
                                                        CARE AND                                 EVERGREEN
                                                        EDUCATION       OUTREACH CHRISTIAN      MISSIONARY
                                                         CENTER               CENTER          BAPTIST CHURCH
                                                    -----------------   ------------------   -----------------
DOLLAR AMOUNT OFFERED.............................  $350,000            $575,000             $345,000
DOLLAR AMOUNT RAISED..............................  $350,000            $575,000             $345,000
PERCENTAGE OF FUNDS RAISED........................      100%                 100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 25,500   (7%)     $ 39,963   (6.95%)   $ 24,150   (7%)
  Organizational Expenses.........................        --                  --                   --
  Other Underwriting Expenses.....................  $ 14,000   (3.1%)   $ 12,000   (1.7%)    $ 11,000   (3.2%)
  Percent Available to Issuer.....................     89.9%               91.35%                89.8%
TOTAL ACQUISITION COST............................        --                  --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                  --                   --
DATE OFFERING BEGAN...............................   5/15/93             5/15/93               6/1/93
LENGTH OF OFFERING (mos.).........................         2                   1                    1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                  --                   --


                                                                                                  ST. PAUL AFRICAN
                                                     FAITH SOUTHWEST                             METHODIST EPISCOPAL
                                                      BAPTIST CHURCH      CORNERSTONE CHURCH           CHURCH
                                                    ------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $700,000             $4,355,000             $1,000,000
DOLLAR AMOUNT RAISED..............................  $700,000             $4,355,000             $1,000,000
PERCENTAGE OF FUNDS RAISED........................       100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 48,650   (6.95%)   $  293,963   (6.75%)   $   67,500   (6.75%)
  Organizational Expenses.........................        --                     --                     --
  Other Underwriting Expenses.....................  $ 14,000   (2.0%)    $   37,250   (.85%)    $   19,000   (1.9%)
  Percent Available to Issuer.....................     91.05%                  92.4%                 91.35%
TOTAL ACQUISITION COST............................        --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                     --                     --
DATE OFFERING BEGAN...............................   6/15/93                7/15/93                8/15/93
LENGTH OF OFFERING (mos.).........................         1                      1                      1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                     --                     --

                                                                                                    PEACEFUL ZION
                                                      WINDSOR VILLAGE                                MISSIONARY
                                                      UNITED METHODIST                              BAPTIST CHURCH
                                                           CHURCH          FIRST BAPTIST CHURCH        MIAMI, FL
                                                    --------------------   --------------------   -----------------
DOLLAR AMOUNT OFFERED.............................  $3,100,000             $2,600,000             $750,000
DOLLAR AMOUNT RAISED..............................  $3,100,000             $2,600,000             $750,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  193,750   (6.25%)   $  175,500   (6.75%)   $ 52,500   (7%)
  Organizational Expenses.........................          --                     --                   --
  Other Underwriting Expenses.....................  $   32,000   (1.0%)    $   30,500   (1.2%)    $ 17,500   (2.3%)
  Percent Available to Issuer.....................       92.75%                 92.05%                90.7%
TOTAL ACQUISITION COST............................          --                     --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                     --                   --
DATE OFFERING BEGAN...............................      9/1/93                10/1/93             10/15/93
LENGTH OF OFFERING (mos.).........................           2                      1                    1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                   --


                                                      CENTRAL HOLINESS       APOSTOLIC FAITH      NEW LIFE CHRISTIAN
                                                           CHURCH             HOME ASSEMBLY            MINISTRY
                                                    --------------------   -------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,405,000             $2,600,000            $2,000,000
DOLLAR AMOUNT RAISED..............................  $1,405,000             $2,600,000            $2,000,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                  100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   87,813   (6.25%)   $  169,000   (6.5%)   $  130,000   (6.5%)
  Organizational Expenses.........................          --                     --                    --
  Other Underwriting Expenses.....................  $   12,000   (.85%)    $   36,500   (1.4%)   $   23,000   (1.15%)
  Percent Available to Issuer.....................        92.8%                  92.1%                 92.0%
TOTAL ACQUISITION COST............................          --                     --                    --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                     --                    --
DATE OFFERING BEGAN...............................    11/15/93               12/15/93               2/15/94
LENGTH OF OFFERING (mos.).........................           1                      9                     2
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                    --

                                                     CALVARY TEMPLE OF       FIRST BAPTIST      WOODINVILLE CHURCH
                                                       ALLENTOWN, PA             CHURCH             OF CHRIST
                                                    --------------------   ------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $1,950,000             $740,000             $440,000
DOLLAR AMOUNT RAISED..............................  $1,950,000             $740,000             $440,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  121,875   (6.25%)   $ 46,250   (6.25%)   $ 27,500   (6.25%)
  Organizational Expenses.........................          --                   --                   --
  Other Underwriting Expenses.....................  $   18,000   (.9%)     $ 11,200   (1.5%)    $ 12,000   (2.27%)
  Percent Available to Issuer.....................       92.85%               92.25%               91.48%
TOTAL ACQUISITION COST............................          --                   --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                   --                   --
DATE OFFERING BEGAN...............................     2/15/94               4/1/94              5/15/94
LENGTH OF OFFERING (mos.).........................           1                    2                    1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                   --


                                                      RESURRECTION       CHURCH OF JESUS          BY HIS WORD
                                                    LIFE MINISTRIES           CHRIST            CHRISTIAN CENTER
                                                    ----------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $620,000           $1,735,000             $1,665,000
DOLLAR AMOUNT RAISED..............................  $620,000           $1,735,000             $1,665,000
PERCENTAGE OF FUNDS RAISED........................       100%                 100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 90,300   (7%)    $  103,233   (5.95%)   $   71,595   (5.95%)
  Organizational Expenses.........................        --                   --                     --
  Other Underwriting Expenses.....................  $  3,000   (.5%)   $   21,000   (1.2%)    $   17,000   (1.0%)
  Percent Available to Issuer.....................      95.0%               92.85%                 93.05%
TOTAL ACQUISITION COST............................        --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                   --                     --
DATE OFFERING BEGAN...............................   5/15/94               6/1/94                8/28/94
LENGTH OF OFFERING (mos.).........................         2                    3                      2
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                   --                     --

                                                                            MORNINGSTAR         GATES OF HEAVEN
                                                      LIBERTY CHURCH       BAPTIST CHURCH            CHURCH
                                                    ------------------   ------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $900,000             $800,000             $3,400,000
DOLLAR AMOUNT RAISED..............................  $900,000             $800,000             $3,400,000
PERCENTAGE OF FUNDS RAISED........................       100%                 100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 53,550   (5.95%)   $ 47,600   (5.95%)   $  202,300   (5.95%)
  Organizational Expenses.........................        --                   --                     --
  Other Underwriting Expenses.....................  $ 11,000   (1.2%)    $ 10,000   (1.25%)   $   30,000   (1.00%)
  Percent Available to Issuer.....................     93.05%               92.80%                 93.05%
TOTAL ACQUISITION COST............................        --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                   --                     --
DATE OFFERING BEGAN...............................    7/1/94              9/15/94               11/15/94
LENGTH OF OFFERING (mos.).........................         5                    3                     10
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                   --                     --


                                                     WINDSOR VILLAGE           HOPEWELL              ST. AGNES
                                                     UNITED METHODIST     MISSIONARY BAPTIST     MISSIONARY BAPTIST
                                                          CHURCH                CHURCH                 CHURCH
                                                    ------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $725,000             $6,350,000             $3,200,000
DOLLAR AMOUNT RAISED..............................  $725,000             $6,350,000             $3,200,000
PERCENTAGE OF FUNDS RAISED........................       100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 45,313   (6.25%)   $  377,825   (5.95%)   $  190,400   (5.95%)
  Organizational Expenses.........................        --                     --                     --
  Other Underwriting Expenses.....................  $  7,000   (1.00%)   $   45,000   (.71%)    $   27,000   (.84%)
  Percent Available to Issuer.....................     92.75%                 94.05%                 94.05%
TOTAL ACQUISITION COST............................        --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                     --                     --
DATE OFFERING BEGAN...............................    1/1/95                1/15/95                3/15/95
LENGTH OF OFFERING (mos.).........................         2                     10                      6
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                     --                     --

                                                                                                      ST. MARK'S
                                                    CHURCH OF THE GREAT     ZION EVANGELISTIC     MISSIONARY BAPTIST
                                                         COMMISSION               TEMPLE                CHURCH
                                                    --------------------   --------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $2,200,000             $4,375,000             $360,000
DOLLAR AMOUNT RAISED..............................  $2,200,000             $4,375,000             $360,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  130,900   (5.95%)   $  260,313   (5.95%)   $ 24,300   (6.25%)
  Organizational Expenses.........................          --                     --                   --
  Other Underwriting Expenses.....................  $   25,500   (1.20%)   $   39,000   (.89%)    $ 14,500   (4.02%)
  Percent Available to Issuer.....................       93.00%                 93.00%               89.00%
TOTAL ACQUISITION COST............................          --                     --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................          --                     --
DATE OFFERING BEGAN...............................      4/1/95                4/15/95             04/01/95
LENGTH OF OFFERING (mos.).........................           6                      6                    6
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                   --


                                                      EMMANUEL BAPTIST        THE COMMUNITY       ABUNDANT LIFE CHURCH
                                                           CHURCH           PROTESTANT CHURCH          OF CHRIST
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,655,000             $1,500,000             $1,425,000
DOLLAR AMOUNT RAISED..............................  $1,655,000             $1,500,000             $1,425,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   98,475   (5.95%)   $   89,250   (5.95%)   $   80,888   (5.68%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   20,000   (1.21%)   $   24,000   (1.6%)    $   30,000   (2.10%)
  Percent Available to Issuer.....................       92.84%                 92.45%                 92.22%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................
DATE OFFERING BEGAN...............................    07/15/95               08/15/95               10/15/95
LENGTH OF OFFERING (mos.).........................           6                      7                      3
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --

                                                                            TWELFTH AVENUE
                                                    GREELEY CHURCH OF      GENERAL BAPTIST
                                                          CHRIST             CHURCH, INC.       THE HOLDEN CHAPEL
                                                    ------------------   --------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $500,000             $1,195,000             $500,000
DOLLAR AMOUNT RAISED..............................  $500,000             $1,195,000             $500,000
PERCENTAGE OF FUNDS RAISED........................       100%                   100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 41,500   (8.30%)   $   83,650   (7.00%)   $ 29,750   (5.95%)
  Organizational Expenses.........................        --                     --                   --
  Other Underwriting Expenses.....................  $  5,000   (1.00%)   $    5,000   (0.41%)   $  5,000   (1.00%)
  Percent Available to Issuer.....................     90.70%                 92.58%               93.05%
TOTAL ACQUISITION COST............................        --                     --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                     --                   --
DATE OFFERING BEGAN...............................  10/15/95               10/15/95             11/01/95
LENGTH OF OFFERING (mos.).........................         2                      1                    1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                     --                   --


                                                                           PEMBROKE PARK
                                                     HOUSE OF PRAISE     CHURCH OF CHRIST,     FAITH COMMUNITY
                                                     MINISTRIES, INC.           INC.             CHURCH, INC.
                                                    ------------------   ------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $675,000             $600,000             $950,000
DOLLAR AMOUNT RAISED..............................  $675,000             $600,000             $950,000
PERCENTAGE OF FUNDS RAISED........................       100%                 100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 40,163   (5.95%)   $ 35,700   (5.95%)   $ 64,800   (7.20%)
  Organizational Expenses.........................        --                   --                   --
  Other Underwriting Expenses.....................  $ 20,837   (3.08%)   $  6,000   (1.00%)   $ 13,000   (1.37%)
  Percent Available to Issuer.....................     90.96%               92.85%               91.81%
TOTAL ACQUISITION COST............................        --                   --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisition cost).........................        --                   --                   --
DATE OFFERING BEGAN...............................  10/01/95             11/15/95             12/01/95
LENGTH OF OFFERING (mos.).........................        10                    9                    1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                   --                   --

                                                      CHRIST CHURCH OF      OASIS CHRISTIAN      CENTENNIAL STAR OF
                                                          KIRKLAND               CENTER              BETHLEHEM
                                                    --------------------   ------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $2,785,000             $825,000             $1,195,000
DOLLAR AMOUNT RAISED..............................  $2,785,000             $825,000             $1,195,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  192,165   (6.90%)   $ 49,088   (5.95%)   $   71,103   (5.95%)
  Organizational Expenses.........................          --                   --                     --
  Other Underwriting Expenses.....................  $    8,400   (0.30%)   $ 12,000   (1.45%)   $   14,000   (1.17%)
  Percent Available to Issuer.....................       92.78%               92.60%                 92.88%
TOTAL ACQUISITION COST............................          --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                   --                     --
DATE OFFERING BEGAN...............................    12/29/95             02/15/96               02/01/96
LENGTH OF OFFERING (mos.).........................           7                   10                      8
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                     --


                                                        ST. AGNES
                                                    MISSIONARY BAPTIST       LAKE BAPTIST           CORNERSTONE
                                                          CHURCH                CHURCH                 CHURCH
                                                    ------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $875,000             $1,840,000             $6,600,000
DOLLAR AMOUNT RAISED..............................  $875,000             $1,840,000             $6,600,000
PERCENTAGE OF FUNDS RAISED........................       100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 52,063   (5.95%)   $  109,480   (5.95%)   $  412,500   (6.25%)
  Organizational Expenses.........................        --                     --                     --
  Other Underwriting Expenses.....................  $ 15,000   (1.71%)   $   12,520   (1.06%)   $   32,000   (0.48%)
  Percent Available to Issuer.....................     92.33%                 89.70%                 93.26%
TOTAL ACQUISITION COST............................        --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................        --                     --                     --
DATE OFFERING BEGAN...............................  03/15/96               03/15/96               05/15/96
LENGTH OF OFFERING (mos.).........................         5                      6                      3
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                     --                     --

                                                       ABUNDANT LIFE
                                                       FAMILY WORSHIP      VOLLINTINE BAPTIST   ALOHA CHRISTIAN LIFE
                                                         CTR., INC.           CHURCH, INC.             CENTER
                                                    --------------------   ------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $2,025,000             $425,000             $1,380,000
DOLLAR AMOUNT RAISED..............................  $2,025,000             $425,000             $1,380,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  120,488   (5.95%)   $ 25,288   (5.95%)   $   84,850   (6.15%)
  Organizational Expenses.........................          --                   --                     --
  Other Underwriting Expenses.....................  $   21,000   (1.03%)   $  8,000   (1.88%)   $   15,000   (1.08%)
  Percent Available to Issuer.....................       93.02%               92.17%                 92.76%
TOTAL ACQUISITION COST............................          --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                   --                     --
DATE OFFERING BEGAN...............................    08/15/96             08/15/96               09/01/96
LENGTH OF OFFERING (mos.).........................           5                    4                      7
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                     --


                                                                           CENTENNIAL STAR OF
                                                      NEW LIFE BAPTIST     BETHLEHEM BAPTIST
                                                     CHURCH OF THURSTON        CHURCH OF
                                                           COUNTY          OSSINING, NEW YORK    CORNERSTONE CHURCH
                                                    --------------------   ------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,300,000             $450,000             $4,680,000
DOLLAR AMOUNT RAISED..............................  $1,300,000             $450,000             $4,680,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   77,350   (5.95%)   $ 29,250   (6.50%)   $  278,460   (5.95%)
  Organizational Expenses.........................          --                   --                     --
  Other Underwriting Expenses.....................  $   14,000   (1.08%)   $ 13,000   (2.89%)   $   36,540   (.78%)
  Percent Available to Issuer.....................       92.97%               90.61%                 93.27%
TOTAL ACQUISITION COST............................          --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                   --                     --
DATE OFFERING BEGAN...............................    10/15/96             11/15/96               12/15/96
LENGTH OF OFFERING (mos.).........................           5                    4                      4
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                     --

                                                       UNITED BAPTIST      SPRING LAKE CHURCH
                                                           CHURCH              OF CHRIST        NEW JERUSALEM CHURCH
                                                    --------------------   ------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,525,000             $600,000             $2,300,000
DOLLAR AMOUNT RAISED..............................  $1,525,000             $600,000             $2,300,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   90,738   (5.95%)   $ 52,800   (8.80%)   $  136,850   (5.95%)
  Organizational Expenses.........................          --                   --                     --
  Other Underwriting Expenses.....................  $   19,000   (1.24%)   $ 10,000   (1.66%)   $   24,000   (1.04%)
  Percent Available to Issuer.....................       92.81%               89.54%                 93.01%
TOTAL ACQUISITION COST............................          --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                   --                     --
DATE OFFERING BEGAN...............................    12/15/96             02/15/97               03/15/97
LENGTH OF OFFERING (mos.).........................           4                    2                      3
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                     --


                                                                                                ORIGINAL HOLY ARK
                                                     ALOHA CHRISTIAN       BETHANY BAPTIST      MISSIONARY BAPTIST
                                                       LIFE CENTER              CHURCH                CHURCH
                                                    ------------------   --------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $490,000             $1,750,000             $675,000
DOLLAR AMOUNT RAISED..............................  $490,000             $1,750,000             $675,000
PERCENTAGE OF FUNDS RAISED........................       100%                   100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $ 44,100   (9.00%)   $  104,125   (5.95%)   $ 42,188   (6.25%)
  Organizational Expenses.........................        --                     --                   --
  Other Underwriting Expenses.....................  $  7,000   (1.43%)   $   22,000   (1.25%)   $ 14,000   (2.24%)
  Percent Available to Issuer.....................     89.57%                 92.80%               91.51%
TOTAL ACQUISITION COST............................        --                     --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................        --                     --                   --
DATE OFFERING BEGAN...............................  04/01/97               04/01/97             04/15/97
LENGTH OF OFFERING (mos.).........................         1                      3                    2
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................        --                     --                   --

                                                      BETHLEHEM TEMPLE         CENTRO DE
                                                    COMMUNITY CHURCH OF      CAPACITIACION           TEEN MANIA
                                                           RIALTO              CRISTIANA          MINISTRIES, INC.
                                                    --------------------   ------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,200,000             $650,000             $2,300,000
DOLLAR AMOUNT RAISED..............................  $1,200,000             $650,000             $2,300,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   75,000   (6.25%)   $ 45,050   (6.93%)   $  139,150   (6.05%)
  Organizational Expenses.........................          --                   --                     --
  Other Underwriting Expenses.....................  $   19,000   (1.58%)   $ 15,250   (2.35%)   $   29,000   (1.26%)
  Percent Available to Issuer.....................       92.17%               90.72%                 92.69%
TOTAL ACQUISITION COST............................          --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                   --                     --
DATE OFFERING BEGAN...............................    05/01/97             05/15/97               07/01/97
LENGTH OF OFFERING (mos.).........................           7                    3                      9
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                     --


                                                                             GREATER MT. ZION
                                                        FULL GOSPEL         MISSIONARY BAPTIST    CHURCH OF THE GREAT
                                                     CHRISTIAN ASSEMBLY           CHURCH               COMMISSION
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,525,000             $1,185,000             $1,100,000
DOLLAR AMOUNT RAISED..............................  $1,525,000             $1,185,000             $1,100,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   95,313   (6.25%)   $   74,063   (6.25%)   $   65,450   (5.95%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   23,000   (1.51%)   $   16,500   (1.39%)   $   15,000   (1.36%)
  Percent Available to Issuer.....................       92.24%                 92.36%                 92.69%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                     --
DATE OFFERING BEGAN...............................    07/01/97               07/15/97               08/01/97
LENGTH OF OFFERING (mos.).........................           8                      9                      9
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --

                                                                                                        NEW HOPE
                                                                              SHARON BAPTIST       MISSIONARY BAPTIST
                                                        CITY CHURCH               CHURCH                 CHURCH
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,600,000             $6,200,000             $2,300,000
DOLLAR AMOUNT RAISED..............................  $1,600,000             $6,200,000             $2,300,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  111,360   (6.96%)   $  368,900   (5.95%)   $  139,150   (6.05%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   10,000   (.63%)    $   36,000   (0.58%)   $   29,000   (1.26%)
  Percent Available to Issuer.....................       92.42%                 93.47%                 92.69%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                     --
DATE OFFERING BEGAN...............................    09/01/97               10/15/97               10/15/97
LENGTH OF OFFERING (mos.).........................           9                     10                      9
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --


                                                                                                     THE COMMUNITY
                                                    THE HOLY WAY CHURCH,   SWOPE PARKWAY CHURCH   PROTESTANT CHURCH OF
                                                            INC.                OF CHRIST              CO-OP CITY
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,500,000             $1,200,000             $1,000,000
DOLLAR AMOUNT RAISED..............................  $1,500,000             $1,200,000             $1,000,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   89,250   (5.95%)   $   96,000   (8.00%)   $   59,500   (5.95%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   21,000   (1.40%)   $    6,000   (.50%)    $   18,000   (1.80%)
  Percent Available to Issuer.....................       92.65%                 91.50%                 92.25%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                     --
DATE OFFERING BEGAN...............................    10/15/97               11/01/97               11/15/97
LENGTH OF OFFERING (mos.).........................           8                      7                      9
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --

                                                                              THE NEW YORK
                                                     GOSPEL TABERNACLE      DONG YANG FIRST      NEW LIFE BAPTIST
                                                           CHURCH                CHURCH               CHURCH
                                                    --------------------   ------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $3,550,000             $735,000             $495,000
DOLLAR AMOUNT RAISED..............................  $3,550,000             $735,000             $495,000
PERCENTAGE OF FUNDS RAISED........................         100%                 100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  211,225   (5.95%)   $ 43,733   (5.95%)   $ 29,453   (5.95%)
  Organizational Expenses.........................          --                   --                   --
  Other Underwriting Expenses.....................  $   30,000   (.85%)    $ 10,000   (1.36%)   $ 10,000   (2.02%)
  Percent Available to Issuer.....................       93.20%               92.69%               92.03%
TOTAL ACQUISITION COST............................          --                   --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                   --                   --
DATE OFFERING BEGAN...............................    02/01/98             03/15/98             03/15/98
LENGTH OF OFFERING (mos.).........................           9                    7                    2
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                   --


                                                    CHURCH OF THE GREAT       SPIRITUAL LIFE        THE LEE MEMORIAL
                                                         COMMISSION          MINISTRIES, INC.        A.M.E. CHURCH
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,900,000             $1,985,000             $1,000,000
DOLLAR AMOUNT RAISED..............................  $1,900,000             $1,985,000             $1,000,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  113,050   (5.95%)   $  118,108   (5.95%)   $   59,500   (5.95%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   19,000   (1.00%)   $   15,000   (0.76%)   $   12,000   (1.20%)
  Percent Available to Issuer.....................       93.05%                 93.29%                 92.85%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                     --
DATE OFFERING BEGAN...............................    04/01/98               05/15/98               06/01/98
LENGTH OF OFFERING (mos.).........................           2                      6                      5
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --

                                                                             NEW VISION FULL
                                                     HARVEST COMMUNITY        GOSPEL BAPTIST        UNITED BAPTIST
                                                           CHURCH                 CHURCH                CHURCH
                                                    --------------------   --------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $2,400,000             $1,125,000             $755,000
DOLLAR AMOUNT RAISED..............................  $2,400,000             $1,125,000             $755,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  117,120   (5.95%)   $   66,938   (5.95%)   $ 44,923   (5.95%)
  Organizational Expenses.........................          --                     --                   --
  Other Underwriting Expenses.....................  $    5,000   (0.21%)   $   11,000   (0.98%)   $ 11,000   (1.46%)
  Percent Available to Issuer.....................       94.91%                 93.07%               92.59%
TOTAL ACQUISITION COST............................          --                     --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                   --
DATE OFFERING BEGAN...............................    06/01/98               07/15/98             07/15/98
LENGTH OF OFFERING (mos.).........................           8                      4                    6
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                   --


                                                     RALEIGH CHRISTIAN          TEEN MANIA        LINCONIA TABERNACLE
                                                         COMMUNITY              MINISTRIES          CHRISTIAN CENTER
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $3,420,000             $1,650,000             $1,100,000
DOLLAR AMOUNT RAISED..............................  $3,420,000             $1,650,000             $1,100,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  196,650   (5.95%)   $   99,825   (5.95%)   $   65,450   (5.95%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   19,000   (0.55%)   $   17,000   (1.03%)   $   13,000   (1.18%)
  Percent Available to Issuer.....................       93.70%                 92.92%                 92.87%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                     --
DATE OFFERING BEGAN...............................    08/01/98               09/15/98               08/15/98
LENGTH OF OFFERING (mos.).........................           6                      5                      4
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --

                                                                              SHARON BAPTIST
                                                       NEW GENERATION           CHURCH OF             FULL GOSPEL
                                                         MINISTRIES            PHILADELPHIA        PENTECOSTAL CHURCH
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $1,285,000             $1,325,000             $2,670,000
DOLLAR AMOUNT RAISED..............................  $1,285,000             $1,325,000             $2,670,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                   100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $   76,458   (5.95%)   $   78,838   (5.95%)   $  210,930   (5.95%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   14,000   (1.09%)   $   12,000   (0.91%)   $   24,000   (0.90%)
  Percent Available to Issuer.....................       92.96%                 93.14%                 91.20%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                     --
DATE OFFERING BEGAN...............................    09/15/98               10/15/98               10/15/98
LENGTH OF OFFERING (mos.).........................           4                      7                      5
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --


                                                                                ST. AGNES         GREATER OPEN DOOR
                                                     CENTENNIAL STAR OF     MISSIONARY BAPTIST     CHURCH OF GOD IN
                                                      BETHLEHEM CHURCH            CHURCH                CHRIST
                                                    --------------------   --------------------   ------------------
DOLLAR AMOUNT OFFERED.............................  $1,845,000             $4,575,000             $900,000
DOLLAR AMOUNT RAISED..............................  $1,845,000             $4,575,000             $900,000
PERCENTAGE OF FUNDS RAISED........................         100%                   100%                 100%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  109,778   (5.95%)   $  272,213   (5.95%)   $ 53,550   (5.95%)
  Organizational Expenses.........................          --                     --                   --
  Other Underwriting Expenses.....................  $   19,000   (1.00%)   $   29,000   (0.63%)   $ 10,000   (1.11%)
  Percent Available to Issuer.....................       93.02%                 93.42%               92.94%
TOTAL ACQUISITION COST............................          --                     --                   --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                   --
DATE OFFERING BEGAN...............................    11/15/98               12/15/98             11/01/98
LENGTH OF OFFERING (mos.).........................           4                      3                    1
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                   --

                                                                                                     ST. AGNES
                                                    SOUTHERN CALIFORNIA      SPIRITUAL LIFE      MISSIONARY BAPTIST
                                                       WORD OF FAITH           MINISTRIES              CHURCH
                                                    --------------------   ------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $5,275,000             $255,000             $5,350,000
DOLLAR AMOUNT RAISED..............................  $4,708,000(1)          $255,000             $2,092,000(1)
PERCENTAGE OF FUNDS RAISED........................          89%                 100%                    39%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  313,863   (5.95%)   $ 15,173   (5.95%)   $  318,325   (5.95%)
  Organizational Expenses.........................          --                   --                     --
  Other Underwriting Expenses.....................  $   37,000   (0.70%)   $  6,000   (2.35%)   $   34,000   (0.64%)
  Percent Available to Issuer.....................       93.35%               91.70%                 94.41%
TOTAL ACQUISITION COST............................          --                   --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                   --                     --
DATE OFFERING BEGAN...............................    02/01/99             02/15/99               03/15/99
LENGTH OF OFFERING (mos.).........................        Open                    1                   Open
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                   --                     --

                                                                                                      GREATER ST.
                                                       HOLMAN STREET         INTEGRITY CHURCH       MATTHEW BAPTIST
                                                       BAPTIST CHURCH      INTERNATIONAL, INC.           CHURCH
                                                    --------------------   --------------------   --------------------
DOLLAR AMOUNT OFFERED.............................  $4,335,000             $1,875,000             $1,850,000
DOLLAR AMOUNT RAISED..............................  $4,316,000(1)          $1,590,000(1)          $1,801,000
PERCENTAGE OF FUNDS RAISED........................          99%                    85%                    97%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates....................................  $  257,933   (5.95%)   $  111,563   (5.95%)   $  110,075   (5.95%)
  Organizational Expenses.........................          --                     --                     --
  Other Underwriting Expenses.....................  $   32,000   (0.74%)   $   18,000   (0.96%)   $   18,000   (0.97%)
  Percent Available to Issuer.....................       93.31%                 93.09%                 93.08%
TOTAL ACQUISITION COST............................          --                     --                     --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --                     --                     --
DATE OFFERING BEGAN...............................    04/01/99               04/15/99               04/15/99
LENGTH OF OFFERING (mos.).........................        Open                   Open                   Open
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --                     --                     --

------------------------------

(1) Offering still in progress. Figures reflect bond sales through June 30, 1999.

                                                    SHARON BAPTIST CHURCH
                                                    ---------------------
DOLLAR AMOUNT OFFERED.............................  $2,075,000
DOLLAR AMOUNT RAISED..............................  $1,673,000(1)
PERCENTAGE OF FUNDS RAISED........................          81%
LESS OFFERING EXPENSES:
  Selling Commissions & Discounts Retained by
    Affiliates                                      $  123,463    (5.95%)
  Organizational Expenses.........................          --
  Other Underwriting Expenses.....................  $   19,000    (0.92%)
  Percent Available to Issuer.....................       93.13%
TOTAL ACQUISITION COST............................          --
PERCENT LEVERAGE (mortgage financing divided by
  total acquisitions costs).......................          --
DATE OFFERING BEGAN...............................    04/15/99
LENGTH OF OFFERING (mos.).........................        Open
MONTHS TO INVEST 90% OF AMOUNT AVAILABLE FOR
  INVESTMENT (measured from beginning of
  offering).......................................          --

------------------------------

(1) Offering still in progress. Figures reflect bond sales through June 30, 1999.

                TABLE II--COMPENSATION TO SPONSOR AND AFFILIATES
               For Program Offerings Concluded Since January 1991

                                                                                     MT. MORIAH
                                                                                      AFRICAN
                                      HOPEWELL        NEW LIFE      TRIUMPH NEW      METHODIST
                                     MISSIONARY      CHRISTIAN       TESTAMENT       EPISCOPAL      LAKE BAPTIST   TEMPLE BAPTIST
                                   BAPTIST CHURCH     MINISTRY         CHURCH          CHURCH          CHURCH          CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........      1/15/91          3/1/91         3/15/91         5/15/91          8/1/91          8/1/91
Dollar Amount Raised..............   $3,700,000      $  715,000      $  850,000      $1,290,000      $1,800,000      $1,850,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)               $  259,000      $   50,050      $   59,500      $   90,300      $  108,000      $  129,500
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   46,425      $   20,000      $   21,250      $   24,000      $   22,500      $   35,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $   24,574      $    5,000      $    6,411      $    9,751      $   10,206      $    7,333
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                   NORTH STELTON      SHORTER
                                      AFRICAN         AFRICAN
                                     METHODIST       METHODIST        NEW LIFE                       MACEDONIA       MACEDONIA
                                     EPISCOPAL       EPISCOPAL       CHRISTIAN       MT. VERNON      MISSIONARY      MISSIONARY
                                       CHURCH          CHURCH      MINISTRY, INC.  BAPTIST CHURCH  BAPTIST CHURCH  BAPTIST CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     10/15/91         11/1/91         12/1/91        12/15/91         2/15/92          3/1/92
Dollar Amount Raised..............   $  725,000      $1,860,000      $  110,000      $1,350,000      $1,195,000      $1,040,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   50,750      $  130,200      $    8,250      $   94,500      $   83,650      $   72,800
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   17,000      $   34,800      $    8,000      $   27,500      $   12,100      $   22,200
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $    5,196      $   19,220      $      358      $    5,060      $   14,302      $   12,957
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                    BY HIS WORD                                        BIBLE          CENTRAL
                                   WORLD MISSIONS    CHRISTIAN      METROPOLITAN   CHRISTIAN HOPE    MISSIONARY       HOLINESS
                                      ASSEMBLY         CENTER      BAPTIST CHURCH      CENTER      BAPTIST CHURCH      CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........      3/15/92          4/1/92          4/1/92          5/1/92         5/15/92         6/15/92
Dollar Amount Raised..............   $  720,000      $1,215,000      $  475,000      $  506,000      $1,300,000      $  250,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   50,400      $   85,050      $   33,250      $   35,420      $   91,000      $   17,500
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   15,100      $   18,500      $   13,750      $   11,500      $   32,250      $   10,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $    2,554      $    4,828      $    5,747      $    8,208      $   14,924      $    7,596
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                      MT. ZION
                                                                                      AFRICAN
                                     ST. JAMES                                       METHODIST     CALVARY TEMPLE
                                     EPISCOPAL       CHURCH OF     TEMPLE BAPTIST    EPISCOPAL     OF ALLENTOWN,   BETHEL BAPTIST
                                       CHURCH       JESUS CHRIST       CHURCH          CHURCH            PA            CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........      6/24/92          7/1/92          8/1/92         8/15/92          9/1/92         9/15/92
Dollar Amount Raised..............   $1,430,000      $1,280,000      $  380,000      $  875,000      $1,820,000      $  525,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   85,085      $   89,600      $   26,700      $   61,250      $  127,400      $   36,750
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   12,215      $   17,000      $   11,900      $   16,000      $   37,500      $   12,250
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $   10,369      $    4,022      $      765      $    2,243      $    5,356      $    5,372
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fee remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                    LEE MEMORIAL
                                                                                      AFRICAN
                                     UNITY PALO                                      METHODIST                       CHRISTIAN
                                   ALTO COMMUNITY  CHRISTIAN LOVE    TABERNACLE      EPISCOPAL        NAZARETH      PENTECOSTAL
                                       CHURCH      BAPTIST CHURCH  BAPTIST CHURCH      CHURCH      BAPTIST CHURCH      CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........      10/1/92        11/15/92        11/15/92        12/15/92         1/15/93          2/1/93
Dollar Amount Raised..............   $2,180,000      $  500,000      $1,550,000      $1,225,000      $  390,000      $1,600,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  147,150      $   35,000      $  108,500      $   85,750      $   27,300      $  112,000
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   20,000      $   13,000      $   22,000      $   21,000      $    9,700      $   24,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $   15,383      $    5,511      $   11,888      $    8,502      $    5,447      $    9,535
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                     MOUNT ZION                      ST. MARKS       FRIENDSHIP                       RALEIGH
                                     CHRISTIAN      LAKE BAPTIST     MISSIONARY      MISSIONARY      CHRISTIAN       CHRISTIAN
                                   BAPTIST CHURCH      CHURCH      BAPTIST CHURCH  BAPTIST CHURCH   FAITH CENTER     COMMUNITY
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........      1/15/93          2/1/93          2/1/93          4/1/93         5/15/93          6/1/93
Dollar Amount Raised..............   $  750,000      $  365,000      $1,500,000      $  700,000      $1,765,000      $1,425,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   52,500      $   25,550      $  105,000      $   49,000      $  119,138      $   90,750
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   14,500      $    8,000      $   23,000      $   15,000      $   17,000      $   14,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $    8,586      $    1,540      $    9,395      $    7,838      $    9,096      $   10,600
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                                                      ST. PAUL
                                    PORTERS DAY                                                                       AFRICAN
                                      CARE AND        OUTREACH                         FAITH                         METHODIST
                                    EDUCATIONAL      CHRISTIAN       EVERGREEN       SOUTHWEST      CORNERSTONE      EPISCOPAL
                                       CENTER          CENTER      BAPTIST CHURCH  BAPTIST CHURCH      CHURCH          CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........      5/15/93         5/15/93          6/1/93         6/15/93         7/15/93         8/15/93
Dollar Amount Raised..............   $  350,000      $  575,000      $  345,000      $  700,000      $4,355,000      $1,000,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   25,500      $   39,963      $   24,150      $   48,650      $  293,963      $   67,500
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   14,000      $   12,000      $   11,000      $   14,000      $   37,250      $   19,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $    3,646      $    5,119      $      966      $    4,819      $   10,468      $    7,558
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                      WINDSOR
                                   VILLAGE UNITED                  PEACEFUL ZION      CENTRAL        APOSTOLIC        NEW LIFE
                                     METHODIST     FIRST BAPTIST     MISSIONARY       HOLINESS       FAITH HOME      CHRISTIAN
                                       CHURCH          CHURCH      BAPTIST CHURCH      CHURCH         ASSEMBLY        MINISTRY
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........       9/1/93         10/1/93        10/15/93        11/15/93        12/15/93         2/15/94
Dollar Amount Raised..............   $3,100,000      $2,600,000      $  750,000      $1,405,000      $2,600,000      $2,000,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  193,750      $  175,500      $   52,500      $   87,813      $  169,000      $  130,000
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   32,000      $   30,500      $   17,500      $   12,000      $   36,500      $   23,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $   23,181      $   18,962      $    7,553      $   13,319      $   19,512      $   18,713
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                   CALVARY TEMPLE                   WOODINVILLE     RESURRECTION                    BY HIS WORD
                                   OF ALLENTOWN,   FIRST BAPTIST     CHURCH OF          LIFE         CHURCH OF       CHRISTIAN
                                         PA            CHURCH          CHRIST        MINISTRIES     JESUS CHRIST       CENTER
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........      2/15/94          4/1/94         5/15/94         5/15/94          6/1/94         8/28/94
Dollar Amount Raised..............   $1,950,000      $  740,000      $  440,000      $  620,000      $1,735,000      $1,665,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  121,875      $   46,250      $   27,500      $   90,300      $  103,233      $   71,595
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   18,000      $   11,200      $   12,000      $    3,000      $   21,000      $   17,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisory Fee earned to
    date(3).......................   $    9,724      $   13,221      $    3,042      $   21,518      $   18,806      $   17,664
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                      WINDSOR
                                                                                   VILLAGE UNITED     HOPEWELL       ST. AGNES
                                                    MORNINGSTAR       GATES OF       METHODIST       MISSIONARY      MISSIONARY
                                   LIBERTY CHURCH  BAPTIST CHURCH      HEAVEN          CHURCH      BAPTIST CHURCH  BAPTIST CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........       7/1/94         9/15/94        11/15/94          1/1/95         1/15/95         3/15/95
Dollar Amount Raised..............   $  900,000      $  800,000      $3,400,000      $  725,000      $6,350,000      $3,200,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   53,550      $   47,600      $  202,300      $   45,313      $  377,825      $  190,400
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   11,000      $   10,000      $   30,000      $    7,000      $   45,000      $   27,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $    8,269      $   10,255      $   23,054      $    3,946      $   24,556      $   14,803
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                   CHURCH OF THE        ZION         ST. MARK'S                    THE COMMUNITY   ABUNDANT LIFE
                                       GREAT        EVANGELISTIC     MISSIONARY       EMMANUEL       PROTESTANT      CHURCH OF
                                     COMMISSION        TEMPLE      BAPTIST CHURCH  BAPTIST CHURCH      CHURCH          CHRIST
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........       4/1/95         4/15/95        04/01/95        07/15/95        08/15/95        10/15/95
Dollar Amount Raised..............   $2,200,000      $4,375,000      $  360,000      $1,655,000      $1,500,000      $1,425,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  130,900      $  260,313      $   24,300      $   98,475      $   89,250      $   80,888
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   25,500      $   39,000      $   14,500      $   20,000      $   24,000      $   30,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $   16,118      $   18,005      $    2,858      $   15,388      $   11,801      $   11,423
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                   TWELFTH AVENUE                     HOUSE OF
                                                      GENERAL                          PRAISE      PEMBROKE PARK       FAITH
                                   GREELEY CHURCH     BAPTIST        THE HOLDEN     MINISTRIES,      CHURCH OF       COMMUNITY
                                     OF CHRIST      CHURCH, INC.       CHAPEL           INC.        CHRIST, INC.    CHURCH, INC.
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     10/15/95        10/15/95        11/01/95        10/01/95        11/15/95        12/01/95
Dollar Amount Raised..............   $  500,000      $1,195,000      $  500,000      $  675,000      $  600,000      $  950,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   41,500          83,650          29,750      $   40,163      $   35,700      $   84,800
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $    5,000      $    5,000      $    5,000      $   20,837      $    6,000      $   13,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................           --              --      $    1,845      $    4,862      $    2,234              --
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                       OASIS         CENTENNIAL      ST. AGNES
                                   CHRIST CHURCH     CHRISTIAN        STAR OF        MISSIONARY     LAKE BAPTIST    CORNERSTONE
                                    OF KIRKLAND        CENTER        BETHLEHEM     BAPTIST CHURCH      CHURCH          CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     12/29/95        02/15/96        02/01/96        03/15/96        03/15/96        05/15/96
Dollar Amount Raised..............   $2,785,000      $  825,000      $1,195,000      $  875,000      $1,840,000      $6,600,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  192,165      $   49,088      $   71,103      $   52,063      $  109,480      $  412,500
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $    8,400      $   12,000      $   14,000      $   15,000      $   12,520      $   32,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $   17,496      $    6,393      $    6,499      $   15,212      $   15,333      $    7,079
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                                     CENTENNIAL
                                                                                                      STAR OF
                                                                                      NEW LIFE       BETHLEHEM
                                   ABUNDANT LIFE     VOLLINTINE        ALOHA       BAPTIST CHURCH  BAPTIST CHURCH
                                   FAMILY WORSHIP     BAPTIST      CHRISTIAN LIFE   OF THURSTON     OF OSSINING,    CORNERSTONE
                                     CTR. INC.      CHURCH, INC.       CENTER          COUNTY         NEW YORK         CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     08/15/96        08/15/96        09/01/96        10/15/96        11/15/96        12/15/96
Dollar Amount Raised..............   $2,025,000      $  425,000      $1,380,000      $1,300,000      $  450,000      $4,680,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  120,488      $   25,288      $   84,850      $   77,350      $   29,250      $  278,460
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   21,000      $    8,000      $   15,000      $   14,000      $   13,000      $   36,540
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $   10,413      $    2,273      $    1,887      $    6,951      $      837      $   25,245
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                    SPRING LAKE                        ALOHA                       ORIGINAL HOLY
                                   UNITED BAPTIST    CHURCH OF     NEW JERUSALEM   CHRISTIAN LIFE     BETHANY      ARK MISSIONARY
                                       CHURCH          CHRIST          CHURCH          CENTER      BAPTIST CHURCH  BAPTIST CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     12/15/96        02/15/97        03/15/97        04/01/97        04/01/97        04/15/97
Dollar Amount Raised..............   $1,525,000      $  600,000      $2,300,000      $  490,000      $1,750,000      $  675,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   90,738      $   52,800      $  136,850      $   44,100      $  104,125      $   42,188
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   19,000      $   10,000      $   24,000      $    7,000      $   22,000      $   14,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $    6,294      $    3,276      $    6,881      $    3,165      $    9,361      $    3,536
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                                    GREATER MT.
                                     BETHLEHEM       CENTRO DE                      FULL GOSPEL         ZION       CHURCH OF THE
                                     TEMPLE OF     CAPACITIACION     TEEN MANIA      CHRISTIAN       MISSIONARY        GREAT
                                       RIALTO        CRISTIANA       MINISTRIES       ASSEMBLY     BAPTIST CHURCH    COMMISSION
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     05/01/97        05/15/97        07/01/97        07/01/97        07/15/97        08/01/97
Dollar Amount Raised..............   $1,200,000      $  650,000      $2,300,000      $1,525,000      $1,185,000      $1,100,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   75,000      $   45,050      $  139,150      $   95,313      $   74,063      $   65,450
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   19,000      $   15,250      $   29,000      $   23,000      $   16,500      $   15,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $    5,500      $    3,570      $   10,504      $   11,435      $    4,957      $    4,602
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                                                   THE COMMUNITY
                                                                      NEW HOPE                     SWOPE PARKWAY     PROTESTANT
                                                   SHARON BAPTIST    MISSIONARY     THE HOLY WAY     CHURCH OF       CHURCH OF
                                    CITY CHURCH        CHURCH      BAPTIST CHURCH   CHURCH, INC.       CHRIST        CO-OP CITY
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     09/01/97        10/15/97        10/15/97        10/15/97        11/01/97        11/15/97
Dollar Amount Raised..............   $1,563,000      $5,864,000      $2,300,000      $1,500,000      $1,200,000      $  995,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  108,785      $  348,908      $  139,150      $   89,250      $   96,000      $   59,203
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   10,000      $   36,000      $   29,000      $   21,000      $    6,000      $   18,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $    6,867      $   26,030      $    7,826      $    5,147      $        0      $    3,562
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                                                      THE LEE
                                       GOSPEL      NEW YORK DONG                   CHURCH OF THE                      MEMORIAL
                                     TABERNACLE      YANG FIRST       NEW LIFE         GREAT       SPIRITUAL LIFE  A.M.E. CHURCH,
                                       CHURCH          CHURCH         BAPTIST       COMMISSION.      MINISTRIES         INC.
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     02/01/98        03/15/98        03/15/98        04/01/98        05/15/98        06/01/98
Dollar Amount Raised..............   $2,871,000      $  735,000      $  495,000      $1,900,000      $1,985,000      $1,000,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  170,825      $   43,733      $   29,453      $  113,050      $  118,108      $   59,500
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   30,000      $   10,000      $   10,000      $   19,000      $   15,000      $   12,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $    8,528      $    2,640      $    1,485      $    6,650      $    4,023      $    2,592
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                                                      LINCONIA
                                      HARVEST        NEW VISION                       RALEIGH                        TABERNACLE
                                     COMMUNITY      FULL GOSPEL    UNITED BAPTIST    CHRISTIAN       TEEN MANIA      CHRISTIAN
                                       CHURCH      BAPTIST CHURCH      CHURCH        COMMUNITY       MINISTRIES        CENTER
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     06/01/98        07/15/98        07/`5/98        08/01/98        09/15/98        08/15/98
Dollar Amount Raised..............   $2,400,000      $1,125,000      $  755,000      $3,420,000      $1,650,000      $1,100,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  117,120      $   66,938      $   44,923      $  196,650      $   99,825      $   65,450
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $    5,000      $   11,000      $   11,000      $   19,000      $   17,000      $   13,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $      270      $    2,623      $    1,812      $    3,828      $    3,952      $    2,400
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                     CENTENNIAL
                                                   SHARON BAPTIST   FULL GOSPEL       STAR OF        ST. AGNES      GREATER OPEN
                                   NEW GENERATION    CHURCH OF      PENTECOSTAL      BETHLEHEM       MISSIONARY    DOOR CHURCH OF
                                     MINISTRIES     PHILADELPHIA       CHURCH          CHURCH      BAPTIST CHURCH  GOD IN CHRIST
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     09/15/98        10/15/98        10/15/98        11/15/98        12/15/98        11/01/98
Dollar Amount Raised..............   $1,285,000      $1,325,000      $2,670,000      $1,845,000      $4,575,000      $  900,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $   76,458      $   78,838      $  210,930      $  109,778      $  272,213      $   53,350
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   14,000      $   12,000      $   24,000      $   19,000      $   29,000      $   10,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $    2,660      $    1,586      $        0      $    2,214      $    9,200      $    1,519
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                                                                                     INTEGRITY
                                      SOUTHERN                       ST. AGNES                         CHURCH       GREATER ST.
                                     CALIFORNIA    SPIRITUAL LIFE    MISSIONARY    HOLMAN STREET   INTERNATIONAL,     MATTHEW
                                   WORD OF FAITH     MINISTRIES    BAPTIST CHURCH  BAPTIST CHURCH       INC.       BAPTIST CHURCH
                                   --------------  --------------  --------------  --------------  --------------  --------------
Date Offering Commenced...........     02/01/99        02/15/99        03/15/99        04/01/99        04/15/99        04/15/99
Dollar Amount Raised..............   $5,275,000      $  255,000      $5,350,000      $4,335,000      $1,875,000      $1,850,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  313,863      $   15,173      $  318,325      $  257,933      $  111,563      $  110,075
  Acquisition Fees
    --real estate fees............           --              --              --              --              --              --
    --advisory fees...............           --              --              --              --              --              --
    --other (type & amount)(2)....   $   37,000      $    6,000      $   34,000      $   32,000      $   18,000      $   18,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --              --              --              --              --              --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --              --              --              --              --              --
  Partnership Management Fees.....           --              --              --              --              --              --
  Reimbursements..................           --              --              --              --              --              --
  Leasing Commissions.............           --              --              --              --              --              --
  Annual Advisor Fee earned to
    date(3).......................   $    6,588      $        0      $        0      $        0      $        0      $        0
  Other (identify & quantify).....           --              --              --              --              --              --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --              --              --              --              --              --
  Notes...........................           --              --              --              --              --              --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --              --              --              --              --              --
  Incentive Fees..................           --              --              --              --              --              --
  Other (identify & quantify).....           --              --              --              --              --              --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

               For Program Offerings Concluded Since January 1991

                                   SHARON BAPTIST
                                       CHURCH
                                   --------------
Date Offering Commenced...........     04/15/99
Dollar Amount Raised..............   $2,075,000
Amount Paid to Sponsor from
  Proceeds of Offering:
  Underwriting Fees(1)............   $  123,463
  Acquisition Fees
    --real estate fees............           --
    --advisory fees...............           --
    --other (type & amount)(2)....   $   19,000
Dollar Amount of Cash Generated
  from Operations before Deducting
  Payments to Sponsor.............           --
Amount Paid to Sponsor from
  Operations:
  Property Management Fees........           --
  Partnership Management Fees.....           --
  Reimbursements..................           --
  Leasing Commissions.............           --
  Annual Advisor Fee earned to
    date(3).......................   $        0
  Other (identify & quantify).....           --
Dollar Amount of Property Sales
  and Refinancing before Deducting
  Payments to Sponsor:
  Cash............................           --
  Notes...........................           --
Amount Paid to Sponsor from
  Property Sales & Refinancing:
  Real Estate Commissions.........           --
  Incentive Fees..................           --
  Other (identify & quantify).....           --

------------------------------

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares.

(2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds.

(3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 06/30/99. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                                   TABLE II B

                  LOCATION OF PRIOR MORTGAGE LOANS TO CHURCHES
                         MADE BY AFFILIATE* OF ADVISOR

                             1987 to June 30, 1999

                                                                              TOTAL ORIGINAL
                                                                                PRINCIPAL         LOANS MADE IN EACH
                                                           NUMBER OF         AMOUNT OF LOANS      STATE AS PERCENTAGE
                                                         LOANS** MADE       MADE IN EACH STATE    OF TOTAL LOANS MADE
                                                       -----------------  ----------------------  -------------------
Arizona..............................................              2         $      1,600,000             0.69 %
California...........................................             11               21,215,000             9.13 %
Colorado.............................................              3                2,820,000             1.21 %
Connecticut..........................................              1                1,655,000             0.71 %
District of Columbia.................................              4                5,510,000             2.37 %
Florida..............................................              6                6,860,000             2.95 %
Georgia..............................................              5               12,770,000             5.49 %
Illinois.............................................              7                6,680,000             2.87 %
Indiana..............................................              1                1,195,000             0.51 %
Kansas...............................................              1                  475,000             0.20 %
Maryland.............................................              7               10,265,000             4.42 %
Massachusetts........................................              1                  500,000             0.22 %
Michigan.............................................              2                6,675,000             2.87 %
Minnesota............................................              6                7,605,000             3.27 %
Missouri.............................................              1                1,200,000             0.52 %
New Jersey...........................................              9                9,315,000             4.01 %
New York.............................................             17               15,090,000             6.49 %
North Carolina.......................................              4                6,897,000             2.97 %
Ohio.................................................              2                2,225,000             0.96 %
Oklahoma.............................................              2                1,470,000             0.63 %
Oregon...............................................              8               11,695,000             5.03 %
Pennsylvania.........................................              7               14,820,000             6.38 %
Tennessee............................................              8                7,440,000             3.20 %
Texas................................................             24               59,950,000            25.79 %
Virginia.............................................              4                5,271,000             2.27 %
Washington...........................................              8               11,240,000             4.84 %
                                                                 ---      ----------------------     ------
                                                                 151         $    232,438,000           100.00 %

------------------------

* Loans were made through first mortgage bond underwritings conducted by the Managing Underwriter, American Investors Group, Inc., which is an affiliate of the Advisor.

** Data includes refinancings of prior bond underwriting programs underwritten by American Investors Group, Inc.

                                   TABLE III
                MORTGAGE BOND FINANCINGS BY MANAGING UNDERWRITER

    The purpose of this summary is to provide information on the prior performance of the first mortgage church financing programs underwritten by American Investors Group, Inc., so as to provide a basis to evaluate the experience of the Advisor's affiliate--American, which is owned and controlled by the principals of the Advisor. Notwithstanding the foregoing, although many of the financing guidelines and principles applicable to the Company's investment and business plan are applied in American's bond underwriting procedures, there can be no assurance that the results of financings underwritten by American, or the yields represented thereby, can or will be achieved by the Company, and the data herein is presented for information purposes only.

    MATERIAL FACTORS COMMON TO ALL OF THE CHURCH BOND FINANCING PROJECTS LISTED BELOW INCLUDE:

    - Secured by first mortgages with loan-to-value ratios of 75% or less, based on written appraisals issued by a Member of the Appraisal Institute ("MAI") or a state-certified appraiser.

    - Fixed interest rate loans with level or limited graduated payments.

    - ALTA or equivalent mortgagee title insurance policy required.

    - Borrower's total long-term debt (including the financing) limited to a multiple of four (4) times gross income for its most recent 12 months.

    - Borrower required to furnish audited financial statements for its most recent complete fiscal year, and reviewed or compiled financial statements for the two complete fiscal years prior to the most recent and, on a comparative basis, for the current period within 90 days of the financing date.

    - A security interest in all personal property of the borrower is required.

    - Key-man life insurance and automatic weekly loan payments are required.

                                                                                                             RATIO OF
                                                                                                             MORTGAGE
                                                                                                             DEBT TO
                          DATE      PRINCIPAL     LOAN-TO-    HIGH BOND(2)     AVERAGE                        ANNUAL
                       FINANCING    AMOUNT OF      VALUE       YIELD/LAST      INTEREST                     SUPPORT &     TERM IN
        ISSUER NAME    EFFECTIVE    FINANCING     RATIO(1)    MATURITY DATE    RATE(3)     PAYMENT STATUS   REVENUE(4)     YEARS
      ---------------  ----------   ----------   ----------   -------------   ----------   --------------   ----------   ---------
  1.  Deeper Life           5/87    $1,038,000         51%       11.00%/May       10.63%          Current        1.13       15 yrs
      Christian                                                        2002
      Fellowship,
      Inc.

  2.  Israelite             5/87      460,000          71%       11.25%/May       11.00%           Repaid        2.13       15 yrs
      Church of God                                                    1998
      in Christ, Inc.

  3.  Speak the Word        7/87    3,650,000          70%      10.50%/July       10.25%          Current        2.57       12 yrs
      Church and                                                       1999
      World Outreach

  4.  Raleigh               9/87    1,425,000          62%      11.25%/Sept       11.00%           Repaid        3.24       13 yrs
      Christian                                                        2000
      Community

  5.  Palm Beach            1/88    1,425,000          75%       11.25%/Jan       11.00%     Restructured        3.13       13 yrs
      Cathedral AOG,                                                   2001
      Inc.

  6.  Windsor Village       4/88    1,570,000          75%        12.2%/Apr       12.00%           Repaid        1.78       12 yrs
      United                                                           2000
      Methodist

  7.  Deeper Life           6/88      332,000          67%        11.0%/Nov       10.80%           Repaid        1.85       11 yrs
      Christian                                                        1996
      Fellowship,
      Inc.

  8.  Macedonia             9/88      750,000          71%      12.25%/Sept       12.15%           Repaid        2.85       15 yrs
      Missionary                                                       2003
      Baptist Church

  9.  St. Agnes             9/88      900,000          58%      12.25%/Sept       12.15%           Repaid        2.45       14 yrs
      Missionary                                                       2002
      Baptist Church

 10.  Way of the           11/88      895,000          39%       11.0%/July       10.85%           Repaid        1.32       11 yrs
      Cross Church                                                     2000

 11.  Grace Community       1/89      750,000          71%      12.25%/July       12.10%           Repaid        2.50     13.5 yrs
      Fellowship                                                       2002

 12.  Faith Outreach        4/89    1,720,000          75%       12.40%/Apr       12.25%           Repaid        1.52       15 yrs
      International                                                    2004
      d/b/a Christian
      Faith Centre

 13.  By His Word           5/89    1,040,000          75%       12.50%/May       12.50%           Repaid        1.92       15 yrs
      Christian                                                        2004
      Center


------------------------

(1) Ratio (expressed as a percentage of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan.

(2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing.

(3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term.

(4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.

                                                                                                             RATIO OF
                                                                                                             MORTGAGE
                                                                                                             DEBT TO
                          DATE      PRINCIPAL     LOAN-TO-    HIGH BOND(2)     AVERAGE                        ANNUAL
                       FINANCING    AMOUNT OF      VALUE       YIELD/LAST      INTEREST                     SUPPORT &     TERM IN
        ISSUER NAME    EFFECTIVE    FINANCING     RATIO(1)    MATURITY DATE    RATE(3)     PAYMENT STATUS   REVENUE(4)     YEARS
      ---------------  ----------   ----------   ----------   -------------   ----------   --------------   ----------   ---------
 14.  Minneapolis           6/89      200,000          36%      12.50%/June       12.15%          Current        1.33       15 yrs
      Church of God                                                    2000

 15.  Austin Church         9/89      960,000          75%      12.50%/Sept       12.40%          Current        2.80       15 yrs
      on the Rock                                                      2004

 16.  Macedonia             9/89      390,000          71%      12.50%/Sept       12.25%           Repaid        3.45       15 yrs
      Missionary                                                       2004
      Baptist Church

 17.  Reid Temple          12/89    1,350,000          75%       12.40%/Dec       12.00%          Current        4.27       15 yrs
      A.M.E. Church                                                    2004

 18.  Unity Palo Alto       2/90    2,000,000          38%       12.25%/Feb       12.00%           Repaid        2.40       15 yrs
      Church                                                           1990

 19.  Bishop Pickens        3/90      340,000          54%       12.40%/Mar       12.20%           Repaid        3.00       15 yrs
      Memorial Temple                                                  2005

 20.  Greater New           5/90      570,000          59%       12.40%/May       12.20%          Current        2.93       15 yrs
      Zion Baptist                                                     2005
      Church

 21.  St. Stephen's         6/90    1,100,000          63%      12.40%/June       12.30%           Repaid        3.10       15 yrs
      Missionary                                                       2005
      Baptist Church

 22.  Church of the         6/90    1,145,000          64%      12.40%/June       12.20%          Current        2.49       15 yrs
      Living God                                                       2004

 23.  Bethlehem             8/90      675,000          55%       12.25%/Aug       12.20%          Current        2.44       15 yrs
      Missionary                                                       2005
      Church

 24.  Central              10/90    1,065,000          70%       12.30%/Oct       12.00%           Repaid        2.76       15 yrs
      Holiness Church                                                  2005

 25.  Hopewell              1/91    3,700,000          64%       12.30%/Jan       11.90%           Repaid        4.08       15 yrs
      Missionary                                                       2006
      Baptist Church

 26.  New Life              3/91      715,000          65%       12.30%/Mar       11.90%           Repaid        2.19       15 yrs
      Christian                                                        2006
      Ministry

 27.  Triumph New           3/91      850,000          53%       12.20%/Mar       11.90%           Repaid        1.55       15 yrs
      Testament                                                        2006
      Church

 28.  Mount Moriah          5/91    1,290,000          69%       12.00%/May       11.80%           Repaid        8.05       15 yrs
      A.M.E. Church                                                    2006

 29.  Temple Baptist        8/91    1,850,000          58%       12.20%/Aug       12.10%           Repaid        2.92       15 yrs
      Church                                                           2006

 30.  Lake Baptist          8/91    1,800,000          51%       12.00%/Aug       11.80%           Repaid        2.94       15 yrs
      Church                                                           2006

 31.  North Stelton        10/91      725,000          53%       12.00%/Oct       11.80%          Current        2.81       15 yrs
      A.M.E. Church                                                    2006

 32.  Shorter              11/91    1,860,000          53%       12.00%/Nov       11.80%           Repaid        2.83       15 yrs
      Community                                                        2006
      A.M.E. Church

 33.  New Life             12/91      110,000          72%       12.00%/Mar       11.80%           Repaid        2.53       15 yrs
      Christian                                                        2007
      Ministry

 34.  Mount Vernon         12/91    1,350,000          65%       11.90%/Dec       11.75%           Repaid        1.84       15 yrs
      Baptist Church                                                   2006

 35.  Macedonia             2/92    1,195,000          75%       11.20%/Feb       11.00%          Current        3.37       15 yrs
      Missionary                                                       2007
      Baptist Church

 36.  First Baptist         3/92    1,040,000          40%       11.20%/Mar       11.00%          Current        2.47       15 yrs
      Church of                                                        2007
      Corona

 37.  World Missions        3/92      720,000          64%       11.20%/Mar       11.00%          Default        2.04       15 yrs
      Assembly                                                         2007

 38.  By His Word           4/92    1,215,000          74%       11.00%/Apr       10.60%           Repaid        2.03       15 yrs
      Christian                                                        2007
      Center

 39.  Metropolitan          4/92      475,000          75%       11.20%/Apr       10.90%          Current        1.73       15 yrs
      Baptist Church                                                   2007

 40.  Christian Hope        5/92      506,000          70%       11.00%/May       10.60%           Repaid        2.89       15 yrs
      Center, Ltd.                                                     2007

 41.  Bible                 5/92    1,300,000          62%       11.00%/May       10.50%          Current        2.55       15 yrs
      Missionary                                                       2007
      Baptist
      Church-Miami

 42.  Central               6/92      250,000          69%      11.20%/June       11.20%           Repaid        3.42       15 yrs
      Holiness Church                                                  2007

 43.  St. James             6/92    1,430,000          45%      10.00%/June        9.25%           Repaid        1.86       17 yrs
      Episcopal                                                        2009
      Church

 44.  Church of Jesus       7/92    1,280,000          55%      11.00%/July       10.50%           Repaid        3.00       15 yrs
      Christ                                                           2007

 45.  Temple Baptist        8/92      380,000          65%       11.20%/Feb       11.50%           Repaid        3.00       15 yrs
      Church of                                                        2008
      Nashville

 46.  Mount Zion            8/92      875,000          38%       10.00%/Aug        9.50%           Repaid        3.30       13 yrs
      A.M.E. Church                                                    2005

 47.  Calvary Temple        9/92    1,820,000          38%      11.00%/Sept       10.25%           Repaid        2.23       15 yrs
      of Allentown,                                                    2007
      PA


------------------------

(1) Ratio (expressed as a percentage of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan.

(2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing.

(3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term.

(4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.

                                                                                                             RATIO OF
                                                                                                             MORTGAGE
                                                                                                             DEBT TO
                          DATE      PRINCIPAL     LOAN-TO-    HIGH BOND(2)     AVERAGE                        ANNUAL
                       FINANCING    AMOUNT OF      VALUE       YIELD/LAST      INTEREST                     SUPPORT &     TERM IN
        ISSUER NAME    EFFECTIVE    FINANCING     RATIO(1)    MATURITY DATE    RATE(3)     PAYMENT STATUS   REVENUE(4)     YEARS
      ---------------  ----------   ----------   ----------   -------------   ----------   --------------   ----------   ---------
 48.  Bethel Baptist        9/92      525,000          56%      11.00%/Sept       10.75%           Repaid        2.40       15 yrs
      Church                                                           2007

 49.  Palo Alto            10/92    2,180,000          41%       10.25%/Oct        9.40%          Current        1.93       15 yrs
      Community                                                        2007
      Church

 50.  Christian Love       11/92      500,000          44%       10.30%/Nov        9.80%          Current        1.02       15 yrs
      Baptist Church                                                   2007

 51.  Tabernacle           11/92    1,550,000          63%       10.75%/Nov       10.40%           Repaid        2.55       15 yrs
      Baptist Church                                                   2007

 52.  Lee Memorial         12/92    1,225,000          63%       10.30%/Dec        9.90%           Repaid        3.94       15 yrs
      A.M.E. Church                                                    2007

 53.  Nazareth              1/93      390,000          24%       10.30%/Jan       10.20%          Current        3.14       15 yrs
      Baptist Church                                                   2008

 54.  Christian             2/93    1,600,000          46%       10.30%/Feb        9.80%          Current        3.28       15 yrs
      Pentecostal                                                      2008
      Church of
      Christ

 55.  Mt. Zion              1/93      750,000          59%       10.30%/Jan        9.80%          Current        3.30       15 yrs
      Christian                                                        2008
      Baptist Church

 56.  Lake Baptist          2/93      365,000          60%       10.00%/Aug       10.00%           Repaid        2.66     14.5 yrs
      Church                                                           2007

 57.  St. Mark's            2/93    1,500,000          67%       10.30%/Feb        9.90%          Current        2.90       15 yrs
      Missionary                                                       2008
      Baptist Church

 58.  Friendship            4/93      700,000          48%       10.00%/Apr        9.90%          Current        1.77       15 yrs
      Missionary                                                       2008
      Baptist Church

 59.  Christian Faith       5/93    1,765,000          66%       10.00%/May        9.50%           Repaid        1.86       15 yrs
      Centre                                                           2008

 60.  Raleigh               6/93    1,452,000          70%      10.00%/June        9.50%           Repaid        1.19       15 yrs
      Christian                                                        2008
      Community

 61.  Porter's Day          5/93      350,000          51%       10.00%/May        9.80%          Current         .65       15 yrs
      Care and                                                         2008
      Educational
      Ctr.

 62.  Outreach              5/93      575,000          46%       10.00%/May        9.60%           Repaid        1.86       15 yrs
      Christian                                                        2008
      Center

 63.  Evergreen             6/93      345,000          36%      10.00%/June        9.80%           Repaid        1.73       15 yrs
      Baptist Church                                                   2008

 64.  Faith Southwest       6/93      700,000          66%       10.00%/Jun        9.70%          Default        2.07       15 yrs
      Baptist Church                                                   2008

 65.  Cornerstone           7/93    4,355,000          66%      10.00%/July        9.70%          Current        1.92       15 yrs
      Church                                                           2008

 66.  St. Paul A.M.E.       8/93    1,000,000          29%        9.80%/Aug        9.50%           Repaid        2.25       15 yrs
      Church                                                           2008

 67.  Windsor Village       9/93    3,100,000          37%       9.65%/Sept        9.25%           Repaid        1.03       15 yrs
      United                                                           2008
      Methodist

 68.  First Baptist        10/93    2,600,000          55%        9.70%/Oct        9.35%           Repaid        2.86       15 yrs
      Church of                                                        2008
      Hampton

 69.  Peaceful Zion        10/93      750,000          59%        9.70%/Oct        9.65%          Current        2.72       15 yrs
      Missionary                                                       2008
      Baptist

 70.  Central              11/93    1,405,000          67%        9.65%/Nov        9.25%          Current        3.18       15 yrs
      Holiness Church                                                  2008

 71.  The Apostolic        12/93    2,600,000          45%        9.50%/Dec        9.20%          Current        1.75       15 yrs
      Faith Home                                                       2008
      Assembly

 72.  New Life              2/94    2,000,000          70%        9.75%/Feb        9.45%          Current        2.60       18 yrs
      Christian                                                       20012
      Ministry

 73.  Calvary Temple        2/94    1,950,000          41%       10.00%/Dec        9.50%           Repaid        2.34       20 yrs
      of Allentown                                                    20014

 74.  First Baptist         4/94      740,000          54%        9.55%/Oct        9.50%           Repaid        3.31     16.5 yrs
      Church of                                                        2010
      Hampton

 75.  Woodinville           5/94      440,000          58%        9.75%/May        9.38%          Current        2.03       20 yrs
      Church of                                                        2014
      Christ

 76.  Resurrection          5/94      620,000          72%        8.50%/May        8.40%          Current        2.50        7 yrs
      Life Ministries                                                  2001

 77.  Church of Jesus       6/94    1,735,000          75%       9.80%/June        9.38%          Current        3.96       20 yrs
      Christ                                                           2014

 78.  Liberty Church        7/94      900,000          75%       8.55%/July        8.45%           Repaid        2.14        7 yrs
                                                                       2001

 79.  By His Word           9/94    1,665,000          75%        9.80%/Aug        9.40%          Current        2.39       20 yrs
      Christian                                                        2014
      Center

 80.  Morningstar           9/94      800,000          57%       9.80%/Sept        9.60%          Current        1.45       20 yrs
      Missionary                                                       2014
      Baptist Church

 81.  Iglesia Puerta       11/94    3,400,000          62%       10.00%/Nov        9.75%          Current        1.70       20 yrs
      Del Cielo                                                        2014

 82.  Hopewell              1/95    6,350,000          68%       10.20%/Jan        9.90%           Repaid        4.00       20 yrs
      Missionary                                                       2015
      Baptist Church


------------------------

(1) Ratio (expressed as a percentage of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan.

(2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing.

(3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term.

(4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.

                                                                                                             RATIO OF
                                                                                                             MORTGAGE
                                                                                                             DEBT TO
                          DATE      PRINCIPAL     LOAN-TO-    HIGH BOND(2)     AVERAGE                        ANNUAL
                       FINANCING    AMOUNT OF      VALUE       YIELD/LAST      INTEREST                     SUPPORT &     TERM IN
        ISSUER NAME    EFFECTIVE    FINANCING     RATIO(1)    MATURITY DATE    RATE(3)     PAYMENT STATUS   REVENUE(4)     YEARS
      ---------------  ----------   ----------   ----------   -------------   ----------   --------------   ----------   ---------
 83.  Windsor Village       1/95      725,000          58%      10.00%/Sept       10.00%           Repaid        1.14     15.5 yrs
      United                                                           2010
      Methodist

 84.  St. Agnes             3/95    3,200,000          59%       10.20%/Mar       10.00%           Repaid        2.22       20 yrs
      Missionary                                                       2015
      Baptist Church

 85.  Church of the         4/95    2,200,000          57%       10.20%/Mar       10.00%          Current        1.50       20 yrs
      Great                                                            2015
      Commission

 86.  Zion                  4/95    4,375,000          46%       10.20%/Apr       10.00%           Repaid        2.40       20 yrs
      Evangelistic                                                     2015
      Temple

 87.  St. Mark's            4/95      360,000          72%       10.20%/Feb       10.20%           Repaid        2.04       15 yrs
      Missionary                                                       2010
      Baptist Church

 88.  Emmanuel              7/95    1,655,000          47%      10.20%/July        9.85%          Current        1.88       20 yrs
      Baptist Church                                                   2015

 89.  The Community         8/95    1,500,000          50%       10.20%/Aug        9.75%          Current        2.20       20 yrs
      Protestant                                                       2015
      Church

 90.  Abundant Life        10/95    1,425,000          67%       10.20%/Oct        9.75%          Current        2.58       20 yrs
      Church of                                                        2015
      Christ

 91.  Greeley Church       10/95      500,000          33%       10.20%/Oct        9.75%          Current        1.98       20 yrs
      of Christ                                                        2015

 92.  Twelfth Ave.         10/95    1,195,000          55%        9.90%/Oct        9.50%          Current        1.41       15 yrs
      General Baptist                                                  2010
      Church

 93.  Holden Chapel        11/95      500,000          42%       10.20%/Nov        9.80%           Repaid         .65       20 yrs
                                                                       2015

 94.  House of Praise      10/95      675,000          38%       10.20%/Oct        9.75%          Current        1.42       20 yrs
      Ministries                                                       2015

 95.  Pembroke Park        11/95      600,000          68%       10.20%/Nov        9.75%          Current        3.25       20 yrs
      Church of                                                        2015
      Christ

 96.  Faith Community      12/95      950,000          40%       10.00%/Dec        9.60%          Current         .78       15 yrs
      Church                                                           2010

 97.  Christ Church        12/95    2,785,000          65%       10.20%/Jan        9.75%          Current        2.96       20 yrs
      of Kirkland                                                      2016

 98.  Oasis Christian      02/96      825,000          69%       10.20%/Feb        9.75%          Current        1.55       20 yrs
      Center                                                           2016

 99.  Centennial Star      02/96    1,195,000          52%       10.20%/Feb        9.75%           Repaid        3.28       20 yrs
      of Bethlehem                                                     2016
      Church

100.  St. Agnes            03/96      875,000          67%       10.20%/Mar       10.05%           Repaid        2.82       20 yrs
      Missionary                                                       2016
      Baptist Church

101.  Lake Baptist         03/96    1,840,000          63%      10.05%/Sept        9.95%          Current        2.83       15 yrs
      Church                                                           2011

102.  Cornerstone          05/96    6,600,000          68%       10.00%/May        9.70%          Current        1.59       15 yrs
      Church                                                           2011

103.  Abundant Life        08/96    2,025,000          70%       10.20%/Aug        9.85%          Current        2.68       20 yrs
      Family Worship                                                   2016
      Ctr, Inc.

104.  Vollintine           08/96      425,000          65%       10.35%/Aug        9.85%           Repaid        1.68       20 yrs
      Baptist Church,                                                  2016
      Inc.

105.  Aloha Christian      09/96    1,380,000          48%      10.20%/Sept        9.85%           Repaid        3.30       20 yrs
      Life Center                                                      2016

106.  New Life             10/96    1,300,000          59%       10.20%/Oct        9.85%          Current        3.58       20 yrs
      Baptist Church                                                   2016
      of Thurston Cty

107.  Centennial Star      11/96      450,000          59%       10.30%/Nov        9.85%          Current        3.59       20 yrs
      of Bethlehem                                                     2016
      Baptist

108.  Cornerstone          12/96    4,680,000          69%       10.00%/Dec        9.85%          Current        1.58       15 yrs
      Church                                                           2011

109.  United Baptist       12/96    1,525,000          61%       10.20%/Dec        9.85%          Current        2.55       20 yrs
      Church                                                           2016

110.  Spring Lake          02/97      600,000          67%       10.20%/Feb        9.85%          Current        3.84       20 yrs
      Church of                                                        2017
      Christ

111.  New Jerusalem        03/97    2,300,000          67%       10.20%/Mar        9.85%          Default        2.69       20 yrs
      Church                                                           2017

112.  Aloha Christian      04/97      490,000          52%       10.20%/Apr        9.90%           Repaid        2.34       20 yrs
      Life Center                                                      2017

113.  Bethany Baptist      04/97    1,750,000          36%       10.20%/Apr        9.80%          Current        2.67       20 yrs
      Church                                                           2017

114.  Original Holy        04/97      675,000          52%      10.10% /Apr        9.84%          Current        1.26       20 yrs
      Ark Missionary                                                   2017
      Baptist Church

115.  Bethlehem            05/97    1,200,000          51%       10.10%/May        9.84%          Current        1.05       20 yrs
      Temple                                                           2017
      Community
      Church of
      Rialto

116.  Centro de            05/97      650,000          65%       10.10%/Jun        9.80%          Current        1.98       20 yrs
      Capacitiacion                                                    2017
      Christiana


------------------------

(1) Ratio (expressed as a percentage of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan.

(2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing.

(3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term.

(4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.

                                                                                                             RATIO OF
                                                                                                             MORTGAGE
                                                                                                             DEBT TO
                          DATE      PRINCIPAL     LOAN-TO-    HIGH BOND(2)     AVERAGE                        ANNUAL
                       FINANCING    AMOUNT OF      VALUE       YIELD/LAST      INTEREST                     SUPPORT &     TERM IN
        ISSUER NAME    EFFECTIVE    FINANCING     RATIO(1)    MATURITY DATE    RATE(3)     PAYMENT STATUS   REVENUE(4)     YEARS
      ---------------  ----------   ----------   ----------   -------------   ----------   --------------   ----------   ---------
117.  Teen Mania           07/97    2,300,000          65%      10.10%/July        9.81%          Current        4.34       20 yrs
      Ministries,                                                      2017
      Inc.

118.  Full Gospel          07/97    1,525,000          71%      10.10%/July        9.84%          Current        1.48       20 yrs
      Christian                                                        2017
      Assembly

119.  Greater Mt.          07/97    1,185,000          75%      10.10%/July        9.84%          Current        1.75       20 yrs
      Zion Missionary                                                  2017
      Baptist Church

120.  Church of the        08/97    1,100,000          55%      10.10%/July        9.94%          Current        1.06       20 yrs
      Great                                                            2017
      Commission

121.  City Church          09/97    1,600,000          48%     10.10%/Sept.        9.81%          Current        1.04       20 yrs
                                                                       2017

122.  Sharon Baptist       10/97    6,200,000          61%      10.10%/Oct.        9.81%          Current        1.19       20 yrs
                                                                       2017

123.  New Hope             10/97    2,300,000          53%      10.10%/Oct.        9.79%          Current        1.07       20 yrs
      Missionary                                                       2017
      Baptist Church

124.  The Holy Way         10/97    1,500,000          68%       10.10%/Oct        9.80%          Default        1.49       20 yrs
      Church, Inc.                                                     2017

125.  Swope Parkway        11/97    1,200,000          63%       10.10%/Nov        9.78%          Current        1.14       20 yrs
      Church of                                                        2017
      Christ

126.  The Community        11/97    1,000,000          60%       10.10%/Nov        9.94%          Current        1.03       20 yrs
      Protestant                                                       2017
      Church Co-op
      City

127.  Gospel               02/98    3,550,000          59%      10.10%/Feb.        9.78%          Current        1.63       20 yrs
      Tabernacle                                                       2018
      Church

128.  New York Dong        03/98      735,000          53%      10.00%/Mar.        9.73%          Current        2.02       20 yrs
      Yang First                                                       2018
      Church

129.  New Life             03/98      495,000          75%      10.10%/Mar.       10.01%          Current        1.28       20 yrs
      Baptist                                                          2018

130.  Church of the        04/98    1,900,000          60%      10.10%/Apr.        9.84%          Current        1.09       20 yrs
      Great                                                            2018
      Commission

131.  Spiritual Life       05/98    1,985,000          75%        9.85%/May        9.68%          Current        1.88       15 yrs
      Ministries,                                                      2013
      Inc.

132.  The Lee              06/98    1,000,000          63%        9.80%/Jun        9.64%          Current        2.00       15 yrs
      Memorial A.M.E.                                                  2013
      Church, Inc.

133.  Harvest              06/98    2,400,000          72%       10.00%/Jun        9.52%          Current        2.32       20 yrs
      Community                                                        2018
      Church

134.  New Vision Full      07/98    1,125,000          70%        9.95%/Jul        9.67%          Current        1.39       20 yrs
      Gospel Baptist                                                   2018
      Church, Inc.

135.  United Baptist       07/98      755,000          68%        9.95%/Jul        9.95%          Current        1.14       20 yrs
      Church                                                           2018

136.  Raleigh              08/98    3,420,000          75%        9.85%/Aug        9.57%          Current        1.09       20 yrs
      Christian                                                        2018
      Community, Inc.

137.  Teen Mania           09/98    1,650,000          67%       9.75%/Sept        9.52%          Current        5.43       20 yrs
      Ministries,                                                      2018
      Inc.

138.  Linconia             08/98    1,100,000          67%        9.80%/Aug        9.51%          Current        1.18       20 yrs
      Tabernacle                                                       2018
      Christian
      Center

139.  New Generation       09/98    1,285,000          68%       9.70%/Sept        9.41%          Current        1.23       20 yrs
      Ministries,                                                      2018
      Inc.

140.  Sharon Baptist       10/98    1,325,000          74%        9.65%/Oct        9.52%          Current        1.13       20 yrs
      Church of                                                        2018
      Philadelphia,
      Inc.

141.  Full Gospel          10/98    2,670,000          68%        9.70%/Oct        9.38%          Current        1.30       20 yrs
      Pentecostal                                                      2018
      Church

142.  Centennial Star      11/98    1,845,000          64%        9.35%/Nov        9.14%          Current        2.62       20 yrs
      of Bethlehem                                                     2018
      Church

143.  St. Agnes            12/98    4,575,000          75%        9.30%/Dec        9.12%          Current        3.96       20 yrs
      Missionary                                                       2018
      Baptist Church

144.  Greater Open         11/98      900,000          75%        9.80%/Nov        9.54%          Current        1.56       20 yrs
      Door Church of                                                   2018
      God in Christ

145.  Southern             02/99    5,275,000          60%        9.25%/Feb        9.08%          Current        1.88       20 yrs
      California Word                                                  2019
      of Faith

146.  Spiritual Life       02/99      255,000          71%        9.50%/Feb        9.50%          Current        1.66       15 yrs
      Ministries                                                       2014

147.  St. Agnes            03/99    5,350,000          75%        9.20%/Mar        9.02%          Current        1.96       20 yrs
      Missionary                                                       2019
      Baptist Church

148.  Holman Street        04/99    4,335,000          67%        9.20%/Apr        9.01%          Current        1.49       20 yrs
      Baptist Church                                                   2019

149.  Integrity            04/99    1,875,000          71%        9.20%/Apr        9.01%          Current        1.92       20 yrs
      Church                                                           2019
      International,
      Inc.

150.  Greater St.          04/99    1,850,000          72%        9.20%/Apr        9.01%          Current        1.95       20 yrs
      Matthew Baptist                                                  2019
      Church

151.  Sharon Baptist       04/99    2,075,000          73%        9.20%/Apr        9.07%          Current        1.51       20 yrs
      Church                                                           2019


------------------------

(1) Ratio (expressed as a percentage of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan.

(2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing.

(3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term.

(4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.

    In January 1988, American, including the principals of the Advisor, underwrote the offering of $1,425,000 principal amount of insured first mortgage bonds issued by Palm Beach Cathedral Assembly of God, Inc., Lake Park, Florida ("Palm Beach"). In approximately July 1990, Palm Beach defaulted in its obligation to make weekly sinking fund payments, thus interest payments to bondholders ceased. Palm Beach filed for reorganization under Chapter 11 of the United States Bankruptcy Code, and in early 1994, its Plan of Reorganization (the "Plan") was confirmed by the bankruptcy court. Pursuant to the Plan, holders of the bonds received a ratable distribution of $550,000 cash, representing a return of approximately 39% of their principal investment. In addition, the holders of the bonds retained their first mortgage interest in the real estate and improvements, and Palm Beach is required to repay the balance of the principal in its entirety over 18 years, plus interest accrued to the confirmation date of the Plan, subject to earlier repayment in certain circumstances. The $550,000 distribution to the holders of the bonds was derived from a portion of a $700,000 loan made by the bond insurance company to Palm Beach in consideration of a complete release of further obligations, if any, of the insurer in connection with the bond default. The balance currently owed to bondholders is approximately $1.2 million (including accrued interest).

    In March 1992, American, including the principals of the Advisor, underwrote the offering of $720,000 principal amount of first mortgage bonds issued by World Missions Assembly, Inc., Brooklyn, New York ("World"). In September 1993, the bond trustee declared World's bonds in default due to World's failure to make all payments of principal and interest with respect to the bonds as due. Shortly thereafter, the bond trustee filed an action in New York State Supreme Court to enforce the bondholders' rights under the trust indenture governing the bonds and to foreclose upon World's real property and improvements securing the bonds. The outstanding principal balance of the bonds at the time of default was $687,000. Interest accrues on the remaining principal balance at a rate of approximately 11% per annum. The foreclosure action has been completed on behalf of the bondholders and the bond trustee listed the real estate and improvements for sale on behalf and for the benefit of the bondholders. On June 30, 1999 the property securing the Bonds was sold to an organization known as the Black Veterans of Social Justice. The property was sold for $499,990. From that amount, expenses were deducted including the broker's commission and closing costs. In addition, the trustee has been reimbursed for legal fees and expenses associated with this matter. After expenses, the amount to be distributed to the bondholders is approximately $295,000. There are $687,000 in principal bonds outstanding. Therefore, each $1,000 face value bond of World Missions will receive $430. The payment to the bondholders represents the final action taken by the trustee on the bonds.

    In June 1993, American, including the principals of the Advisor, underwrote the offering of $700,000 principal amount of first mortgage bonds issued by Faith Southwest Baptist Church, Houston, Texas ("Faith"). In June 1997, Faith failed to make its quarterly interest and principal payment to bondholders. Based on information currently available through counsel and the bond trustee, Faith ceased making sinking fund payments in the spring of 1997. As of June 1, 1998 Faith has re-commenced its sinking fund payments and is in the process of negotiating with the bond trustee and its legal counsel to abate the trustee's foreclosure action provided that Faith remains current on its sinking fund payments, and supplements each payment by an amount scheduled to recover the current interest arrearage of approximately $87,000 over a four-year period. There can be no assurance that such a definitive agreement between Faith and the bond trustee will be reached, and, if reached, that Faith will be able to make all such scheduled payments. In such event, the bond trustee expects to proceed with its foreclosure action and sell the church property for the benefit of bondholders.

    In March 1997, American, including the principals of the Advisor, underwrote the offering of $2,300,000 principal amount of first mortgage bonds issued by New Jerusalem Church, Lansing Michigan ("New Jerusalem"). In March 1999, New Jerusalem failed to make its quarterly interest and principal payment to bondholders. Based on information currently available through counsel and the bond trustee, New Jerusalem has represented its inability to meet its obligation due to cash flow problems caused by an excess of expenses of tithes and offerings, and by periodic reductions in support and revenues. The Church is optimistic that it can overcome this problem once it opens its new "Charter School" in September 1999, for which the Lansing School District and/or State of Michigan will compensate the Church at a projected annual rate of $6,600 per student. The Church maintains that it can attract close to its authorized maximum of 300 students to the Charter School, which will then be operated by an independent school management company. The Church projects that its net income will range from $150,000 to $350,000 per year thorough the Charter School revenue. In addition, the Church will make weekly payments of $4,000 rather than their current $5,300 and continue these payments uninterrupted until September 15, 1999, when the Charter School is scheduled to be operating and generating cash flow to the Church. Commencing the week of September 15(th), 1999 the Church's weekly payment will be elevated back to $5,300 per week, and adjusted incrementally upward thereafter at six-month intervals until all missed interest is recovered by the trustee and paid back to the bondholders. There can be no assurance that this effort to mitigate the Church's cash flow problem until the Charter School is opened will be successful. If the Church does not make its adjusted payments, the Trustee will then initiate foreclosure or take whatever other appropriate measures are necessary to protect bondholder's investment.

    In October 1997, American, including the principals of the Advisor, underwrote the offering of $1,500,000 principal amount of first mortgage bonds issued by The Holy Way Church, Inc. ("Holy Way"). In March 1999, the trustee notified the bondholders that Holy Way had failed to make their required weekly sinking fund (mortgage) payments since January 28, 1999 and under the terms of the trust indenture an "Event of Default" existed and the trustee intends to take appropriate actions to protect the interest of bondholders. The bonds were issued to provide funds for Holy Way to acquire two parcels of real estate, the first ("Parcel A") for the sum of $400,000 and the second ("Parcel B") for the sum of $1,000,000. Parcel A was acquired by the Church shortly after the bonds were issued. The Church has not completed the purchase of Parcel B and the trustee was holding approximately $1,000,000 of bond and other proceeds earmarked originally for the purchase of Parcel B, together with interest earnings on these proceeds. The trustee has exercised its rights under the trust indenture to apply these funds to the Church's obligations under the indenture. On April 15, 1999 the trustee returned 64.75% of the principal amount outstanding to each bondholder along with interest entitled to each bondholder through this date. An "Event of Default" still exists and the trustee will initiate foreclosure or take whatever other appropriate measures are necessary to protect the remaining bondholder's investment.

    The Company makes no representations as to the status of first mortgage bond offerings underwritten by American after the date of this prospectus. The status of first mortgage bond offerings may change during this Offering and the Company will not undertake to amend & supplement this Prospectus to reflect any such changes.

                                                                       EXHIBIT A

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Subscription Agreement
     Amount $ ________________________ Number of Shares __________________
            Dividend Reinvestment Options    ______ yes    ______ no

---------------------------------------------------------------------------------------------------------------

OWNERSHIP           Name(s)
                           ------------------------------------------------------------------------------------
REGISTRATION:                                           (investor(s) names)
                    Address
                           ------------------------------------------------------------------------------------

                    City                                                        State                Zip
                        -------------------------------------------------------      ---------------    --------

                    Social Security #     -    -    or Tax I.D.#           Date(s) of Birth
                                      ---- ---- ----            ---- ----                     ---- / ---- / ----
                                          -    -
                                      ---- ---- ----                                          ---- / ---- / ----

Under penalties of perjury, the undersigned certifies (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to back up withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
----------------------------------------------------------------------------------------------------------------

MAILING ADDRESS     Name(s)
FOR CORRESPONDENCE         -------------------------------------------------------------------------------------
AND CASH            Address
DISTRIBUTIONS:             -------------------------------------------------------------------------------------
(If different from  City                                                        State                Zip
above)                  -------------------------------------------------------      ---------------    --------
----------------------------------------------------------------------------------------------------------------
TITLE TO        ----- Individual            ----- Tenants in Common        ----- IRA        ----- Partnership
BE HELD:        ----- Joint Tenants/Rights  ----- Corporation              ----- Trust      ----- Pension Plan
                      of Survivorship       ----- Transfer on Death (TOD)  ----- Custodian  ----- Profit Sharing
----------------------------------------------------------------------------------------------------------------
SIGNATURES:     The undersigned hereby represents and warrants that:

                (i)   he/she is or will be in a financial position appropriate to enable him/her to realize, to a significant extent, the benefits discussed in the Prospectus;
                (ii)  he/she has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity;
                (iii) the Shares are otherwise suitable for the above-named investor based on the factors set forth in the Prospectus; and
                (iv)  a copy of the Prospectus, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

                Executed this       day of            , 199    at                    (city)              (state)
                              ----        ------------     ---   ---------------------     --------------

                Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.)
                                                                                    ----------------------------
                Additional Signature (if joint tenant)
                                                      ----------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
On the basis of the foregoing representations and warranties, the Soliciting Dealer believes that the Shares are suitable for the above-named investor(s) and we have informed the investor(s) of the illiquidity of the
Shares, and the investor(s) has a fair market net worth sufficient to sustain the risks inherent in the Shares.

SOLICITING      Firm
DEALER              --------------------------------------------------------------------------------------------
ENDORSEMENT:
                Registered Representative                                          Phone
                                         ----------------------------------------        -----------------------
                Address
                       -----------------------------------------------------------------------------------------

                Dealer Authorized Signature
                                           ---------------------------------------------------------------------
NOTE:           CHECKS TO BE MADE PAYABLE TO:  AMERICAN INVESTORS GROUP, INC., 10237 Yellow Circle Drive,
                Minnetonka, MN 55343
----------------------------------------------------------------------------------------------------------------
  Accepted by:  AMERICAN CHURCH MORTGAGE CORPORATION

                By: Church Loan Advisors, Inc.                                     Date
                    --------------------------------------------------------------     -------------------------
                                   (Advisor)                    (Officer)
----------------------------------------------------------------------------------------------------------------

    WHITE--ISSUER       YELLOW--INVESTOR   PINK--BROKER-DEALER      GOLD--BROKER

                                                                       EXHIBIT B

                            1,500,000 COMMON SHARES

                        AMERICAN CHURCH MORTGAGE COMPANY

                            SUITABILITY CERTIFICATE

                  (to be returned with Subscription Agreement)

TO:  American Church Mortgage Company
     10237 Yellow Circle Drive
     Minnetonka, Minnesota 55343

I certify that: (please check one)

_______ I (either individually or with my spouse) had an annual gross income of at least $45,000 during the previous calendar year, have a net worth of at least $45,000 (exclusive of my (our) principal residence and its furnishings and automobiles), and am purchasing Common Shares for my
        (our) own account or for my (our) retirement plan or trust.

_______ I (either individually or with my spouse) have a net worth of at least
        $150,000 (exclusive of my (our) principal residence and its furnishings and automobiles) and am purchasing Common Shares for my (our) own account or for my (our) retirement plan or trust.

       In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

Dated: __________________________

                                        ______________________________________
                                        (Signature)

                                        ______________________________________
                                        (Print or type name)

   If the purchaser is an entity:

                                        ______________________________________
                                        (Print or type name of entity)

                                        ______________________________________
                                        (Print or type title or position of
                                        signatory)

                                        NOTE:  The person signing this
                                               Certificate warrants, by his
                                               signature above, that he or she
                                               is fully authorized and empowered
                                               by the entity named above to make
                                               the representations contained
                                               herein with respect to such
                                               entity.

Note: The Underwriters will forward to the Company subscription agreements and checks by noon the next business day following receipt thereof in compliance with SEC Rule 15c2-4. Subscriptions may be rejected for any reason. If a subscription is rejected, the Company will promptly refund to the investor the consideration paid for the Shares without deduction or interest. Subscriptions will be accepted or rejected within four (4) business days. If a subscription is accepted, a confirmation will be mailed within two weeks of acceptance of the investor as a Shareholder.

    WHITE--ISSUER    YELLOW--INVESTOR    PINK--BROKER-DEALER    GOLD--BROKER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER AMERICAN CHURCH MORTGAGE COMPANY NOR THE UNDERWRITER HAS AUTHORIZED ANYONE TO PROVIDE ANY OTHER INFORMATION. THIS PROSPECTUS ISN'T AN OFFER TO SELL TO--NOR IS IT SEEKING AN OFFER TO BUY THESE SHARES FROM--ANY PERSON IN ANY JURISDICTION IN WHICH IT IS ILLEGAL TO MAKE AN OFFER OR SOLICITATION. THE INFORMATION HERE IS CORRECT ONLY ON THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                            ------------------------

DEALERS EFFECTING TRANSACTIONS IN THE SHARES OFFERED BY THIS PROSPECTUS, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS UNTIL 45 DAYS AFTER COMPLETION OF THIS OFFERING. DEALERS MAY ALSO BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND FOR THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,500,000 SHARES

                                AMERICAN CHURCH
                                MORTGAGE COMPANY

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                         AMERICAN INVESTORS GROUP, INC.

                                August 26, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee..............................................  $   5,000
NASD Filing Fee...................................................      2,150
*Blue Sky Qualification Fees and Expenses.........................     15,000
*Fees of Transfer Agent...........................................      4,000
*Printing and Engraving...........................................     15,000
**Underwriter's Expense Allowance.................................    133,000
*Legal Fees and Expenses..........................................     12,850
*Accounting Fees and Expenses.....................................      6,000
*Miscellaneous....................................................     10,000
                                                                    ---------
    Total.........................................................  $ 203,000
                                                                    ---------
                                                                    ---------

------------------------

 *  The amount has been estimated.

** Assumes all Shares are sold. The Company has agreed to pay the non-accountable expense allowance in the amount of $35,000 on the first 100,000 Shares sold and $7,000 on each increment of 100,000 Shares sold thereafter.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article 7 of the Registrant's Amended and Restated Articles of Incorporation, and Article 5 of the Registrant's Amended and Restated Bylaws, included as Exhibits 3.1 and 3.2 respectively, provide for indemnification of the Directors and Officers of the Registrant against liability to the full extent permitted under Minnesota law, as limited by the NASAA Statement of Policy Regarding REITs, adopted September 29, 1993. Subject to any limitations contained below, the Company shall indemnify and hold harmless the Directors, Advisors or Affiliates who are performing services on behalf of the Company and acting within the scope of the Director's authority against any and all losses or liabilities reasonably incurred by them and connection with or by reason of any act performed or omitted to be performed by them and that (i) the Directors, Advisors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) such liability or loss was not the result of: (a) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates, or (b) gross negligence or willful misconduct by the Independent Trustees, and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the shareholders.

    The Company shall not indemnify any Person, including any person acting as a broker-dealer, for any liability imposed by the judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of Shares. Notwithstanding anything to the contrary in the preceding paragraph, however, the Company may indemnify a Director, Advisor or Affiliate for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws provided one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity, or (c) a court of competent jurisdiction approves a settlement or the claims against a particular indemnity and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Company's Shares were offered and sold as to indemnification for violations of securities laws.

    The indemnification provided by the provisions of the Amended and Restated Articles of Incorporation shall continue for the period of time of service or for any matter arising out of the term of service as to an indemnified party and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Company shall not pay for any insurance covering liability of the indemnified party for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming an indemnified party or a party potentially entitled to indemnification hereunder as an additional insured party thereunder. Nothing contained in the Amended and Restated Articles of Incorporation shall constitute a waiver by any person entitled to indemnification of any right which he or she may have against any party under federal or state securities laws.

    The Company may not advance funds to a Director, Advisor or Affiliate for legal expenses and other costs incurred as a result of a legal action for which indemnification is being sought unless all of the following conditions are satisfied: (1) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (2) The legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (3) The Directors, Advisors or Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisors or Affiliates are found not to be entitled to indemnification.

    Section 6 of the form of Underwriting Agreement, included as Exhibit 1.0 hereto provides for the indemnification by the Underwriter of the Registrant's Directors and Officers who have signed or will sign any Registration Statement of the Company against certain civil liabilities arising in connection with the offer and sale of the Shares, including liabilities under the Securities Act of 1933, as amended. Such indemnification is limited by the above provisions.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS

Audited Financial Statement:
  Report of Independent Auditors
  Balance Sheet at June 30, 1998 and 1999
    (unaudited)
  Balance Sheet at December 31, 1995, 1996,
    1997 and 1998
  Statements of Operations for the Years
    Ended December 31, 1995, 1996, 1997 and
    1998 and for the Six Months Ended June
    30, 1998 and 1999 (unaudited)
  Statement of Stockholders' Equity for the Years Ended December 31, 1995, 1996, 1997 and 1998 and for the Six Months Ended
    June 30, 1999 (unaudited)
  Statements of Cash Flows for the Years
    Ended December 31, 1995, 1996, 1997 and
    1998 and for the Six Months Ended June
    30, 1998 and 1999 (unaudited)

   SCHEDULES

      None

(b) EXHIBITS

  EXHIBIT                                                                                                METHOD OF
  NUMBER     TITLE                                                                                        FILING
-----------  ---------------------------------------------------------------------------------------  ---------------
       1     Forms of Underwriting Agreement, Soliciting Dealer Agreement and Agreement Between
               Underwriters.........................................................................        (5)

       3.1   Amended & Restated Articles of Incorporation of the Company............................        (1)

       3.2   Amended & Restated By-laws of the Company..............................................        (1)

       4     Specimen Certificate of Common Stock, $0.1 par value...................................        (1)

       5     Opinion Letter of Maun & Simon, PLC as to the legality of the securities...............        (5)

       8     Opinion Letter of Maun & Simon, PLC as to certain tax matters relating to the
               securities...........................................................................        (5)

      10.1   Supplement and Amendment to Advisory Agreement Between the Company and Church Loan
               Advisors, Inc........................................................................        (2)

      10.2   Amendment No. 1 to Amended Advisory Agreement between the Company and Church Loan
               Advisors, Inc........................................................................        (5)

      10.3   Dividend Reinvestment Plan of the Company..............................................        (5)

      10.4   Stock Option Plan for Directors and Advisor (includes form of Stock Option Agreement
               Exhibit "A").........................................................................        (5)

      10.5   Gemisys Corporation Agreement to act as Transfer Agent, Registrar and Dividend
               Reinvestment Agent...................................................................        (5)

      10.6   $1,000,000 Promissory Note payable to Beacon Bank, Shorewood, MN dated July 22, 1999...         *

      10.7   Security Agreement between the Company and Beacon Bank dated July 22, 1999.............         *

      23     Consent of Auditor.....................................................................         *

      23.2   Consent of Counsel.....................................................................        (3)

      24     Power of Attorney......................................................................        (4)

------------------------

*   File herewith

(1) Incorporated by reference to the Registrant's filing on Form 8-A dated April 30, 1999.

(2) Incorporated by reference to the Registrant's filing on Form S-11/A filed August 18, 1997 for Registration Number 333-27601.

(3) Included within Exhibit 5 to the Registrant's filing on Form S-11 filed June 29, 1999 for Registration Number 333-81819.

(4) Included within signature page to the Registrant's filing on Form S-11 filed June 29, 1999 for Registration Number 333-81819.

(5) Incorporated by reference to the Registrant's filing on Form S-11 filed June 29, 1999 for Registration Number 333-81819.

ITEM 37. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suite or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby further undertakes:

    (1) To remove from registration by means of a post-effective amendment any of the securities being registered for sale to the public pursuant to the prospectus (part I) which remain unsold at the termination of the offering.

    (2) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

    (3) To send to each shareholder at least on an annual basis a detailed statement of all transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    (4) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933, during the distribution period describing each property involving the use of 10% or more (on a cumulative basis) of the total assets of the Registrant, and which has not been identified in the prospectus, and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the shareholders. Each sticker supplement shall disclose all compensation and fees received by the Advisor and/or its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 Regulation S-X for such properties acquired during the distribution period.

    (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bond fide offering thereof.

    (6) The Registrant undertakes to provide to the shareholders the financial statements required by Form 10-KSB for each full fiscal year of the Registrant's operations.

    (7) That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

    (8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% of more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933 the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 26th day of August, 1999.

                                AMERICAN CHURCH MORTGAGE COMPANY

                                By:            /s/ DAVID G. REINHART
                                     -----------------------------------------
                                                 David G. Reinhart,
                                              PRESIDENT AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates set forth below opposite their respective names:

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

    /s/ DAVID G. REINHART
------------------------------  President and Treasurer       August 26, 1999
      David G. Reinhart

      /s/ V. JAMES DAVIS
------------------------------  Vice President and            August 26, 1999
        V. James Davis            Secretary

  /s/ KIRBYJON H. CALDWELL*
------------------------------  Director                      August 26, 1999
     Kirbyjon H. Caldwell

 /s/ ROBERT O. NAEGELE, JR.*
------------------------------  Director                      August 26, 1999
    Robert O. Naegele, Jr.

     /s/ DENNIS J. DOYLE*
------------------------------  Director                      August 26, 1999
       Dennis J. Doyle

     /s/ JOHN M. CLAREY*
------------------------------  Director                      August 26, 1999
        John M. Clarey

* By David G. Reinhart and V. James Davis, Attorneys-in-Fact.